Exhibit 4.3

Execution Version

BREAD FINANCIAL CARD ISSUANCE TRUST

as Issuer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Indenture Trustee and Paying Agent

and

U.S. BANK NATIONAL ASSOCIATION

as Securities Intermediary

INDENTURE

Dated as of June 11, 2026

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(continued)

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(continued)

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(continued)

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(continued)

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(continued)

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(continued)

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EXHIBITS

EXHIBIT A	FORM OF INVESTMENT LETTER

EXHIBIT B	FORM OF ANNUAL CERTIFICATION

EXHIBIT C	SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

SCHEDULE

SCHEDULE I	REQUIREMENTS OF FDIC RULE

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RECONCILIATION AND TIE BETWEEN TRUST INDENTURE

ACT OF 1939 AND INDENTURE PROVISIONS*

Trust Indenture Act Section	Indenture Section
310(a)(1)	8.09
(a)(2)	8.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	8.09
(b)	8.08, 8.10(d)(i)
(c)	Not Applicable
311(a)	8.13
(b)	8.13
(c)	Not Applicable
312(a)	9.01, 9.02(a)
(b)	9.02(b)
(c)	9.02(c)
313(a)	9.03(a)
(b)	9.03(c)
(c)	9.03(c)
(d)	9.03(d)
314(a)	9.04, 11.04
(b)	1.02; 1.03; 2.01
(c)(1)	1.02; 1.03; 6.01(c)
(c)(2)	1.02; 1.03; 6.01(c)
(c)(3)	1.02; 1.03; 6.01(c)
(d)(1)	2.02; 2.07
(d)(2)	Not Applicable
(d)(3)	Not Applicable
(e)	2.02
(f)	1.02; 11.04
315(a)	8.01(a); 8.01(b)
(b)	8.02
(c)	8.01(c)
(d)	8.01(d); 8.01(e); 8.03
(e)	7.16
316(a)(1)(A)	7.14
316(a)(1)(B)	7.15
316(a)(2)	Not Applicable
316(b)	7.10
317(a)(1)	7.03; 7.05
317(a)(2)	7.04
317(b)	7.06

*	This reconciliation and tie shall not, for any purpose, be part of the within Indenture.

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318(a)	1.07
318(c)	1.07

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INDENTURE, dated as of June 11, 2026, by and between BREAD FINANCIAL CARD ISSUANCE TRUST, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), having its principal office in care of the Owner Trustee at 103 Bellevue Parkway, 3rd Floor, Wilmington, DE 19809, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, in its capacity as Indenture Trustee (the “Indenture Trustee”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, in its capacity as Securities Intermediary (the “Securities Intermediary”).

RECITALS OF THE ISSUER

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its asset backed notes (the “Notes”) in one or more Series or Classes, as provided in this Indenture and any related Indenture Supplement.

The Issuer, through this Indenture, has provided for the grant of the Security Interest in the Collateral to the Indenture Trustee for the benefit and security of the Noteholders and the Indenture Trustee, to the extent and as provided herein.

The Indenture Trustee acknowledges and accepts the grant of the Security Interest and agrees to perform its duties as provided herein, and the Securities Intermediary acknowledges and accepts its appointment and agrees to perform its duties as provided herein.

All things necessary to make this Indenture a valid and legally binding agreement of the Issuer, in accordance with its terms, and to make the Notes, when executed by the Issuer and authenticated and delivered as provided herein, valid obligations of the Issuer, have been done.

GRANTING CLAUSE

The Issuer hereby grants to the Indenture Trustee, for the benefit and security of the Noteholders and the Indenture Trustee, in its individual capacity, a first priority security interest in all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the following:

(i)

(A) the Receivables existing at the opening of business on the Initial Transfer Date, in the case of Receivables arising in the Initial Accounts (including Related Accounts and Transferred Accounts with respect to such Initial Accounts), and thereafter created from time to time in such Accounts until the earlier of either (x) the removal of such Accounts pursuant to Section 2.12 of the Transfer Agreement or (y) the termination of the Issuer, (B) the Receivables existing at the opening of business on each applicable Addition Date, in the case of Receivables arising in the Additional Accounts (including Related Accounts and Transferred Accounts with respect to such Additional Accounts), and thereafter created from time to time in the Accounts until the earlier of either (x) the removal of such Accounts pursuant to Section 2.12 of the Transfer Agreement or (y) the termination of the Issuer, and (C) the Interchange, Insurance Proceeds, Recoveries, and Merchant Discount Fees allocable to the Issuer as provided in the Transfer Agreement and the Servicing Agreement;

(ii)	the Excess Funding Account;

(iii)	the Collection Account;

(iv)	each Supplemental Issuer Account;

(v)

all Eligible Investments and all investment property, money and other property on deposit in, credited to, or held in the Collection Account, the Excess Funding Account or any Supplemental Issuer Account;

(vi)	all rights, benefits and powers under the Transfer Agreement and the Servicing Agreement;

(vii)

all present and future claims, demands, causes of and choses in action in respect of any of the foregoing and all interest, principal, payments and distributions of any nature or type on any of the foregoing;

(viii)

all accounts, general intangibles, chattel paper, instruments, documents, goods, money, investment property, deposit accounts, letters of credit, letter-of-credit rights and oil, gas and other minerals consisting of, arising from, or relating to any of the foregoing;

(ix)	all monies due or to become due with respect to all of the foregoing;

(x)	all amounts received with respect to all of the foregoing; and

(xi)	all proceeds of the foregoing;

in each case, excluding all amounts distributable to the Holders of the Transferor Interest pursuant to the terms of any Transaction Document.

The property described in the preceding sentence is collectively referred to as the “Collateral.” The Security Interest in the Collateral is granted to secure the Notes (and the related obligations under this Indenture), equally and ratably without prejudice, priority or distinction between any Note by reason of difference in time of issuance or otherwise, except as otherwise expressly provided in this Indenture or in the Indenture Supplement which establishes any Series or Class of Notes, and to secure (i) the payment of all amounts due on such Notes in accordance with their terms, (ii) the payment of all other sums payable by the Issuer under this Indenture or any Indenture Supplement relating to the Notes and (iii) compliance by the Issuer with the provisions of this Indenture or any Indenture Supplement relating to the Notes. This Indenture, as may be supplemented, is a security agreement within the meaning of the UCC.

The Indenture Trustee acknowledges the grant of such Security Interest, and accepts the Collateral in trust hereunder in accordance with the provisions hereof and agrees to perform its duties as set forth herein for the benefit and security of the Noteholders.

The Notes and other obligations under this Indenture and any Indenture Supplement relating to the Notes will benefit from the Security Interest to the extent (and only to the extent)

proceeds of and distributions on the Collateral are allocated for their benefit pursuant to the Indenture and the applicable Indenture Supplement.

AGREEMENTS OF THE PARTIES

To set forth or to provide for the establishment of the terms and conditions upon which the Notes are to be authenticated, issued and delivered, and in consideration of the premises and the purchase of Notes by the Holders thereof, it is mutually covenanted and agreed as follows, for the equal and proportionate benefit of all Holders of the Notes or of a Series or Class thereof, as the case may be.

LIMITED RECOURSE

The obligation of the Issuer to make payments of principal, interest and other amounts on the Notes is limited in recourse as set forth in Section 7.10.

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions. For all purposes of this Indenture and of any Indenture Supplement, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular and all terms defined in this Indenture shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein;

(2) all other terms used herein which are defined in the Trust Indenture Act or by Commission rule under the Trust Indenture Act, in the applicable Indenture Supplement, or in the Transfer Agreement or the Servicing Agreement, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation;

(4) unless the context otherwise requires, terms defined in the New York UCC and not otherwise defined in this Indenture or the applicable Indenture Supplement shall have the meanings set forth in the New York UCC;

(5) all references in this Indenture to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture as originally executed. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6) any reference herein to a “beneficial interest” in a security also shall mean, unless the context otherwise requires, a security entitlement with respect to such security, and any reference herein to a “beneficial owner” or “beneficial holder” of a security also shall mean, unless the context otherwise requires, the holder of a security entitlement with respect to such security. Any reference herein to money or other property that is to be deposited in or is on deposit in a securities account shall also mean that such money or other property is to be credited to, or is credited to, such securities account, and any reference herein to money that is to be credited to or is credited to a deposit account shall also mean that such money is to be deposited in, or is on deposit in, such deposit account; and

(7) “including” and words of similar import will be deemed to be followed by “without limitation.”

“60-Day Delinquent Receivables” means, as of any date of determination, all Receivables, other than Defaulted Receivables and Receivables in Removed Accounts, that are sixty (60) or more days delinquent as of the last day of the Monthly Period immediately preceding such date, as determined in accordance with the Account Guidelines.

“Account” has the meaning specified in the Transfer Agreement.

“Account Control Agreement” means the Securities Account Control Agreement, dated as of June 11, 2026, by and among the Trust, U.S. Bank Trust Company, National Association, as Indenture Trustee, and U.S. Bank National Association, as Securities Intermediary, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Account Guidelines” has the meaning specified in the Transfer Agreement.

“Accumulation Period” means, with respect to any Series or Class of Notes, a period following the Revolving Period during which Principal Collections are accumulated in an account for the benefit of the Noteholders of such Series or Class, which shall be the controlled accumulation period, the early accumulation period or other accumulation period, in each case as defined with respect to such Series or Class in the related Indenture Supplement.

“Act” when used with respect to any Noteholder, has the meaning specified in Section 1.04(a).

“Action” when used with respect to any Noteholder, has the meaning specified in Section 1.04(a).

“Addition Date” has the meaning specified in the Transfer Agreement.

“Additional Account” has the meaning specified in the Transfer Agreement.

“Adjusted Outstanding Principal Amount” means, at any time with respect to any Series or Class of Notes, the Outstanding Principal Amount of all Outstanding Notes of such Series or Class of Notes at such time, less any funds on deposit in respect of principal in any Issuer Account, as applicable, for the benefit of such Series or Class of Notes at such time.

“Administrator” has the meaning specified in the Servicing Agreement.

“Adverse Effect” means, whenever used with respect to any Series or Class of Notes with respect to any Action, that such Action will at the time of its occurrence (a) result in the occurrence of an Early Amortization Event or Event of Default relating to such Series or Class of Notes, as applicable, (b) materially adversely affect the amount or timing of payments to be made to the Noteholders of any such Series or Class of Notes pursuant to this Indenture, or (c) adversely affect the Security Interest of the Indenture Trustee in the Collateral unless otherwise permitted by this Indenture.

“Affiliate” shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” shall mean the power to direct the management and policies of a

Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Allocation Amount” means, with respect to any Outstanding Series or Class of Notes, an amount determined in accordance with the applicable Indenture Supplement.

“Amortization Period” means, with respect to any Series or Class of Notes, a period following the Revolving Period during which Principal Collections are distributed to Noteholders of such Series or Class, which shall be the controlled amortization period, the mandatory limited amortization period, the early amortization period or other amortization period, in each case as defined with respect to such Series or Class in the related Indenture Supplement.

“Asset Representations Review” means the review conducted by the Asset Representations Reviewer pursuant to the Asset Representations Review Agreement.

“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of June 11, 2026, by and among the Issuer, FTI Consulting, Inc., as Asset Representations Reviewer, and certain other parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Asset Representations Reviewer” means FTI Consulting, Inc., or any successor asset representations reviewer appointed in accordance with the Asset Representations Review Agreement.

“Authenticating Agent” means any Person authorized by the Indenture Trustee to authenticate Notes under Section 8.14.

“Authorized Officer” has the meaning specified in the Transfer Agreement or the Servicing Agreement, as applicable.

“Automatic Addition Suspension” has the meaning specified in the Transfer Agreement.

“Automatic Addition Suspension Date” has the meaning specified in the Transfer Agreement.

“Automatic Addition Termination Date” has the meaning specified in the Transfer Agreement.

“Automatic Additional Account” has the meaning specified in the Transfer Agreement.

“Available Finance Charge Collections” means, for any Monthly Period, (a) with respect to the Noteholders, the Finance Charge Collections paid to the Issuer and allocated to the Noteholders, and (b) with respect to any Series or Class of Notes, the amount of Finance Charge Collections in clause (a) allocated to such Series or Class of Notes, as applicable, plus investment earnings allocable to the amounts on deposit in the Collection Account and Excess Funding

Account allocable to such Series or Class of Notes, plus any other amounts, or allocable portion thereof, to be treated as Available Finance Charge Collections with respect to such Series or Class of Notes, subject to the applicable Indenture Supplement. For the avoidance of doubt, the amount of Available Finance Charge Collections for any Monthly Period shall be the aggregate of the amounts determined to be allocable to the Outstanding Series and to the Transferor Interest, as applicable, with respect to each Date of Processing in such Monthly Period.

“Available Principal Collections” means, for any Monthly Period, (a) with respect to the Noteholders, the Principal Collections paid to the Issuer and allocated to the Noteholders, and (b) with respect to any Series or Class of Notes, (i) the amount of Principal Collections in clause (a) allocated to such Series or Class of Notes, as applicable, plus (ii) any other amounts, or allocable portion thereof, to be treated as Available Principal Collections with respect to such Series or Class of Notes, subject to the applicable Indenture Supplement. For the avoidance of doubt, the amount of Available Principal Collections for any Monthly Period shall be the aggregate of the amounts determined to be allocable to the Outstanding Series and to the Transferor Interest, as applicable, with respect to each Date of Processing in such Monthly Period.

“Bank” means Comenity Capital Bank, a Utah industrial bank, and any successor (by merger or consolidation) or assign of Comenity Capital Bank.

“Bank Sponsor” means Comenity Capital Bank, an FDIC-insured depository institution, in its capacity as sponsor for purposes of the FDIC Rule, or any successor insured depository institution designated as sponsor for purposes of the FDIC Rule.

“Beneficiary” has the meaning specified in the Trust Agreement.

“Benefit Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to the provisions of Title I of ERISA, a “plan” described in and subject to Section 4975 of the Internal Revenue Code, or an entity whose underlying assets include “plan assets” by reason of an employee benefit plans or plan’s investment in the entity.

“BFF” means Bread Financial Funding, LLC, a Delaware limited liability company, and any successor (by merger or consolidation) or assign of Bread Financial Funding, LLC.

“Business Day” means any day other than (a) a Saturday or Sunday, or (b) a day on which banking institutions in New York, New York, or the city where the Corporate Trust Office is located, are authorized or required by law, executive order or governmental decree to be closed; provided that, for purposes of any particular Series or Class of Notes, the applicable Indenture Supplement may specify different or additional requirements.

“Certificate of Authentication” means the certificate of authentication of the Indenture Trustee, the form of which is described in Section 3.03, or the alternative certificate of authentication of the Authenticating Agent, the form of which is described in Section 8.14.

“Certificated Registered Note” means any Registered Note issued in definitive certificated form and not represented by a Global Note.

“Class” means, with respect to any Note, the class specified in the applicable Indenture Supplement.

“Collateral” has the meaning specified in the Granting Clause of this Indenture.

“Collection Account” has the meaning specified in Section 5.02(a).

“Collections” has the meaning specified in the Transfer Agreement.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such date.

“Corporate Trust Office” means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at (i) for note transfer/surrender purposes, U.S. Bank Trust Company, National Association, 111 Fillmore Avenue East, St. Paul, MN 55107, Attention: Bondholder Services, and (ii) for all other purposes U.S. Bank Trust Company, National Association, 190 South LaSalle Street, 7th Floor, Chicago, IL 60603 (email: mark.esposito@usbank.com), Attention: Bread Financial Card Issuance Trust, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Issuer, and the Transferor, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Issuer, and the Transferor).

“Cybersecurity Event” has the meaning specified in the Transfer Agreement.

“Default Amount” means, for any Monthly Period, with respect to Receivables included as part of the Trust Assets, an amount (which shall not be less than zero) equal to (a) the aggregate amount of Principal Receivables (other than Ineligible Receivables) which became Defaulted Receivables in such Monthly Period, minus (b) the amount of any Defaulted Receivables of which the Transferor became obligated to accept reassignment in accordance with Section 2.06 and Section 2.07 of the Transfer Agreement during such Monthly Period; provided, however, that if an Insolvency Event occurs with respect to the Transferor, the amount of such Defaulted Receivables which are subject to reassignment to the Transferor in accordance with the terms of the Transfer Agreement shall not be added to the sum so subtracted in clause (b) above.

“Defaulted Receivables” has the meaning specified in the Transfer Agreement.

“Defeasance” means the discharge of the Issuer’s obligations with respect to a Defeased Series or Class effected in accordance with Section 6.04.

“Defeasance Effective Date” means, with respect to any Defeased Series or Class, the date on which all conditions to Defeasance set forth in Section 6.04(c) have been satisfied or waived in accordance with this Indenture.

“Defeased Series or Class” means any Series or Class of Notes with respect to which a Defeasance has been effected in accordance with Section 6.04.

“Delinquency Percentage” means, for each Distribution Date and the related preceding Monthly Period, an amount equal to the ratio (expressed as a percentage) of (i) the aggregate balance of all 60-Day Delinquent Receivables as of the last day of the Monthly Period immediately preceding such Distribution Date to (ii) the aggregate balance of Receivables as of the last day of the Monthly Period immediately preceding such Distribution Date.

“Delinquency Trigger” means, with respect to any Distribution Date and the related Monthly Period, the Delinquency Percentage for such Distribution Date is greater than the Maximum Delinquency Percentage for such Distribution Date.

“Depository” means The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Exchange Act.

“Determination Date” means, with respect to any Distribution Date for any Series or Class, the second (2nd) Business Day prior to such Distribution Date; provided, however, that (a) the Determination Date for the first Distribution Date for any Series or Class shall be the date specified in the related Indenture Supplement and (b) if any Determination Date would otherwise fall on a day that is not a Business Day, such Determination Date shall be the immediately preceding Business Day. If a Distribution Date is adjusted or designated pursuant to this Indenture or the related Indenture Supplement, the related Determination Date shall be correspondingly adjusted to remain the second (2nd) Business Day prior to such adjusted Distribution Date, unless otherwise specified in the related Indenture Supplement.

“Discount Note” means a Note that provides for an amount less than the Stated Principal Amount (but not less than the Initial Principal Amount) thereof to be due and payable upon the occurrence of an Early Amortization Event or other optional or mandatory redemption or the occurrence of an Event of Default and the acceleration of such Note, in each case before the Expected Final Distribution Date of the applicable Note.

“Distribution Date” means, with respect to any Series or Class of Notes, the fifteenth (15th) day of each calendar month or, if such fifteenth (15th) day is not a Business Day, the next succeeding Business Day, or the date otherwise specified in the applicable Indenture Supplement for such Series or Class.

“Dollar,” “$” or “U.S. $” means United States dollars.

“DTC” has the meaning specified in Section 3.04(e).

“Early Amortization Event” has the meaning specified in Section 12.01.

“Eligible Deposit Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of an Eligible Institution.

“Eligible Institution” means (a) a depository institution (which may be the Indenture Trustee, the Owner Trustee or any Affiliate thereof) organized under the laws of the United States, any one of the states (including the District of Columbia) or territories thereof, or any domestic branch of a foreign bank, so long as such depository institution’s long-term issuer credit rating is at least “A” (or the equivalent) from each Rating Agency or its short-term issuer credit rating is at least “A-1” from S&P, “P-1” from Moody’s and “F1” from Fitch, or (b) any other institution that satisfies the publicly published, controlling and applicable ratings criteria established by each Rating Agency.

“Eligible Investments” means negotiable instruments, investment property, or deposit accounts which evidence:

(a) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America (having original or remaining maturities of no more than three hundred sixty-five (365) days);

(b) demand deposits, time deposits, money market deposit accounts or certificates of deposit (having original maturities of no more than the lesser of sixty (60) days or the number of days until the next Transfer Date) of depository institutions or trust companies (including an affiliate of the Indenture Trustee) organized under the laws of the United States of America, any state (including the District of Columbia) or territories thereof, or domestic branches of foreign banks, and subject to supervision and examination by federal or state banking or depository institution authorities; provided, that at the time of the Trust’s investment or contractual commitment to invest therein, the short-term debt of such depository institution or trust company shall have a short-term issuer rating from Moody’s, S&P and Fitch of “P-1”, “A-1” and “F1”, respectively;

(c) commercial paper (having original or remaining maturities of no more than thirty (30) days), that shall be rated, at the time of the Trust’s investment or contractual commitment to invest therein, by each of Moody’s, S&P and Fitch in its highest rating category (or, for so long as an Outstanding Series exists, any other rating from any Rating Agency, upon satisfaction of the Rating Agency Condition);

(d) bankers’ acceptances (having original maturities of no more than the lesser of sixty (60) days or the number of days until the next Transfer Date) issued by any depository institution or trust company referred to in clause (b) above;

(e) investments in money market funds rated “AAAm” by S&P, “Aaa-mf” by Moody’s and, if rated by Fitch, “AAAmmf” by Fitch or otherwise approved in writing by each Rating Agency; or

(f) any other investment that satisfies the publicly published, controlling and applicable ratings criteria established by each Rating Agency.

“Eligible Receivable” has the meaning specified in the Transfer Agreement.

“Entity” means any Person other than an individual or government (including any agency or political subdivision thereof).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Account” means the securities account established and maintained pursuant to the Escrow Deposit Agreement and Section 2.11, bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Indenture Trustee and the Noteholders of the applicable Defeased Series or Class.

“Escrow Deposit Agreement” means an agreement among the Issuer, the Indenture Trustee (acting as escrow agent or appointing an escrow agent acceptable to the Indenture Trustee) and, if applicable, a Securities Intermediary, providing for the establishment and maintenance of the Escrow Account and the deposit, custody, investment and application of Eligible Investments and funds therein.

“Event of Default” has the meaning specified in Section 7.01.

“Excess Funding Account” has the meaning specified in Section 5.02(b).

“Execution Date” means June 11, 2026.

“Expected Final Distribution Date” has, with respect to any Series or Class of Notes, the meaning specified in the applicable Indenture Supplement.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date hereof (or any amended or successor provisions), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any published intergovernmental agreement entered into in connection with the implementation of such sections of the Internal Revenue Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to such published intergovernmental agreement.

“FDIC” means the Federal Deposit Insurance Corporation or any successor thereto.

“FDIC Rule” means 12 C.F.R. § 360.6, as it may be amended from time to time and subject to such clarifications and interpretations as may be provided by the FDIC or by the FDIC’s staff from time to time, and any successor thereto.

“FDIC Rule Interpretations” means any applicable published or informal interpretations, statements of policy or staff guidance issued by the FDIC or its staff interpreting or relating to the FDIC Rule.

“FDIC Rule Requirements” means the requirements of the FDIC Rule that are applicable to the Issuer, the sponsor, the servicer, the securitization obligations or the securitized financial assets, including the disclosure and reporting requirements described in Schedule I.

“Federal Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time.

“Finance Charge Collections” has the meaning specified in the Transfer Agreement.

“Fitch” means Fitch Ratings, Inc., or any successor thereto.

“Floating Allocation Percentage” has, with respect to any Outstanding Series of Notes, the meaning specified in the related Indenture Supplement for such Series.

“Funding Instruction” means a written instruction delivered by the Servicer to the Indenture Trustee directing a payment, withdrawal or transfer to be made on a date that is not a Distribution Date, in each case solely to the extent expressly permitted by, and in accordance with the timing and other requirements set forth in, the applicable Indenture Supplement or the Servicing Agreement.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Global Note” means one or more Notes of a Series or Class, in fully registered form, registered in the name of the Depository or its nominee and representing the Notes of such Series or Class.

“Group” means any one or more Series of Notes which are specified as belonging to a common group (including any Group established by an Indenture Supplement) in the applicable Indenture Supplement. A particular Series may be included in more than one Group if the Indenture Supplement for such Series so provides.

“Holder” when used with respect to any Note, means a Noteholder.

“Indenture” or “this Indenture” means this Indenture, as amended, restated, supplemented or otherwise modified from time to time, including by Indenture Supplements for the issuance of Series of Notes entered into pursuant to the applicable provisions hereof.

“Indenture Supplement” means, with respect to any Series of Notes, a supplement to this Indenture, executed and delivered in conjunction with the issuance of such Notes pursuant to Section 4.10, together with any amendment to the Indenture Supplement executed pursuant to Section 10.01 or Section 10.02, and, in either case, including all amendments thereof and supplements thereto.

“Indenture Trustee” means the Person named as the Indenture Trustee in the first paragraph of this Indenture until a successor Indenture Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Indenture Trustee” means and includes each Person who is then an Indenture Trustee hereunder. If at any time there is more than one such Person, “Indenture Trustee” as used with respect to the Notes of any Series or Class means the Indenture Trustee with respect to Notes of that Series or Class.

“Indenture Trustee Authorized Officer” means, when used with respect to the Indenture Trustee, any vice president, any assistant vice president or trust officer, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Initial Account” has the meaning specified in the Transfer Agreement.

“Initial Principal Amount” means (a) unless otherwise specified in the applicable Indenture Supplement, with respect to a Series or Class of Notes, the aggregate initial principal amount of the Outstanding Notes of such Series or Class plus the aggregate initial principal amount of any additional Notes of such Series or Class, and (b) with respect to a Series or Class of Discount Notes, the amount specified in the applicable Indenture Supplement as the Initial Principal Amount thereof.

“Initial Transfer Date” has the meaning specified in the Transfer Agreement.

“Insolvency Event” has the meaning specified in the Transfer Agreement.

“Insurance Proceeds” has the meaning specified in the Receivables Purchase Agreement.

“Interchange” has the meaning specified in the Receivables Purchase Agreement.

“Interest-bearing Note” means a Note that bears interest at a stated or computed rate on the principal amount thereof. A Note may be both an Interest-bearing Note and a Discount Note.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuer” has the meaning specified in the first paragraph of this Indenture.

“Issuer Accounts” means, collectively, the Excess Funding Account, the Collection Account and any Supplemental Issuer Account. There shall be no sub-accounts in any Issuer Account.

“Issuer Certificate” means a certificate (including an Officer’s Certificate) signed in the name of an Authorized Officer of the Issuer, or the Issuer by an Authorized Officer of the Issuer and, in each case delivered to the Indenture Trustee relating to, among other things, the issuance of a new Series or Class of Notes. Wherever this Indenture requires that an Issuer Certificate be signed also by an accountant or other expert, such accountant or other expert (except as otherwise expressly provided in this Indenture) may be an employee of a Beneficiary.

“Issuer Tax Opinion” means, with respect to any action, an Opinion of Counsel to the effect that, for United States federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of any Outstanding Series or Class of Notes that were characterized as debt at the time of their issuance, (b) such action will not cause the Issuer to be treated as an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any Holder of any such Notes.

“Legal Maturity Date” means, with respect to a Series or Class of Notes, the date specified in the Indenture Supplement for such Notes as the fixed date on which the principal of such Series or Class of Notes is due and payable.

“Majority Holders” means, with respect to any Series or Class of Notes or all Outstanding Notes, the Holders of greater than 50% in Outstanding Principal Amount of the Outstanding Notes of that Series or Class or of all Outstanding Notes, as the case may be.

“Maximum Delinquency Percentage” means, with respect to any Distribution Date, the lowest “Maximum Delinquency Percentage,” as specified in any Indenture Supplement.

“Merchant Discount Fees” has the meaning specified in the Receivables Purchase Agreement.

“Monthly Allocation Percentage” means, with respect to any Series and any Monthly Period, the average of the Floating Allocation Percentages for such Series with respect to each Date of Processing during such Monthly Period; provided that the Monthly Allocation Percentages for all Outstanding Series for such Monthly Period shall not exceed 100% in the aggregate (subject to customary rounding).

“Monthly Noteholders’ Statement” means, with respect to any Series of Notes, a report, the form of which is attached as an exhibit to the related Indenture Supplement.

“Monthly Payment Instruction” means, with respect to any Series of Notes, a written instruction delivered by the Servicer to the Indenture Trustee directing the withdrawals, deposits and distributions to be made on the related Transfer Date and Distribution Date, the form of which is attached as an exhibit to the related Indenture Supplement.

“Monthly Period” means, with respect to each Distribution Date, unless otherwise provided in an Indenture Supplement, the period from and including the first day of a calendar month to and including the last day of such calendar month; provided, however, that the initial Monthly Period for any Series shall be the period designated in the related Indenture Supplement.

“Monthly Servicer’s Certificate” has the meaning specified in the Servicing Agreement.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Note” or “Notes” means any note or notes of any Series or Class authenticated and delivered from time to time under this Indenture.

“Note Owner” means the beneficial owner of an interest in a Global Note as reflected on the books of the Depository or a Participant.

“Note Register” has the meaning specified in Section 4.04(a).

“Note Registrar” means the Person who keeps the Note Register specified in Section 4.04(a).

“Noteholder” means a Person in whose name a Note is registered in the Note Register.

“Obligor” has the meaning specified in the Transfer Agreement.

“Officer’s Certificate” means a certificate on behalf of any Person that is signed by any Authorized Officer or president, vice president, chief financial officer, treasurer or more senior officer of such Person and which states that the certifications set forth in such certificate are based upon the results of a due inquiry into the matters in question conducted by or under the supervision of the signing officer and that the facts stated in such certifications are true and correct to the best of the signing officer’s knowledge.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel to the Bank, the Transferor, a Beneficiary or the Servicer.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(a) any Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to Section 4.08, or canceled by the Issuer and delivered to the Indenture Trustee pursuant to Section 4.08;

(b) any Notes for whose full payment (including principal and interest) or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes; provided, that if such Notes are to be redeemed, notice of such redemption has been duly given if required pursuant to this Indenture or the related Indenture Supplement, or provision therefor satisfactory to the Indenture Trustee has been made;

(c) any Notes which are canceled pursuant to Section 6.03; and

(d) any Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, or which will have been paid pursuant to the terms of Section 4.05 (except with respect to any such Note as to which proof satisfactory to the Indenture Trustee is presented that such Note is held by a person in whose hands such Note is a legal, valid and binding obligation of the Issuer).

For purposes of determining the amounts of deposits, allocations, reallocations or payments to be made, unless the context clearly requires otherwise, references to “Notes” will be deemed to be references to “Outstanding Notes.” In determining whether the Holders of the requisite principal amount of such Outstanding Notes have taken any Action hereunder, Notes beneficially owned by the Issuer or the Transferor or any Affiliate of the Issuer or the Transferor will be disregarded and deemed not to be Outstanding. In determining whether the Indenture Trustee will be protected in relying upon any such Action, only Notes which an Indenture Trustee Authorized Officer with direct responsibility for the administration of this Indenture knows to be owned by the Issuer or the Transferor or any Affiliate of the Issuer or the Transferor will be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee creates to the satisfaction of the Indenture Trustee the pledgee’s right to act as owner with respect to such Notes and that the pledgee is not the Issuer, the Transferor or any other obligor upon the Notes or any Affiliate of the Issuer, the Transferor or such other obligor.

“Outstanding Principal Amount” means at any time either:

(a) with respect to any Series or Class of Notes (other than Discount Notes), the aggregate Initial Principal Amount of the Outstanding Notes of such Series or Class at such time, less the aggregate amount of any withdrawals from any Issuer Account for such Series or Class of Notes for payment of principal to the Holders of such Series or Class of Notes pursuant to the related Indenture Supplement, or

(b) with respect to any Series or Class of Discount Notes, an amount of the Outstanding Notes of such Series or Class calculated by reference to the applicable formula set forth in the applicable Indenture Supplement, taking into account the aggregate amount and timing of payments of principal made to the Holders of such Series or Class and accretions of principal, each pursuant to the related Indenture Supplement;

plus, in either case, the amount of any increase in the Outstanding Principal Amount of such Series or Class of Notes due to the issuance of additional Notes of such Series or Class pursuant to Section 4.09.

“Owner Trustee” has the meaning specified in the Trust Agreement.

“Participant” means a broker, dealer, bank or other financial institution or other Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer as provided in Section 11.02.

“Person” means any person or entity, including any individual, corporation, limited liability company, partnership (general or limited), joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of any nature, whether or not a legal entity.

“Place of Payment” means, with respect to any Series or Class of Notes issued hereunder, the city or political subdivision so designated with respect to such Series or Class of Notes in accordance with the provisions of Section 4.01.

“Pool Balance” has the meaning specified in the Transfer Agreement.

“Predecessor Notes” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 4.05 in lieu of a mutilated, lost, destroyed or stolen Note will be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Principal Allocation Percentage” has, with respect to any Outstanding Series of Notes, the meaning specified in the related Indenture Supplement for such Series.

“Principal Collections” has the meaning specified in the Transfer Agreement.

“Rating Agency” means, with respect to any Outstanding Series or Class of Notes, each nationally recognized statistical rating organization, if any, as specified in the Indenture Supplement applicable to such Outstanding Series or Class of Notes, selected by the Transferor or the Issuer to rate such Series or Class of Notes.

“Rating Agency Condition” means, with respect to any specified action, that each Rating Agency then rating any Outstanding Series or Class of Notes shall have received not less than ten (10) Business Days’ prior written notice of such action (or such shorter period as may be acceptable to such Rating Agency). For the avoidance of doubt, delivery to a Rating Agency of draft documentation relating to any specified action, together with a description of such action, shall constitute adequate prior written notice for purposes of this definition.

“Receivables” has the meaning specified in the Transfer Agreement.

“Receivables Purchase Agreement” has the meaning specified in the Transfer Agreement.

“Record Date” means, for the interest or principal payable on any Note on any applicable Distribution Date, the last day of the calendar month immediately preceding such Distribution Date, unless otherwise specified in the applicable Indenture Supplement. If a Distribution Date is adjusted or designated within an allowed window pursuant to the applicable Indenture Supplement, the related Record Date shall adjust as specified therein.

“Recoveries” has the meaning specified in the Transfer Agreement.

“Registered Note” means a Note issued in registered form.

“Registered Noteholder” means a Holder of a Registered Note.

“Regulation AB” means Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting releases (including Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005) and Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, 79 Fed. Reg. 57,184 (September 24, 2014)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Related Account” has the meaning specified in the Transfer Agreement.

“Repurchase Party” has the meaning specified in Section 14.06.

“Requesting Party” has the meaning specified in Section 14.06.

“Required Pool Balance” has the meaning specified in the Transfer Agreement.

“Required Seller’s Interest Amount” has the meaning specified in the Transfer Agreement.

“Required Transferor Amount” has the meaning specified in the Transfer Agreement.

“Restart Date” has the meaning specified in the Transfer Agreement.

“Review Notice” has the meaning specified in Section 14.07.

“Revolving Period” has, with respect to any Series or Class of Notes, the meaning specified in the applicable Indenture Supplement with respect to such Series or Class.

“S&P” means S&P Global Ratings, or any successor thereto.

“Sarbanes Certification” has the meaning specified in Section 14.04.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Securities Intermediary” has the meaning specified in Section 2.11(a).

“Securitization Transaction” means any new issuance of any Series or Class of Notes pursuant to Section 4.09 whether publicly offered or privately placed, rated or unrated.

“Security Interest” means the security interest granted pursuant to the Granting Clause of this Indenture.

“Seller’s Interest Amount” has the meaning specified in the Transfer Agreement.

“Senior Class” has, with respect to a Class of Notes of any Series, the meaning specified in the related Indenture Supplement.

“Series” means, with respect to any Note, the Series specified in the applicable Indenture Supplement.

“Series Available Finance Charge Collections Shortfall” has, with respect to any Shared Excess Available Finance Charge Collections Series, the meaning specified in the related Indenture Supplement.

“Series Available Principal Collections Shortfall” has, with respect to any Shared Excess Available Principal Collections Series, the meaning specified in the related Indenture Supplement.

“Series Default Amount” has the meaning specified in Section 5.04(b).

“Servicer” has the meaning specified in the Servicing Agreement.

“Servicing Agreement” means the Servicing Agreement, dated as of June 11, 2026, by and among BFF, as Transferor, the Bank, as Servicer and as Administrator, the Issuer, and U.S. Bank Trust Company, National Association, as Indenture Trustee, as amended, restated, supplemented or otherwise modified from time to time.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Servicing Fee” has the meaning specified in the Servicing Agreement.

“Shared Excess Available Finance Charge Collections Group” means a Group of Series which have all been designated to share certain excess Finance Charge Collections allocated to such Series with one another.

“Shared Excess Available Finance Charge Collections Series” means a Series that, pursuant to the Indenture Supplement therefor, will share certain Finance Charge Collections allocated to such Series with other Series in the same Shared Excess Available Finance Charge Collections Group, as specifically described in such Indenture Supplement.

“Shared Excess Available Principal Collections Group” means a Group of Series which have all been designated to share certain excess Principal Collections allocated to such Series with one another.

“Shared Excess Available Principal Collections Series” means a Series that, pursuant to the Indenture Supplement therefor, will share certain Principal Collections allocated to such Series with other Series in the same Shared Excess Available Principal Collections Group, as specifically described in such Indenture Supplement.

“Similar Law” has the meaning specified in Section 4.04(m).

“Stated Principal Amount,” has, with respect to any Note, the meaning specified in the related Indenture Supplement.

“Subordinated Class” has, with respect to a Class of Notes of any Series, the meaning specified in the related Indenture Supplement.

“Subordinated Notes” means Notes of a Subordinated Class of a Series.

“Supplemental Issuer Account” means the trust account or accounts designated as such and established pursuant to Section 5.02(c).

“Surviving Obligations” has the meaning specified in Section 6.04(a).

“Tax Information” has the meaning specified in Section 13.04(b).

“Transaction Document” has the meaning specified in the Transfer Agreement.

“Transfer Agreement” means the Transfer Agreement, dated as of June 11, 2026, by and among BFF, as Transferor, the Issuer, and U.S. Bank Trust Company, National Association, as Indenture Trustee, as amended, restated, supplemented or otherwise modified from time to time.

“Transfer Date” means the Business Day immediately preceding each Distribution Date.

“Transfer Restriction Event” has the meaning specified in the Receivables Purchase Agreement.

“Transferor” has the meaning specified in the Transfer Agreement.

“Transferred Account” has the meaning specified in the Transfer Agreement.

“Transferor Allocation Percentage” means (a) with respect to Finance Charge Collections for any Date of Processing, 100% minus the sum of the Floating Allocation Percentages for all Outstanding Series for such Date of Processing; (b) with respect to Principal Collections for any Date of Processing, 100% minus the sum of the Principal Allocation Percentages for all Outstanding Series for such Date of Processing; (c) with respect to the Default Amount for any Monthly Period, 100% minus the sum of the Monthly Allocation Percentages for all Outstanding Series for such Monthly Period; and (d) with respect to the Servicing Fee for any Monthly Period, 100% minus the sum of the Monthly Allocation Percentages for all Outstanding Series for such Monthly Period.

“Transferor Amount” has the meaning specified in the Transfer Agreement.

“Transferor Interest” has the meaning specified in the Transfer Agreement.

“Trust” has the meaning specified in the Trust Agreement.

“Trust Agreement” means the Amended and Restated Trust Agreement of Bread Financial Card Issuance Trust, dated as of June 11, 2026, by and between BFF, as Beneficiary and as Transferor, and BNY Mellon Trust of Delaware, as Owner Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Trust Estate” has the meaning specified in the Trust Agreement.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force at the date as of which this Indenture was executed except as provided in Section 10.05.

“UCC” means the Uniform Commercial Code, as amended from time to time, as in effect in the State of New York or any other relevant jurisdiction.

“Verified Note Owner” means either (a) a Note Owner that has provided the Indenture Trustee with each of (i) a written certification that it is a beneficial owner of a specified Outstanding Principal Amount of the Notes and (ii) a trade confirmation, an account statement, a letter from a broker or dealer that is acceptable to the Indenture Trustee or other similar document acceptable to the Indenture Trustee showing that such Note Owner is a beneficial owner of such Outstanding Principal Amount of the Notes or (b) any Noteholder.

Section 1.02 Compliance Certificates and Opinions. Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer will furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with or waived and (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with or waived, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Notwithstanding the provisions of Section 4.09 and of the preceding paragraph, if all Notes of a Series or Class are not to be originally issued at one time, it will not be necessary to deliver the Issuer Certificate otherwise required pursuant to Section 4.09 or the Officer’s Certificate and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or before the time of authentication of each Note of such Series or Class if such documents are delivered at or prior to the authentication upon original issuance of the first Note of such Series or Class to be issued.

The Indenture Trustee may rely, as to authorization by the Issuer of any Series or Class of Notes, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Section 4.09 and this Section 1.02, as applicable, in connection with the first authentication of Notes of such Series or Class.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for the written statement required by Section 11.04) will include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that such individual has made such examination or investigation as is necessary to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, to the best of their knowledge, such condition or covenant has been complied with.

Section 1.03 Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, one or more specified Persons, one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless the Issuer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations are erroneous. Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04 Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action (collectively, an “Action”) provided by this Indenture to be given or taken by Noteholders of any Series or Class may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such Action will become effective when such instrument or instruments or record are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments and any such record (and the Action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, will be sufficient for any purpose of this Indenture and (subject to Section 8.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 1.04.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or limited liability company or a member of a partnership, on behalf of such corporation or limited liability company or partnership, such certificate or affidavit will also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

(c) The ownership of Registered Notes will be proved by the Note Register.

(d) If the Issuer will solicit from the Holders any Action, the Issuer may, at its option, by an Officer’s Certificate and consistent with the Trust Indenture Act, fix in advance a record date for the determination of Holders entitled to give such Action, but the Issuer will have no obligation to do so. If the Issuer does not so fix a record date, such record date will be the later of thirty (30) days before the first solicitation of such Action or the date of the most recent list of Noteholders furnished to the Indenture Trustee pursuant to Section 9.01 before such solicitation. Such Action may be given before or after the record date, but only the Holders of record at the close of business on the record date will be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Notes Outstanding have authorized or agreed or consented to such Action, and for that purpose the Notes Outstanding will be computed as of the record date; provided, that no such authorization, agreement or consent by the Holders on the record date will be deemed effective unless it will become effective pursuant to the provisions of this Indenture not later than six (6) months after the record date.

(e) Any Action by the Holder of any Note will bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon whether or not notation of such Action is made upon such Note.

(f) Without limiting the foregoing, a Holder entitled hereunder to take any Action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or Action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g) Without limiting the generality of the foregoing, unless otherwise specified pursuant to Section 4.01 or pursuant to one or more Indenture Supplements, a Holder, including a Depository that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any Action provided in this Indenture to be made, given or taken by Holders, and a Depository that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in or security entitlements to any such Global Note through such Depository’s standing instructions and customary practices.

(h) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in or security entitlements to any Global Note held by a Depository entitled under the procedures of such Depository to make, give or take, by a proxy or proxies duly appointed in writing, any Action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such Action, whether or not such Holders remain Holders after such record date. No such Action shall be valid or effective if made, given or taken more than ninety (90) days after such record date.

Section 1.05 Notices, etc. to Indenture Trustee and Issuer. Any Action of Noteholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Indenture Trustee by any Noteholder or by the Issuer will be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, delivered via the Depository’s applicable procedures, or sent via electronic transmission to the Indenture Trustee at its Corporate Trust Office, or the Issuer by the Indenture Trustee or by any Noteholder will be sufficient for every purpose hereunder (except as provided in Section 7.01(c)) if in writing and mailed, first-class postage prepaid, to the Issuer addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Indenture Trustee by the Issuer.

Section 1.06 Notices to Noteholders, Waiver. Where this Indenture, any Indenture Supplement or any Registered Note provides for notice to Registered Noteholders of any event, such notice will be sufficiently given (unless otherwise herein, in such Indenture Supplement or in such Registered Note expressly provided) if in writing and mailed, first-class postage prepaid, sent by facsimile, sent by electronic transmission or personally delivered to each Holder of a Registered Note affected by such event, at such Noteholder’s address as it appears in the Note Register or by delivery to the Depository in accordance with its applicable procedures, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Registered Noteholders is given by mail, facsimile, electronic transmission or delivery neither the failure to mail, send by facsimile, send by electronic transmission or deliver such notice, nor any defect in any notice so mailed, to any particular Noteholders will affect the sufficiency of such notice with respect to other Noteholders and any notice that is mailed, sent by facsimile, sent by electronic transmission or delivered in the manner herein provided shall conclusively have been presumed to have been duly given.

Where this Indenture, any Indenture Supplement or any Registered Note provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Registered Noteholders will be filed with the Indenture Trustee, but such filing will not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(a) In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it will be impractical to mail notice of any event to any Holder of a Registered Note when such notice is required to be given pursuant to any provision of this Indenture, then any method of notification as will be satisfactory to the Indenture Trustee and the Issuer will be deemed to be a sufficient giving of such notice.

(b) With respect to any Series or Class of Notes, the applicable Indenture Supplement may specify different or additional means of giving notice to the Holders of the Notes of such Series or Class.

(c) Where this Indenture provides for notice to any Rating Agency, failure to give such notice will not affect any other rights or obligations created hereunder and will not under any circumstance constitute an Adverse Effect.

Section 1.07 Conflict with Trust Indenture Act. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision will control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision will be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 1.08 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for purposes of reference only and shall not affect the meaning or interpretation of any provision hereof.

Section 1.09 Successors and Assigns. All covenants and agreements in this Indenture by the Issuer will bind its successors and assigns, whether so expressed or not. All covenants and agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents of the Indenture Trustee.

Section 1.10 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Indenture or the Notes shall for any reason whatsoever be held invalid, illegal or unenforceable then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Indenture or the Notes and shall in no way affect the validity, legality or enforceability of such remaining covenants, agreements, provisions or terms of this Indenture or the Notes.

Section 1.11 Benefits of Indenture. Nothing in this Indenture or in any Notes, express or implied, will give to any Person, other than the parties hereto and their successors hereunder, any Authenticating Agent or Paying Agent, the Note Registrar and the Holders of Notes (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) This Indenture will be construed in accordance with and governed by the laws of the State of New York, including Section 5-1401 of the General Obligations Law, without reference to its conflict of law provisions and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws.

(b) Each party hereto hereby consents and agrees that the state or federal courts located in the Borough of Manhattan in New York City shall have exclusive jurisdiction to hear and determine any claims or disputes between them pertaining to this Indenture or to any matter arising out of or relating to this Indenture; provided, that each party hereto acknowledges that any appeals from those courts may have to be heard by a court located outside of the Borough of Manhattan in New York City; provided, further, that nothing in this Indenture shall be deemed or operate to preclude the Indenture Trustee from bringing suit or taking other legal action in any other jurisdiction to realize on the Receivables or any security for the obligations of the Issuer arising hereunder or to enforce a judgment or other court order in favor of the Indenture Trustee. Each party hereto submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each party hereto hereby waives any objection that such party may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each party hereto hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint, and other process may be made by registered or certified mail addressed to such party at its address, and that service so made shall be deemed completed upon the earlier of such party’s actual receipt thereof or three (3) days after deposit in the United States mail, proper postage prepaid. Nothing in this Section 1.12 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

(c) Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all rights to trial by jury in any action, suit, or proceeding brought to resolve any dispute, whether sounding in contract, tort or otherwise, arising out of, or in connection with, related to, or incidental to the relationship established among them in connection with this Indenture or the transactions contemplated hereby.

Section 1.13 Counterparts; Electronic Signatures. This Indenture may be executed in two (2) or more counterparts (and by different parties on separate counterparts), each of which shall be deemed an original, and all of which when taken together shall constitute one and the same instrument. Delivery of a signature page to, or an executed counterpart of, this Indenture and any other documents to be delivered in connection with the transactions contemplated hereby by email transmission of a scanned image, or other electronic means, shall be effective as delivery of an originally executed counterpart. The parties hereto agree that “execution,” “signed,” “signature,” and words of like import in this document and any such other documents shall be deemed to include electronic signatures, authentication, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, enforceability or admissibility as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act, New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), or the UCC, and the parties hereto hereby waive any objection to the contrary.

Section 1.14 Indenture Referred to in the Trust Agreement. This is the Indenture referred to in the Trust Agreement.

Section 1.15 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding

Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

[END OF ARTICLE I]

ARTICLE II

COLLATERAL

Section 2.01 Recording, Etc.

(a) The Issuer intends the Security Interest granted pursuant to this Indenture in favor of the Indenture Trustee to be prior to all other liens in respect of the Collateral. Subject to Section 2.02, the Issuer will take all actions necessary to maintain a perfected lien on and Security Interest in the Collateral in favor of the Indenture Trustee.

(b) The Issuer shall cause each item of the Collateral to be delivered, and the Indenture Trustee shall hold each item of the Collateral as delivered, separate and apart from all other property held by the Indenture Trustee. To the extent that such of the Collateral as constitutes a deposit account or a securities account is maintained with U.S. Bank National Association, U.S. Bank National Association hereby makes the agreements required under the UCC in order for such deposit account or securities account to be delivered. Notwithstanding any other provision of this Indenture or any Indenture Supplement, the Indenture Trustee shall not hold any part of the Collateral through an agent or nominee except as expressly permitted by this Section 2.01(b).

(c) The Issuer will from time to time execute, authorize and deliver all such supplements and amendments hereto and all such financing statements, amendments thereto, instruments of further assurance and other instruments, all as prepared by the Issuer, and will take such other action necessary or advisable to:

(i) grant the Security Interest more effectively in all or any portion of the Collateral;

(ii) maintain or preserve the Security Interest (and the priority thereof) created by this Indenture or carry out more effectively the purposes hereof;

(iii) perfect, publish notice of or protect the validity of any grant made or to be made by this Indenture;

(iv) enforce the Receivables and each other instrument or agreement designated for inclusion in the Collateral;

(v) preserve and defend title to the Collateral and the rights of the Indenture Trustee in the Collateral against the claims of all persons and parties; or

(vi) pay all taxes or assessments levied or assessed upon the Collateral when due.

(d) The Issuer will from time to time promptly pay and discharge all UCC recording and filing fees, charges and taxes relating to this Indenture, any amendments hereto and any other instruments of further assurance.

(e) Without limiting the generality of Section 2.01(b) or (c):

(i) The Issuer will cause this Indenture, all amendments and supplements hereto and all financing statements and all amendments to such financing statements and any other necessary documents covering the Indenture Trustee’s right, title and interest in and to the Collateral to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Indenture Trustee in and to all property comprising the Collateral. The Issuer will deliver to the Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Issuer hereby authorizes the filing of financing statements (and amendments of financing statements) that name the Issuer as debtor and the Indenture Trustee as secured party and that cover all personal property of the Issuer. The Issuer also hereby ratifies the filing of any such financing statements (or amendments of financing statements) that were filed prior to the execution hereof.

(ii) The Issuer shall not change its name or its type or jurisdiction of organization unless it has first (A) made all filings and taken all actions in all relevant jurisdictions under the applicable UCC and other applicable law as are necessary to continue and maintain the first priority perfected Security Interest of the Indenture Trustee in the Collateral, and (B) delivered to the Indenture Trustee an Opinion of Counsel to the effect that all necessary filings have been made under the applicable UCC in all relevant jurisdictions as are necessary to continue and maintain the perfected Security Interest of the Indenture Trustee in the Collateral.

Section 2.02 Trust Indenture Act Requirements. The release of any Collateral from the lien created by this Indenture or the release, in whole or in part, of the lien on all Collateral, will not be deemed to impair the Security Interest in contravention of the provisions hereof if and to the extent the Collateral or liens are released pursuant to the terms hereof. The Indenture Trustee and each of the Noteholders are hereby deemed to acknowledge that a release of Collateral or liens strictly in accordance with the terms hereof will not be deemed for any purpose to be an impairment of the remaining Security Interest in contravention of the terms of this Indenture. To the extent applicable, without limitation, the Issuer will cause Section 314(d) of the Trust Indenture Act relating to the release of property or securities from the liens hereof to be complied with. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Authorized Officer of the Issuer, except in cases in which Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent person.

Section 2.03 Suits To Protect the Collateral. Subject to the provisions of this Indenture, the Indenture Trustee will have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Indenture, and such suits and proceedings as the Indenture Trustee may deem expedient to preserve or protect the interests of the Noteholders and the interests of the Indenture Trustee in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interest or be prejudicial to the interests of the Noteholders or the Indenture Trustee).

Section 2.04 Purchaser Protected. In no event will any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Indenture Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor will any purchaser or other transferee of any property or rights permitted by this Article II to be sold be under any obligation to ascertain or inquire into the authority of the Issuer or any other obligor, as applicable, to make any such sale or other transfer.

Section 2.05 Powers Exercisable by Receiver or Indenture Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article II upon the Issuer or any other obligor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or any other obligor, as applicable, or of any officer or officers thereof required by the provisions of this Article II.

Section 2.06 Determinations Relating to Collateral. In the event (i) the Indenture Trustee shall receive any written request from the Issuer or any other obligor for consent or approval with respect to any matter relating to any Collateral or the Issuer’s or any other obligor’s obligations with respect thereto, (ii) there shall be due to or from the Indenture Trustee under the provisions hereof any performance or the delivery of any instrument or (iii) an Indenture Trustee Authorized Officer with direct responsibility for the administration of this Indenture shall become aware of any nonperformance by the Issuer or any other obligor of any covenant or any breach of any representation or warranty of the Issuer or any other obligor set forth in this Indenture, then, in each such event, the Indenture Trustee shall be entitled to (but shall not be obligated to) hire experts, consultants, agents and attorneys to advise the Indenture Trustee on the manner in which the Indenture Trustee should respond to such request or render any requested performance or response to such nonperformance or breach (the expenses of which will be reimbursed to the Indenture Trustee pursuant to Section 8.07). The Indenture Trustee will be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by Holders of more than 66-2/3% of the Outstanding Principal Amount of the Outstanding Notes.

Section 2.07 Release of all Collateral.

(a) Subject to the payment of its fees and expenses pursuant to Section 8.07, the Indenture Trustee shall, at the request of the Issuer or when otherwise required by the provisions of this Indenture, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest (which is held by the Indenture Trustee for the benefit of the Noteholders) in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article II will be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any funds.

(b) Upon delivery of an Officer’s Certificate of the Transferor certifying that the Issuer’s obligations under this Indenture have been satisfied and discharged by complying with the provisions of this Article II, the Indenture Trustee shall execute and deliver at the expense of the Issuer such releases, termination statements and other instruments (in recordable form, where appropriate) as the Issuer or any other obligor, as applicable, may reasonably request evidencing the termination of the Security Interest created by this Indenture.

(c) The Transferor, the Issuer and the Noteholders shall be entitled to receive at least ten (10) days written notice when the Indenture Trustee proposes to take any action pursuant to clause (a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also be entitled to require, as a condition to such action, an Opinion of Counsel, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

Section 2.08 Certain Actions by Indenture Trustee. Any action taken by the Indenture Trustee pursuant to this Article II in respect of the release of any or all of the Collateral will be taken by the Indenture Trustee as its interest in such Collateral may appear, and no provision of this Article II is intended to, or will, excuse compliance with any provision hereof.

Section 2.09 Opinions as to Collateral. (a) On the Initial Transfer Date (or promptly thereafter), the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel stating that, in the opinion of such counsel, such action has been taken as is necessary to perfect the Security Interest created by this Indenture in favor of the Indenture Trustee and reciting the details of such action.

(b) On or before March 31 in each calendar year, beginning in 2027, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel with respect to each UCC financing statement which has been filed by the Issuer with respect to the Collateral either stating that, (i) in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of such financing statements and amendments thereto as are necessary to maintain the perfected Security Interest created by this Indenture and reciting the details of such action or (ii) in the opinion of such counsel, no such action is necessary to maintain such Security Interest. Such Opinion of Counsel will also describe the recording, filing, re-recording and re-filing of such financing statements and amendments thereto that will, in the opinion of such counsel, be required to maintain the Security Interest created by this Indenture until March 31 in the following calendar year.

Section 2.10 Certain Commercial Law Representations and Warranties. The Issuer hereby makes the following representations and warranties. Such representations and warranties shall survive until the termination of this Indenture. Such representations and warranties speak of the date that a security interest in the Collateral is granted to the Indenture

Trustee and shall not be waived by any of the parties to this Indenture unless, for so long as an Outstanding Series exists, the Rating Agency Condition is satisfied.

(a) This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in favor of the Indenture Trustee in the related Collateral, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Issuer.

(b) Each of the existing Receivables constitutes an “account.”

(c) At the time of its grant of any security interest in the related Collateral pursuant to this Indenture, the Issuer owned and had good and marketable title to such Collateral free and clear of any lien, claim or encumbrance of any Person.

(d) The Issuer has caused or will have caused, within ten (10) days of the Initial Transfer Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the related Collateral granted to the Indenture Trustee pursuant to this Indenture.

(e) The Issuer has registered the Indenture Trustee as the registered pledgee of the related Collateral, as applicable.

(f) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed, the related Collateral. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of the related Collateral other than any financing statement relating to the security interest granted to the Indenture Trustee pursuant to this Indenture or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

Section 2.11 Securities Intermediary.

(a) There shall at all times be one or more securities intermediaries appointed for purposes of this Indenture (each, a “Securities Intermediary”). U.S. Bank National Association is hereby appointed as the initial Securities Intermediary, and U.S. Bank National Association accepts such appointment. For the avoidance of doubt, to the extent U.S. Bank National Association serves as Securities Intermediary hereunder, it shall be entitled to the same rights, privileges, protections, immunities and benefits (including exculpation and indemnification rights), and shall be subject to the same limitations on such rights, privileges, protections, immunities and benefits (including liability for its own negligent action, negligent failure to act, willful misconduct, or bad faith), in each case as are applicable to the Indenture Trustee pursuant to Sections 8.01, 8.03, 8.04, 8.05 and 8.07, mutatis mutandis; provided, however, that the Securities Intermediary shall not be subject to Section 8.01(c) in the case of an Event of Default. None of the Issuer, any Beneficiary, the Transferor, or the Servicer shall have any liability for any loss arising from the Securities Intermediary’s negligence, willful misconduct, or bad faith.

(b) Securities Intermediary Status; Securities Accounts; Control; New York Jurisdiction.

(i) The Securities Intermediary represents, warrants and covenants that, for so long as it is a Securities Intermediary hereunder, it is and will be a corporation or national banking association that, in the ordinary course of its business, maintains securities accounts for others and is acting in that capacity hereunder.

(ii) Each Issuer Account shall be, and shall be maintained as, a “securities account” (within the meaning of Section 8-501 of the UCC) to which financial assets may be credited. Each item of property credited to any Issuer Account shall be treated by the Securities Intermediary as a “financial asset” (within the meaning of Section 8-102(a)(9) of the UCC).

(iii) The Indenture Trustee shall be the “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC) with respect to each Issuer Account, and the Securities Intermediary shall treat the Indenture Trustee as exclusively entitled to exercise the rights that comprise each such financial asset.

(iv) The Securities Intermediary agrees that, for purposes of Article 8 of the UCC, the “securities intermediary’s jurisdiction” with respect to the Collateral is the State of New York (within the meaning of Section 8-110 of the UCC).

(v) The Securities Intermediary shall not change the name or the account number of any Issuer Account without the prior written consent of the Indenture Trustee.

(c) Entitlement Orders; Exclusive Instructions; No Adverse Claim.

(i) The Securities Intermediary agrees that it will comply with entitlement orders (within the meaning of Section 8-102(a)(8) of the UCC) originated by the Indenture Trustee with respect to each Issuer Account without further consent by the Issuer or any other Person, and the Securities Intermediary shall not agree with any Person other than the Indenture Trustee to comply with entitlement orders originated by any Person other than the Indenture Trustee.

(ii) The Securities Intermediary represents and covenants that it is not and will not be a party to any agreement that is inconsistent with this Indenture or that limits, alters, conditions or conflicts with any of its obligations hereunder, and that it will not take any action inconsistent with the provisions of this Indenture applicable to it.

(iii) Except to the extent that U.S. Bank National Association maintains a deposit account pursuant to Section 2.12, in which case clause (iv) of Section 2.12 shall apply to the deposit account, no item of property credited to any Issuer Account shall be subject to any security interest, lien, encumbrance or right of setoff in favor of the Securities Intermediary or anyone claiming through the Securities Intermediary (other than the Indenture Trustee) and the Securities Intermediary waives any such right of setoff or banker’s lien with respect to the Issuer Accounts.

(iv) Notwithstanding clause (c)(i) above, the Indenture Trustee authorizes the Securities Intermediary to comply with entitlement orders and other instructions concerning the Issuer Accounts originated by the Issuer or the Servicer to the extent expressly contemplated by this Indenture, any Indenture Supplement or the Servicing Agreement, unless and until, upon the occurrence and during the continuance of an Event of Default or an Early Amortization Event with respect to any Series, the Indenture Trustee delivers written notice to the Securities Intermediary revoking the Issuer’s or Servicer’s authority to give such instructions (with a copy to the Issuer and the Servicer). From and after the effectiveness of such revocation, the Securities Intermediary shall comply solely with entitlement orders originated by the Indenture Trustee.

(d) Nothing in this Section 2.11 shall imply or impose upon the Securities Intermediary any duties or obligations other than those expressly set forth herein and those applicable to a securities intermediary under the UCC. The Securities Intermediary shall be entitled to all of the rights, protections and immunities available to a securities intermediary under the UCC. Without limiting the foregoing, nothing herein shall imply or impose upon the Securities Intermediary any fiduciary duties.

(e) The provisions of this Section 2.11 are supplemented by, and subject to, the Account Control Agreement. In the event of any conflict between this Section 2.11 and the Account Control Agreement, the Account Control Agreement shall control. Each of the Issuer and the Indenture Trustee shall comply with its obligations under the Account Control Agreement.

(f) The Securities Intermediary may at any time resign by written notice to the Indenture Trustee, and may at any time be removed by written notice from the Indenture Trustee (if a different Person is then serving as Securities Intermediary), or, if not, then by the Administrator; provided, that it shall be the responsibility of the Indenture Trustee (if a different Person than the Securities Intermediary), or if not, then the Administrator, to appoint a successor Securities Intermediary and to cause the Issuer Accounts to be established and maintained with such successor in accordance with this Indenture; and the responsibilities and duties of the retiring Securities Intermediary hereunder shall remain in effect until all Collateral credited to the Issuer Accounts held by such retiring Securities Intermediary has been transferred to such successor. Any entity into which the Securities Intermediary may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Securities Intermediary shall be a party, shall, without further act, be the successor Securities Intermediary hereunder, if otherwise qualified hereunder. In connection with any appointment of a successor Securities Intermediary, the Issuer and the Indenture Trustee shall cause such successor to execute and deliver a Securities Account Control Agreement (or an assumption or joinder to the existing Account Control Agreement) on terms substantially similar to the Account Control Agreement then in effect.

Section 2.12 Eligible Investments that are Deposit Accounts. U.S. Bank National Association hereby agrees with the Issuer and the Indenture Trustee that (i) any Eligible Investment that is a deposit account maintained with U.S. Bank National Association shall be maintained in the name of the Indenture Trustee, (ii) it will comply with instructions originated by the Indenture Trustee directing disposition of the funds in any such deposit account without further consent of any other Person, (iii) it will not agree with any Person other than the Indenture Trustee to comply with instructions originated by any Person other than the Indenture Trustee, except that U.S. Bank National Association may comply with entitlement orders and other instructions originated by the Issuer or the Servicer to the extent expressly authorized by Section 2.11(c)(iv) of this Indenture, (iv) each such deposit account and the property credited thereto will not be subject to any lien, security interest, encumbrance, or right of set-off in favor of U.S. Bank National Association, other than those for ordinary fees and expenses and for reimbursement of returned items, and (v) the State of New York will be the bank’s jurisdiction of U.S. Bank National Association for purposes of Article 9 of the New York UCC.

[END OF ARTICLE II]

ARTICLE III

NOTE FORMS

Section 3.01 Forms Generally. The Notes will have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or the applicable Indenture Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with applicable laws or regulations or with the rules of any securities exchange, or as may, consistently herewith, be determined by the Issuer, as evidenced by the Issuer’s execution of such Note. Certificated Registered Notes will be issued only as provided in Section 3.04(f).

Section 3.02 Forms of Notes. Each Note will be in one of the forms approved from time to time by or pursuant to an Indenture Supplement. Before the delivery of a Note to the Indenture Trustee for authentication in any form approved by or pursuant to an Issuer Certificate, the Issuer will deliver to the Indenture Trustee the Issuer Certificate by or pursuant to which such form of Note has been approved, which Issuer Certificate will have attached thereto a true and correct copy of the form of Note which has been approved thereby or, if an Issuer Certificate authorizes a specific officer or officers of a Beneficiary to approve a form of Note, a certificate of such officer or officers approving the form of Note attached thereto. Any form of Note approved by or pursuant to an Issuer Certificate must be acceptable as to form to the Indenture Trustee, such acceptance to be evidenced by the Indenture Trustee’s authentication of Notes in that form or a certificate signed by an Indenture Trustee Authorized Officer and delivered to the Issuer.

Section 3.03 Form of Indenture Trustee’s Certificate of Authentication. The form of Indenture Trustee’s Certificate of Authentication for any Note issued pursuant to this Indenture will be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Series or Class designated therein referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee,

By:
Authorized Signatory
Dated:

Section 3.04 Global Notes; Book-Entry Only System; Registered Form.

(a) Unless otherwise provided in the applicable Indenture Supplement, each Series or Class of Notes will be issued as one or more Global Notes, registered in the name of the Depository or its nominee, and no beneficial owner of a Note will receive a Certificated Registered Note evidencing such ownership.

(b) Each Global Note will be deposited with the Indenture Trustee as custodian for the Depository or will be registered in the name of the Depository or its nominee and deposited with the Depository.

(c) Transfers of beneficial interests in a Global Note will be effected through the records of the Depository and its Participants in accordance with applicable law and the rules and procedures of the Depository.

(d) So long as the Depository or its nominee is the registered owner of a Global Note, the Depository or such nominee will be considered the sole Holder of the Notes represented thereby for all purposes of this Indenture and the related Indenture Supplement. The Issuer, the Indenture Trustee, the Note Registrar, any Paying Agent and any of their respective agents will have no responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in any Global Note or for maintaining, supervising or reviewing any records relating to such beneficial interests.

(e) Each Global Note will bear a legend substantially as follows: Unless this Note is presented by an authorized representative of The Depository Trust Company (“DTC”) to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC, any transfer, pledge or other use hereof for value or otherwise by or to any Person is wrongful since the registered owner hereof, Cede & Co., has an interest herein.

(f) Certificated Registered Notes. Notes will be issued in definitive certificated registered form only if:

(i) the Depository notifies the Issuer or the Indenture Trustee that it is unwilling or unable to continue as Depository or ceases to be a clearing agency registered under the Exchange Act and a successor Depository is not appointed within ninety (90) days;

(ii) after an Event of Default, Holders of more than 50% of the Outstanding Principal Amount of the affected Series or Class advise the Indenture Trustee and the Depository that the continuation of a Global Note is no longer in the best interests of the Holders; or

(iii) the applicable Indenture Supplement expressly provides that a Series or Class shall be initially issued as Certificated Registered Notes.

In the case of clause (i) or (ii) above, the Issuer will execute, and the Indenture Trustee upon receipt of an Issuer Certificate requesting the authentication and delivery of Certificated Registered Notes will authenticate and deliver, Certificated Registered Notes in authorized denominations, of like tenor and terms, in an aggregate Stated Principal Amount equal to the Stated Principal Amount of the applicable Global Note or portion thereof. Upon the exchange of the entire Stated Principal Amount of a Global Note for Certificated Registered Notes in accordance with clause (i) or (ii) above, such Global Note will be canceled by the Indenture Trustee or its agent. Except as provided in the preceding paragraphs, Notes issued in exchange for a Global Note pursuant to clauses (i)

and (ii) of this Section 3.04 will be registered in such names and in such authorized denominations as the Depository for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, will instruct the Indenture Trustee or the Note Registrar. The Indenture Trustee or the Note Registrar will deliver such Notes to the Persons in whose names such Notes are so registered.

Section 3.05 Beneficial Ownership of Global Notes. Until definitive Notes have been issued to the applicable Noteholders pursuant to Section 3.04 or as otherwise specified in any applicable Indenture Supplement, the Issuer and the Indenture Trustee may deal with the applicable clearing agency or Depository and the clearing agency’s or Depository’s participants for all purposes (including the making of distributions) as the authorized representatives of the respective Note Owners, and the rights of Note Owners will be exercised only through the Depository and are limited to those established by law and the rules and procedures of the Depository. For any provision hereof requiring or permitting Action by Holders of Notes evidencing a specified percentage of Outstanding Principal Amount subject to Section 1.04, such Action may be given by Note Owners (acting through the Depository and its Participants in accordance with the Depository’s applicable procedures) owning interests in Notes evidencing the requisite percentage.

Section 3.06 Notices to Depository. Whenever any notice or other communication is required to be given to Holders with respect to Notes issued as Global Notes, unless and until Certificated Registered Notes have been issued pursuant to Section 3.04(f), the Indenture Trustee will give all such notices and communications to the Depository, which shall constitute notice to the Note Owners.

Section 3.07 CUSIP Numbers. In issuing the Notes, the Issuer may use “CUSIP” numbers (if then generally in use), and, if so, the Indenture Trustee shall use such CUSIP numbers in notices of redemption as a convenience to Holders; provided, that subject to Section 8.01, any such notice may state that (a) no representation is made as to the correctness of such CUSIP numbers as printed on the related Notes or as contained in any notice of redemption, (b) reliance may be placed only on the other identification numbers, if any, printed on the Notes and (c) any such redemption shall not be affected by any defect in or omission of such CUSIP numbers. The Issuer will promptly notify the Indenture Trustee by written notice of any change in the CUSIP numbers for any Outstanding Note.

[END OF ARTICLE III]

ARTICLE IV

THE NOTES

Section 4.01 General Title; General Limitations; Issuable in Series; Terms of a Series or Class of Notes. (a) The aggregate Stated Principal Amount of Notes which may be authenticated and delivered and Outstanding under this Indenture is not limited.

(b) The Notes may be issued in one or more Series or Classes up to an aggregate Stated Principal Amount of Notes as from time to time may be authorized by the Issuer. All Notes of each Series or Class under this Indenture will in all respects be equally and ratably entitled to the benefits hereof with respect to such Series or Class without preference, priority or distinction on account of (i) the actual time of the authentication and delivery, (ii) the Expected Final Distribution Date or (iii) the Legal Maturity Date of the Notes of such Series or Class, except as specified in the applicable Indenture Supplement for such Series or Class of Notes.

(c) Each Note issued must be part of a Series and Class of Notes for purposes of allocations pursuant to this Indenture, the related Indenture Supplement, the Transfer Agreement and the Servicing Agreement. A Series and Class of Notes is created pursuant to an Indenture Supplement.

(d) Each Series of Notes may be assigned to a Group or Groups (now existing or hereafter created) of Notes for purposes of allocations of certain collections pursuant to Section 4.10 and the related Indenture Supplement. The related Indenture Supplement will identify the Group or Groups, if any, to which a Series of Notes has been assigned and the manner and extent to which Series in the same Group or Groups will share certain amounts.

(e) Each Series of Notes may, but need not be, subdivided into multiple Classes. Notes belonging to a Class in any Series may be entitled to specified payment priorities over other Classes of Notes in that Series.

(f) Before the initial issuance of Notes of each Series or Class, there shall also be established in or pursuant to an Indenture Supplement provisions for:

(i) the Series designation;

(ii) the Stated Principal Amount of the Notes;

(iii) whether such Series belongs to any Group or Groups;

(iv) whether such Notes are of a particular Class of Notes;

(v) the currency or currencies in which such Notes will be denominated and in which payments of principal of; and interest on, such Notes will or may be payable;

(vi) if the principal of or interest, if any, on such Notes are to be payable, at the election of the Issuer or a Holder thereof, in a currency or currencies other than that in which the Notes are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

(vii) if the amount of payments of principal of or interest, if any, on such Notes may be determined with reference to an index based on (A) a currency or currencies other than that in which the Notes are stated to be payable, (B) changes in the prices of one or more other securities or Groups or indexes of securities or (C) changes in the prices of one or more commodities or Groups or indexes of commodities, or any combination of the foregoing, the manner in which such amounts will be determined;

(viii) the price or prices at which such Series or Class of Notes will be issued;

(ix) the times at which such Series or Class of Notes may, pursuant to any optional or mandatory redemption provisions, be redeemed, and the other terms and provisions of any such redemption provisions;

(x) the rate per annum at which such Series or Class of Notes will bear interest, if any, or the formula or index on which such rate will be determined, including all relevant definitions, and the date from which interest will accrue;

(xi) each Distribution Date, the Expected Final Distribution Date and the Legal Maturity Date for such Series or Class of Notes;

(xii) the Initial Principal Amount of such Notes, and the means for calculating the Outstanding Principal Amount of such Series or Class of Notes;

(xiii) the Allocation Amount of such Series or Class of Notes, and the means for calculating the Allocation Amount of such Series or Class of Notes;

(xiv) whether or not application will be made to list such Series or Class of Notes on any securities exchange;

(xv) the Place of Payment for such Series or Class of Notes;

(xvi) any Events of Default or Early Amortization Events with respect to such Series or Class of Notes, if not set forth herein and any additions, deletions or other changes to the Events of Default or Early Amortization Events set forth herein that will be applicable to such Series or Class of Notes (including a provision making any Event of Default or Early Amortization Event set forth herein inapplicable to the Notes of that Series or Class);

(xvii) the appointment by the Indenture Trustee of an Authenticating Agent in one or more places other than the location of the office of the Indenture Trustee with power to act on behalf of the Indenture Trustee and subject to its direction in the authentication and delivery of such Notes in connection with such transactions as will be specified in the provisions of this Indenture or in or pursuant to the applicable Indenture Supplement creating such Series or Class;

(xviii) if such Series or Class of Notes will be issued in whole or in part in the form of a Global Note or Global Notes, the terms and conditions, if any, upon which such Global Note or Global Notes may be exchanged in whole or in part for other individual Notes; and the Depository for such Global Note or Global Notes (if other than the Depository specified in Section 1.01);

(xix) the subordination of such Series or Class of Notes to any other indebtedness of the Issuer, including without limitation, the Notes of any other Series or Class;

(xx) the Record Date for any Distribution Date of such Series or Class of Notes, if different from the last day of the month before the related Distribution Date;

(xxi) the amount scheduled to be deposited on each Distribution Date during an Amortization Period or Accumulation Period for such Series or Class of Notes;

(xxii) whether and under what conditions, additional amounts will be payable to Noteholders; and

(xxiii) any other terms of such Notes as stated in the related Indenture Supplement;

all upon such terms as may be determined in or pursuant to an Indenture Supplement with respect to such Series or Class of Notes.

(g) The form of the Notes of each Series or Class will be established pursuant to the provisions of this Indenture and the related Indenture Supplement creating such Series or Class of Notes. The Notes of each Series or Class will be distinguished from the Notes of each other Series or Class in such manner, reasonably satisfactory to the Indenture Trustee, as the Issuer may determine.

(h) Any terms or provisions in respect of the Notes of any Series or Class issued under this Indenture may be determined pursuant to this Section 4.01 by providing in the applicable Indenture Supplement for the method by which such terms or provisions will be determined.

Section 4.02 Denominations. The Notes of each Series or Class will be issuable in such denominations and currency as will be provided in the provisions of this Indenture or in or pursuant to the applicable Indenture Supplement. Unless otherwise provided in the applicable Indenture Supplement, Registered Notes will be issued (i) if represented by a Global Note, in minimum denominations of $5,000 and integral multiples of $1,000 in excess thereof, and (ii) if issued as Certificated Registered Notes, in such authorized denominations as specified in the applicable Indenture Supplement.

Section 4.03 Execution, Authentication and Delivery and Dating. (a) The Notes will be executed on behalf of the Issuer by an Authorized Officer of the Issuer. The signature of any officer of the Issuer or the Owner Trustee on the Notes may be manual or facsimile or may be given by other electronic means.

(b) Notes bearing the manual, facsimile or other electronic signatures of individuals who were at the time of execution an Authorized Officer of the Issuer will bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices before the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Indenture Trustee for authentication; and the Indenture Trustee will, upon request by an Officer’s Certificate, authenticate and deliver such Notes as in this Indenture provided and not otherwise.

(d) Before any such authentication and delivery, the Indenture Trustee will be entitled to receive, in addition to any Officer’s Certificate and Opinion of Counsel required to be furnished to the Indenture Trustee pursuant to Section 1.02, the Issuer Certificate and any other opinion or certificate relating to the issuance of the Series or Class of Notes required to be furnished pursuant to Section 3.02 or Section 4.09.

(e) The Indenture Trustee will not be required to authenticate such Notes if the issue thereof will adversely affect the Indenture Trustee’s own rights, duties or immunities under the Notes and this Indenture.

(f) Unless otherwise provided in the form of Note for any Series or Class, all Notes will be dated the date of their authentication.

(g) No Note will be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a Certificate of Authentication substantially in the form provided for herein executed by the Indenture Trustee by manual signature of an authorized signatory, and such certificate upon any Note will be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 4.04 Registration, Transfer and Exchange.

(a) The Issuer will keep or cause to be kept a register (herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer will provide for the registration of Registered Notes, or of Registered Notes of a particular Series or Class, and for transfers of Registered Notes or of Registered Notes of such Series or Class. Any such register will be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the information contained in such register or registers will be available for inspection by the Indenture Trustee at the office or agency to be maintained by the Issuer as provided in Section 11.02. The Issuer initially appoints U.S. Bank Trust Company, National Association to act as Note Registrar for the Registered Notes on its behalf. The Issuer may at any time and from time to time authorize any Person to act as Note Registrar in place of the Indenture Trustee with respect to any Series or Class of Notes issued under this Indenture. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

(b) If a Person other than the Indenture Trustee is appointed by the Issuer as the Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of a Note Registrar and of the location, and any change in the location, of the Note Registrar and Note Register. The Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to conclusively rely upon a certificate executed on behalf of the Note Registrar by an officer thereof as to the names and addresses of the Noteholders and the principal amounts and numbers of such Registered Notes.

(c) Subject to Section 3.04, upon surrender for transfer of any Registered Note at the office or agency of the Issuer in a Place of Payment and if the requirements of Section 8-401(a) of the UCC are met, the Issuer will execute, and, upon receipt of such surrendered Note, the Indenture Trustee will authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Notes of like Series or Class, aggregate Stated Principal Amount, Expected Final Distribution Date, Legal Maturity Date and terms.

(d) Subject to Section 3.04, at the option of the Holder, Registered Notes may be exchanged for other Registered Notes of the same Series or Class of any authorized denominations, of like aggregate Stated Principal Amount, Expected Final Distribution Date, Legal Maturity Date and terms, upon surrender of the Registered Notes to be exchanged at such office or agency.

(e) If any Series or Class is issued as Certificated Registered Notes, transfers and exchanges of such Certificated Registered Notes shall be effected only by registration on the Note Register upon surrender of such Certificated Registered Notes, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Note Registrar, together with such evidence of authority or other matters as may be set forth in the relevant Indenture Supplement or reasonably required by the Note Registrar. The Issuer shall maintain one or more Places of Payment for presentation and surrender.

(f) Subject to Section 3.04, at the option of the Holder, Notes of any Series or Class may be exchanged for other Notes of such Series or Class of any authorized denominations, of a like aggregate Stated Principal Amount, Expected Final Distribution Date and Legal Maturity Date and of like terms, upon surrender of the Notes to be exchanged at such office or agency.

(g) All Notes issued upon any transfer or exchange of Notes will be the valid and legally binding obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

(h) Every Note presented or surrendered for transfer or exchange will be duly indorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

(i) Unless otherwise provided in the Note to be transferred or exchanged, no service charge will be made on any Noteholder for any transfer or exchange of Notes, but the

Issuer may (unless otherwise provided in such Note) require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes before the transfer or exchange will be complete, other than exchanges pursuant to Section 4.04 or Section 10.06 not involving any transfer.

(j) None of the Issuer, the Note Registrar or the Indenture Trustee shall be required (i) to issue, register the transfer of or exchange any Notes of any Series or Class during a period beginning at the opening of business fifteen (15) days before the day of selection of Notes of such Series or Class to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption of Registered Notes of such Series or Class so selected for redemption or (ii) to register the transfer or exchange of any Notes or portions thereof so selected for redemption.

(k) None of the Issuer, the Indenture Trustee, any agent of the Indenture Trustee, any Paying Agent or the Note Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership.

(l) Registration of transfer of Notes containing the following legend or to which the following legend is applicable:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS NOTE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

will be effected only if such transfer is made pursuant to an effective registration statement under the Securities Act, or is exempt from the registration requirements under the Securities Act. In the event that registration of a transfer is to be made in reliance upon an exemption from the registration requirements under the Securities Act other than Rule 144A under the Securities Act or Rule 903 or Rule 904 of Regulation S under the Securities Act, the transferor or the transferee will deliver, at its expense, to the Issuer and the Indenture Trustee, an investment letter from the transferee, substantially in the form of the investment letter attached hereto as Exhibit A or such other form as the Issuer may determine, and no registration of transfer will be made until such letter is so delivered.

Notes issued upon registration or transfer of, or Notes issued in exchange for, Notes bearing the legend referred to above will also bear such legend unless the Issuer, the Indenture

Trustee and the Note Registrar receive an Opinion of Counsel, satisfactory to each of them, to the effect that such legend may be removed.

Whenever a Note containing the legend referred to above is presented to the Note Registrar for registration of transfer, the Note Registrar will promptly seek instructions from the Issuer regarding such transfer and will be entitled to receive an Issuer Certificate prior to registering any such transfer. The Issuer hereby agrees to indemnify the Note Registrar and the Indenture Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in relation to any such instructions furnished pursuant to this clause. The Indenture Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(m) By acquiring a Note, each Noteholder will be deemed to represent, warrant and covenant that either (i) it is not acquiring the Note (or any interest therein) with the assets of a Benefit Plan or a governmental non-U.S. or church plan that is subject to any state, local or other law that is similar to Section 406 of ERISA or Section 4975 of the Internal Revenue Code (“Similar Law”); or (ii) (a) the Note is rated at least “BBB-” or its equivalent by a nationally recognized statistical rating agency at the time of purchase or transfer, and (b) the acquisition, holding and disposition of the Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a violation of any Similar Law.

Section 4.05 Mutilated, Destroyed, Lost and Stolen Notes. (a) If (i) any mutilated Note is surrendered to the Indenture Trustee or the Note Registrar, or the Issuer, the Note Registrar or the Indenture Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Issuer, the Note Registrar or the Indenture Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuer will execute and upon its request the Indenture Trustee will authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor, Series or Class, Expected Final Distribution Date, Legal Maturity Date and Stated Principal Amount, bearing a number not contemporaneously Outstanding.

(b) In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

(c) Upon the issuance of any new Note under this Section 4.05, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

(d) Every new Note issued pursuant to this Section 4.05 in lieu of any destroyed, lost or stolen Note will constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note will be at any time enforceable by anyone, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Series or Class duly issued hereunder.

(e) The provisions of this Section 4.05 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 4.06 Payment of Interest; Interest Rights Preserved; Withholding Taxes. (a) Unless otherwise provided pursuant to Section 4.01, interest payable on any Registered Note will be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the most recent Record Date.

(b) Subject to clause (a), each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note will carry the rights to interest accrued or principal accreted and unpaid, and to accrue or accrete, which were carried by such other Note.

(c) The right of any Noteholder to receive interest on or principal of any Note shall be subject to any applicable withholding or deduction imposed pursuant to the Internal Revenue Code or other applicable tax law, including foreign withholding and deduction. Any amounts properly so withheld or deducted shall be treated as actually paid to the appropriate Noteholder.

Section 4.07 Persons Deemed Owners. The Issuer, the Indenture Trustee, the Owner Trustee, any Beneficiary and any agent of any of them may treat the Person in whose name a Registered Note is registered in the Note Register as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 4.06) interest on such Note and for all other purposes, whether or not such Note is overdue, and none of them will be affected by notice to the contrary.

Section 4.08 Cancellation. All Notes surrendered for payment, redemption, transfer, conversion or exchange will, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and, if not already canceled, will be promptly canceled by it. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered will be promptly canceled by the Indenture Trustee. No Note will be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 4.08, except as expressly permitted by this Indenture. The Indenture Trustee will dispose of all canceled Notes in accordance with its customary procedures and will deliver a certificate of such disposition to the Issuer.

Section 4.09 New Issuances of Notes. (a) Unless otherwise specified in the related Indenture Supplement, the Issuer may issue new Notes of any Series or Class, so long as the following conditions precedent are satisfied:

(i) on or before the tenth (10th) Business Day before the date that the new issuance is to occur, the Issuer delivers to the Indenture Trustee, the Owner Trustee, and each Rating Agency notice (unless such notice requirement is otherwise waived) of such new issuance;

(ii) on or prior to the date that the new issuance is to occur, the Issuer delivers to the Indenture Trustee, the Owner Trustee and each Rating Agency an Issuer Certificate to the effect that:

(A) the Issuer reasonably believes that the new issuance will not cause an Adverse Effect on any Outstanding Notes;

(B) all instruments furnished to the Indenture Trustee conform to the requirements of this Indenture and constitute sufficient authority hereunder for the Indenture Trustee to authenticate and deliver such Notes;

(C) the form and terms of such Notes have been established in conformity with the provisions of this Indenture;

(D) (1) all laws and requirements with respect to the execution and delivery by the Issuer of such Notes have been complied with, (2) the Issuer has the trust power and authority to issue such Notes, (3) such Notes have been duly authorized and delivered by the Issuer, and (4) assuming due authentication and delivery by the Indenture Trustee, such Notes constitute legal, valid and binding obligations of the Issuer enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity) and entitled to the benefits of this Indenture, equally and ratably with all other Outstanding Notes, if any, of such Series or Class of Notes, subject to the terms of this Indenture and each Indenture Supplement; and

(E) such other matters as the Indenture Trustee may reasonably request;

(iii) on or prior to the date that the new issuance is to occur, the Issuer will have delivered to the Indenture Trustee, the Owner Trustee and the Rating Agencies an Issuer Tax Opinion;

(iv) on or prior to the date that the new issuance is to occur, the Rating Agency Condition is satisfied;

(v) as of the date that the new issuance is to occur, (A) the Pool Balance, after giving effect to the new issuance, is equal to or greater than the Required Pool Balance, after giving effect to the new issuance and (B) the Transferor Amount, after giving effect to the new issuance, is equal to or greater than the Required Transferor Amount, after giving effect to the new issuance;

(vi) on or prior to the date that the new issuance is to occur, the Issuer will have delivered to the Indenture Trustee an Indenture Supplement; and

(vii) any other conditions specified in the applicable Indenture Supplement;

provided, however, that any one of the aforementioned conditions may be eliminated or modified (other than clause (iii)) as a condition precedent to any new issuance of a Series or Class of Notes if the Rating Agency Condition has been satisfied.

(b) The Issuer and the Indenture Trustee will not be required to provide prior notice to or to obtain the consent of any Noteholder of any Outstanding Series or Class in order to issue any additional Notes of any Series or Class.

(c) There are no restrictions on the timing or amount of any additional issuance of Notes of an Outstanding Class of a Series of Notes, so long as the conditions described in Section 4.09(a) are met or waived. As of the date of any additional issuance of Notes of an Outstanding Class of Notes, the Stated Principal Amount, Outstanding Principal Amount and Allocation Amount of that Class will be increased to reflect the principal amount of the additional Notes. Furthermore, the targeted deposits, if any, to any applicable Issuer Account, will be increased proportionately to reflect the principal amount of the additional Notes.

When issued, the additional Notes of a Class will be identical in all respects to the other Outstanding Notes of that Class and will be equally and ratably entitled to the benefits of the Indenture and the related Indenture Supplement applicable to the previously issued Notes of such Class as the other Outstanding Notes of that Class without preference, priority or distinction.

Section 4.10 Groups. (a) Shared Excess Available Finance Charge Collections Group. Certain excess Finance Charge Collections allocated to any Series of Notes in a Shared Excess Available Finance Charge Collections Group may be redistributed to cover Series Available Finance Charge Collections Shortfalls incurred by other Series of Notes belonging to the same Shared Excess Available Finance Charge Collections Group to the extent and as specified in the related Indenture Supplement.

(b) Shared Excess Available Principal Collections Group. Certain excess Principal Collections allocated to any Series of Notes in a Shared Excess Available Principal Collections Group may be redistributed to cover Series Available Principal Collections Shortfalls incurred by other Series of Notes belonging to the same Shared Excess Available Principal Collections Group to the extent and as specified in the related Indenture Supplement.

[END OF ARTICLE IV]

ARTICLE V

ISSUER ACCOUNTS; INVESTMENTS; ALLOCATIONS

Section 5.01 Collections. Except as otherwise expressly provided in this Indenture, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance from any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture including, without limitation, all funds and other property payable to the Indenture Trustee in connection with the Collateral. The Indenture Trustee will hold all such money and property received by it as part of the Collateral and will apply it as provided in this Indenture and any related Indenture Supplement.

Section 5.02 Issuer Accounts; Distributions from Issuer Accounts. (a) On or before the Execution Date, the Issuer caused to be established and maintained an Eligible Deposit Account, the Bread Financial Card Issuance Trust Collection Account (the “Collection Account”), bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Indenture Trustee and the Noteholders. All Collections and all other amounts required pursuant to Section 2.01 of the Servicing Agreement shall be credited to the Collection Account. The Collection Account shall be under the control of the Indenture Trustee for the benefit of the Indenture Trustee and the Noteholders in accordance with Section 2.11. If at any time the Collection Account ceases to be an Eligible Deposit Account, the Issuer shall notify the Indenture Trustee, and the Indenture Trustee upon being notified in writing of such ineligibility (or the Servicer or the Beneficiary) shall within thirty (30) Business Days (or such longer period, not to exceed forty-five (45) Business Days, so long as, to the extent an Outstanding Series exists, the Rating Agency Condition is satisfied) cause to be established a new Collection Account that is an Eligible Deposit Account and shall transfer any funds or other property from such Collection Account to such new Collection Account. From the date each such new Collection Account is established, it shall be the “Collection Account.”

(b) On or before the Execution Date, the Issuer caused to be established and maintained an Eligible Deposit Account, the Bread Financial Card Issuance Trust Excess Funding Account (the “Excess Funding Account”), bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Indenture Trustee and the Noteholders. Principal Collections that would otherwise be paid to the holders of the Transferor Interest, or that the applicable Indenture Supplement may specify are to be credited to the Excess Funding Account, shall be deposited to the Excess Funding Account on the second Business Day following the determination that the Transferor Amount is not greater than or equal to the Required Transferor Amount or the Pool Balance is not greater than or equal to the Required Pool Balance after giving effect to reinvestment in new Trust Assets on such date of determination. The Excess Funding Account shall be under the control of the Indenture Trustee for the benefit of the Indenture Trustee and the Noteholders in accordance with Section 2.11. If at any time the Excess Funding Account ceases to be an Eligible Deposit Account, the Issuer shall notify the Indenture Trustee, and the Indenture Trustee upon being notified in writing of such ineligibility (or the Servicer or the Beneficiary) shall within thirty (30) Business Days (or such longer period, not to exceed forty-five (45) Business Days, so long as, to the extent an Outstanding Series exists, the Rating Agency Condition is satisfied) cause to be established a new Excess Funding Account that is an Eligible

Deposit Account and shall transfer any funds or other property to such new Excess Funding Account. From the date each such new Excess Funding Account is established, it shall be the “Excess Funding Account.”

(c) From time to time in connection with the issuance of a Series or Class of Notes, the Issuer may establish or may cause the Indenture Trustee to establish one or more Eligible Deposit Accounts designated as “Supplemental Issuer Accounts,” in the name of the Indenture Trustee as a securities account with the Securities Intermediary in accordance with Section 2.11, bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Indenture Trustee and the applicable Noteholders. Any Supplemental Issuer Account shall be under the control of the Indenture Trustee for the benefit of the Indenture Trustee and the applicable Noteholders in accordance with Section 2.11 and the Account Control Agreement. If at any time any Supplemental Issuer Account ceases to be an Eligible Deposit Account, the Issuer shall notify the Indenture Trustee, and the Indenture Trustee upon being notified in writing of such ineligibility (or the Servicer or the Beneficiary) shall within thirty (30) Business Days (or such longer period, not to exceed forty-five (45) Business Days, so long as, to the extent an Outstanding Series exists, the Rating Agency Condition is satisfied) cause to be established a new Supplemental Issuer Account, as applicable, that is an Eligible Deposit Account and shall transfer any funds or other property from such Supplemental Issuer Account to such new Supplemental Issuer Account. From the date each such new Supplemental Issuer Account is established, it shall be a “Supplemental Issuer Account.” Any Supplemental Issuer Account will receive deposits as set forth in the Servicing Agreement, in this Indenture and in the applicable Indenture Supplement.

(d) All payments to be made from time to time by or on behalf of the Indenture Trustee to Noteholders out of funds in the Issuer Accounts pursuant to the Servicing Agreement, this Indenture and any Indenture Supplement will be made by the Indenture Trustee directly to the Paying Agent not later than 2:00 p.m., New York City time, on the applicable Distribution Date, the date set forth in the applicable Funding Instruction or earlier, if necessary, or as otherwise provided in the applicable Indenture Supplement but only to the extent of available funds in the applicable Issuer Account.

Section 5.03 Investment of Funds in the Issuer Accounts. (a) Funds credited to the Issuer Accounts may (unless otherwise stated in this Indenture or the applicable Indenture Supplement) be invested and reinvested in one or more Eligible Investments. The Issuer may direct the Indenture Trustee to make specific investments pursuant to written instructions received from the Servicer, in such amounts as specified in such written instructions. In the absence of any such written instruction, the Indenture Trustee (and its Affiliates) shall have no duty or obligation to invest or reinvest any funds held by it in any Issuer Account and shall have no liability for interest on any funds held therein. Notwithstanding the foregoing, neither the Issuer nor the Servicer shall direct the Indenture Trustee to invest funds held for the benefit of the Indenture Trustee in any Issuer Account in Eligible Investments other than those that will mature in each case no later than the Business Day preceding the date on which such funds in the Issuer Accounts are scheduled to be transferred or distributed by the Indenture Trustee pursuant to this Indenture (or as necessary to provide for timely payment of principal or interest on the applicable Distribution Date or date set forth in the applicable Funding Instruction).

(b) All funds from time to time credited to the Issuer Accounts pursuant to this Indenture and all investments made with such funds, if any, will be held by the Indenture Trustee or an Affiliate that is an Eligible Institution in the Issuer Accounts as part of the Collateral as herein provided, subject to withdrawal by the Indenture Trustee for the purposes specified herein.

(c) Funds and other property in any of the Issuer Accounts will not be commingled with any other funds or property of the Issuer or the Indenture Trustee.

(d) On the applicable Transfer Date, all interest and earnings (net of losses and investment expenses), if any, on funds credited to the Issuer Accounts will be applied as specified in the related Indenture Supplements.

Subject to Section 8.01(d), the Indenture Trustee will not in any way be held liable by reason of any insufficiency in such Issuer Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee’s own failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity, in accordance with their terms.

(e) The Issuer and the Servicer shall provide standing investment instructions identifying specific Eligible Investments (by CUSIP/ticker where applicable), and the Securities Intermediary shall have no investment discretion. Such standing instruction, once delivered, shall remain in effect without further action by the Issuer or the Servicer, and the Indenture Trustee shall be entitled to rely on such standing instruction without independent verification.

Section 5.04 Allocations of Finance Charge Collections; Allocation of Default Amount.

(a) With respect to each Date of Processing, there shall be allocated to:

(i) each Outstanding Series an amount equal to the product of (A) the applicable Floating Allocation Percentage (or other allocation percentage set forth in the applicable Indenture Supplement) for such Date of Processing and (B) the aggregate Finance Charge Collections processed on such Date of Processing; and

(ii) unless otherwise stated in any Indenture Supplement, the holders of the Transferor Interest an amount equal to the product of (A) the Transferor Allocation Percentage for Finance Charge Collections with respect to each Date of Processing and (B) the Finance Charge Collections for such Date of Processing. If so specified in any Indenture Supplement, such amounts may be applied to cover certain shortfalls in the amount of investment earnings (net of losses and investment expenses) on investments of funds in certain Supplemental Issuer Accounts.

(b) With respect to each Monthly Period, there shall be allocated to:

(i) each Outstanding Series an amount equal to the product of (A) the Monthly Allocation Percentage for such Series for such Monthly Period and (B) the Default Amount for such Monthly Period (the “Series Default Amount” for such Series); and

(ii) the holders of the Transferor Interest an amount equal to the product of (A) the Transferor Allocation Percentage for the Default Amount with respect to such Monthly Period and (B) the Default Amount for such Monthly Period.

The aggregate amounts allocated to each Outstanding Series pursuant to Section 5.04(a)(i) and (b)(i) during a Monthly Period shall be reflected in the Monthly Noteholders’ Statement and shall constitute the Available Finance Charge Collections and the Series Default Amounts, as applicable, for such Monthly Period.

Section 5.05 Allocations of Principal Collections. With respect to each Date of Processing, there shall be allocated to:

(a) each Outstanding Series an amount equal to the product of (i) the applicable Principal Allocation Percentage (or other allocation percentage set forth in the applicable Indenture Supplement) for such Date of Processing and (ii) the aggregate Principal Collections processed on such Date of Processing; and

(b) unless otherwise stated in any Indenture Supplement, the holders of the Transferor Interest an amount equal to the product of (i) the Transferor Allocation Percentage for Principal Collections with respect to each Date of Processing and (ii) the Principal Collections with respect to each Date of Processing; provided, however, that amounts payable to the holders of the Transferor Interest pursuant to this Section 5.05(b) shall instead be deposited into the Excess Funding Account to the extent that (A) the Transferor Amount is, or as a result of such payment would become, less than the Required Transferor Amount, (B) the Pool Balance is, or as a result of such payment would become, less than the Required Pool Balance or (C) the Seller’s Interest Amount is, or as a result of such payment would become, less than the Required Seller’s Interest Amount.

The aggregate amounts allocated to each Outstanding Series pursuant to Section 5.05(a) during a Monthly Period shall be reflected in the Monthly Noteholders’ Statement and shall constitute the Available Principal Collections for such Monthly Period.

Section 5.06 Allocations of the Servicing Fee.

(a) As compensation for its servicing activities performed under the Servicing Agreement and as reimbursement for any expense incurred by it in connection therewith, the Servicer shall be entitled to receive the Servicing Fee in accordance with the terms of the Servicing Agreement.

(b) With respect to each Monthly Period, the portion of the Servicing Fee allocable to:

(i) each Outstanding Series shall equal the product of (A) the Servicing Fee for such Monthly Period and (B) the Monthly Allocation Percentage for such Series; and

(ii) the holders of the Transferor Interest shall equal the product of (A) the Servicing Fee for such Monthly Period and (B) the Transferor Allocation Percentage for the Servicing Fee with respect to such Monthly Period.

The aggregate amounts allocated to each Outstanding Series pursuant to Section 5.06(b)(i) for each Monthly Period shall be reflected in the Monthly Noteholders’ Statement.

Section 5.07 Allocations of Amounts to the Excess Funding Account and Allocations of Amounts on Deposit in the Excess Funding Account.

(a) If, as of the end of any Monthly Period, (i) the Transferor Amount is, or as a result of a payment to be made on the related Transfer Date would become, less than the Required Transferor Amount, (ii) the Pool Balance is, or as a result of a payment to be made on the related Transfer Date would become, less than the Required Pool Balance, or (iii) the Seller’s Interest Amount is, or as a result of a payment to be made on the related Transfer Date would become, less than the Required Seller’s Interest Amount, amounts otherwise payable to the holders of the Transferor Interest pursuant to Section 5.05(b) shall instead be deposited into the Excess Funding Account in an amount equal to the greatest of (A) the amount by which the Transferor Amount would be less than the Required Transferor Amount, (B) the amount by which the Pool Balance would be less than the Required Pool Balance and (C) the amount by which the Seller’s Interest Amount would be less than the Required Seller’s Interest Amount, each determined with respect to the related Monthly Period; provided that, for purposes of determining the Seller’s Interest Amount, amounts on deposit in the Excess Funding Account shall be included to the extent permitted by Regulation RR.

(b) If no Series of Notes is in an Accumulation Period or an Amortization Period, amounts on deposit in the Excess Funding Account may, upon written request by the Servicer on behalf of the Transferor and as set forth in a Funding Instruction delivered to the Indenture Trustee, be released on any date to the holders of the Transferor Interest to the extent that, after such release, (i) the Transferor Amount is equal to or greater than the Required Transferor Amount, (ii) the Pool Balance is equal to or greater than the Required Pool Balance and (iii) the Seller’s Interest Amount is equal to or greater than the Required Seller’s Interest Amount.

(c) If an Accumulation Period or an Amortization Period has commenced and is continuing with respect to any Series of Notes, amounts on deposit in the Excess Funding Account shall be applied to cover any shortfall in principal collections as and to the extent specified in the related Indenture Supplement and, to such extent, shall be withdrawn from the Excess Funding Account, deposited into the Collection Account and treated as Principal Collections and allocated to each Series of Notes in accordance with the applicable Indenture Supplement. Any remaining amounts on deposit in the Excess Funding Account in excess of the amount required to be treated as Principal Collections for a Monthly Period may, upon written request by the Servicer on behalf of the Transferor and as set forth in a Funding Instruction delivered to the Indenture Trustee, be released on any date to the holders of the Transferor Interest to the extent that, after such release, (i) the Transferor Amount is equal to or greater than the Required Transferor Amount, (ii) the Pool Balance is equal to or greater than the Required Pool Balance and (iii) the Seller’s Interest Amount is equal to or greater than the Required Seller’s Interest Amount.

[END OF ARTICLE V]

ARTICLE VI

SATISFACTION AND DISCHARGE; CANCELLATION OF NOTES

HELD BY THE ISSUER OR THE TRANSFEROR

Section 6.01 Satisfaction and Discharge of Indenture. This Indenture will cease to be of further effect with respect to any Series or Class of Notes (except as to any surviving rights of transfer or exchange of Notes of that Series or Class expressly provided for herein or in the form of Note for that Series or Class), and the Indenture Trustee, on demand of and at the expense of the Issuer, will execute proper instruments acknowledging satisfaction and discharge of this Indenture as to that Series or Class, when:

(a) all Notes of that Series or Class theretofore authenticated and delivered (other than (i) Notes of that Series or Class which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 4.05, and (ii) Notes of that Series or Class for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from that trust, as provided in Section 11.03) have been delivered to the Indenture Trustee for cancellation;

(b) the Issuer has paid or caused to be paid all other sums payable under the Indenture (including payments to the Indenture Trustee pursuant to Section 8.07) by the Issuer with respect to the Notes of that Series or Class; and

(c) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes of that Series or Class have been complied with or waived.

For the avoidance of doubt, the satisfaction and discharge of this Indenture with respect to any Series or Class may also be effected by a Defeasance pursuant to Section 6.04.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any Series or Class of Notes, the obligations of the Issuer to the Indenture Trustee with respect to that Series or Class of Notes under Section 8.07 and the obligations of the Indenture Trustee under Section 6.02 and Section 11.03 will survive such satisfaction and discharge.

Section 6.02 Application of Trust Money. All money and obligations deposited with the Indenture Trustee pursuant to Section 5.01 or Section 5.03 and all money received by the Indenture Trustee in respect of such obligations will be held in trust and applied by it, in accordance with the provisions of Section 8.02 of the Trust Agreement and the Series or Class of Notes in respect of which it was deposited and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Indenture Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment that money and obligations have been deposited with or received by the Indenture Trustee; but that money and obligations need not be segregated from other funds held by the Indenture Trustee except to the extent required by this Indenture or by law.

Section 6.03 Cancellation of Notes Held by the Issuer or the Transferor. If the Issuer, the Transferor or any of their Affiliates holds any Notes, that Holder may, subject to any provisions of a related Indenture Supplement limiting the repayment of such Notes, by notice from that Holder to the Indenture Trustee cause the Notes to be repaid and canceled, whereupon the Notes will no longer be Outstanding.

Section 6.04 Defeasance.

(a) Availability; Scope; Discharge. Notwithstanding anything to the contrary in this Indenture or any Indenture Supplement, the Issuer may at its option be discharged from its obligations hereunder with respect to any Series or Class of Notes, or all Outstanding Series or Classes of Notes (each, a “Defeased Series or Class”), on the date the applicable conditions set forth in Section 6.04(c) are satisfied (a “Defeasance”), but only if Defeasance is explicitly available to such Series or Class in accordance with the related Indenture Supplement (it being understood that Defeasance shall not be available to such Series or Class in any other case); provided, however, that the following rights, obligations, powers, duties and immunities shall survive with respect to each Defeased Series or Class until otherwise terminated or discharged hereunder (collectively, the “Surviving Obligations”): (i) the rights of the Holders of Notes of the Defeased Series or Class to receive, solely from the Escrow Account provided for in Section 6.04(c), payments in respect of principal of and interest on such Notes when such payments are due; (ii) the Issuer’s obligations with respect to such Notes under Sections 4.05 and 4.06; (iii) the rights, powers, trusts, duties and immunities of the Indenture Trustee, the Paying Agent and the Note Registrar hereunder, including the compensation, reimbursement and indemnification provisions of Section 8.07; (iv) the Issuer’s obligations with respect to withholding and reporting tax obligations under Section 13.04; (v) the Issuer’s obligations with respect to unclaimed funds and final distributions under Section 13.08; (vi) the delivery of reports and notices to Noteholders as required by this Indenture and the related Indenture Supplement; and (vii) this Section 6.04.

(b) Collections Substitution. Subject to Section 6.04(c), the Issuer may at its option cause Collections allocated to each Defeased Series or Class and available to acquire additional Receivables to be applied to purchase Eligible Investments rather than acquire additional Receivables.

(c) Conditions to Defeasance. The following shall be the conditions precedent to any Defeasance under Section 6.04(a):

(i) Escrow Deposit. The Issuer irrevocably shall have deposited or caused to be deposited with the Indenture Trustee (such deposit to be made from funds other than Collections or other Trust Assets), under the terms of an Escrow Deposit Agreement in form and substance satisfactory to the Indenture Trustee, as trust funds in trust for making the payments described below, (A) Dollars in an amount equal to, or (B) Eligible Investments which through the scheduled payment of principal and interest in respect thereof will provide, not later than the due date of payment thereon, money in an amount equal to, or (C) a combination thereof, in each case sufficient to pay and discharge (without relying on income or gain from reinvestment of such amount), and which shall be applied by the Indenture Trustee (or its agent) to pay and discharge, all remaining scheduled interest and principal payments on all Outstanding Notes of each Defeased

Series or Class on the dates scheduled for such payments in this Indenture and the applicable Indenture Supplements (including any applicable premium or make-whole amount specified in the related Indenture Supplement).

(ii) Verification. A statement from an independent firm of nationally recognized public accountants or verification agent (who may also render other services to the Issuer or the Transferor) to the effect that such deposit is sufficient to pay the amounts specified in clause (i) above.

(iii) Opinions; Certificates. Prior to effecting such Defeasance, the Issuer, at its own cost and expense and not at the expense of the Indenture Trustee, shall have delivered to the Indenture Trustee: (A) an Opinion of Counsel to the effect contemplated by clause (b) of the definition in Section 1.01 of the term “Issuer Tax Opinion” with respect to such deposit and termination of obligations; (B) an Opinion of Counsel to the effect that (1) such deposit and termination of obligations will not result in the Issuer being required to register as an “investment company” within the meaning of the Investment Company Act, and (2) this Section 6.04 and the Escrow Deposit Agreement constitute the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms (subject to customary qualifications); (C) if the Transferor’s long-term unsecured debt obligations are not rated at least “P-3” or “Baa3,” respectively, by Moody’s, an Opinion of Counsel to the effect that such deposit and termination of obligations would not be a fraudulent conveyance (such opinion may be based in reliance on certain certificates to the effect that the deposit and termination of obligations constitute reasonably equivalent value for consideration paid therefor and as to the solvency of the Transferor); and (D) to the extent required by any Rating Agency, an opinion, certificate or other evidence reasonably acceptable to such Rating Agency with respect to perfection and control over the Escrow Account pursuant to Section 2.11.

(iv) Officer’s Certificate. The Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate stating that the Issuer reasonably believes that such deposit and termination of obligations will not, based on the facts known to such officer at the time of such certification, then cause an Early Amortization Event with respect to any Series or any event that, with the giving of notice or the lapse of time, would result in the occurrence of an Early Amortization Event with respect to any Series, and that no Event of Default with respect to the Defeased Series or Class shall have occurred and be continuing on the proposed Defeasance Effective Date.

(v) Rating Agency Condition. The Rating Agency Condition shall have been satisfied and the Issuer shall have delivered copies of such written notice to the Servicer and the Indenture Trustee.

(d) Platform Mechanics Upon and After Defeasance. From and after the Defeasance Effective Date for a Defeased Series or Class:

(i) Allocations; Waterfalls. The Allocation Amount of the Defeased Series or Class shall be deemed to be zero for purposes of allocations and re-allocations under Article V and the related Indenture Supplement, and such Defeased Series or Class shall cease to receive allocations of Finance Charge Collections and Principal Collections. Payments of principal of and interest on the Notes of the Defeased Series or Class shall be made solely from the Escrow Account in accordance with this Section 6.04 and the Escrow Deposit Agreement.

(ii) Triggers and Tests. The Defeased Series or Class shall be excluded from the calculation of any Early Amortization Event tests, allocation percentages, minimum transferor amount, pool balance-based tests and any other platform-level performance tests or triggers, in each case to the extent specified in the related Indenture Supplement and to the extent the Rating Agency Condition is satisfied.

(iii) Enhancements. Any Series-specific enhancement or Supplemental Issuer Account for the Defeased Series or Class shall be treated as provided in the related Indenture Supplement; to the extent amounts are on deposit in any Supplemental Issuer Account related to such Defeased Series or Class, such amounts may, if and as provided in the related Indenture Supplement and subject to the Rating Agency Condition, be transferred to the Escrow Account and applied solely to such Defeased Series or Class.

(iv) Administration; Reporting. The Issuer and the Indenture Trustee shall continue to perform the Surviving Obligations and provide customary notices and monthly statements reflecting that payments on the Defeased Series or Class are to be made solely from the Escrow Account.

(e) Lien; Collateral; Trust Indenture Act.

(i) Effect on Collateral. Upon a Defeasance of a Defeased Series or Class, the lien of this Indenture on the Collateral will be deemed released to the extent (and only to the extent) necessary to permit the payment of the Notes of such Defeased Series or Class solely from the Escrow Account; provided, that the lien of this Indenture shall continue in full force and effect with respect to all other Series and Classes and all other Collateral.

(ii) Escrow Account Treatment. Amounts and Eligible Investments deposited into the Escrow Account shall constitute part of the Collateral solely for the benefit of the Holders of the applicable Defeased Series or Class and shall be applied by the Indenture Trustee (or an Affiliate thereof acting as escrow agent solely in such capacity) or escrow agent strictly in accordance with the Escrow Deposit Agreement. The Escrow Account shall be a “securities account” under the UCC and shall be delivered and subject to the control of the Indenture Trustee in accordance with Section 2.11.

(iii) Trust Indenture Act. To the extent applicable, any release hereunder shall comply with Section 314(d) of the Trust Indenture Act.

(f) Investments; Substitution. Funds and other property credited to the Escrow Account shall be invested only in Eligible Investments, and only to the extent consistent with the sufficiency requirements of Section 6.04(c)(i), and shall mature not later than the Business Day preceding each date on which payments are required to be made on the Notes of the Defeased

Series or Class. Any substitution of Eligible Investments in the Escrow Account shall require (A) satisfaction of the Rating Agency Condition, (B) an updated verification report of the type described in Section 6.04(c)(ii) confirming continued sufficiency and (C) delivery of an Officer’s Certificate confirming continued compliance with this Section 6.04.

(g) Redemption from Escrow. If the related Indenture Supplement provides for an optional redemption (including any make-whole premium) on a specified date for the Defeased Series or Class, the Issuer may direct the Indenture Trustee or escrow agent to apply amounts in the Escrow Account to redeem the Notes of such Defeased Series or Class on such date in accordance with Article XII and the related Indenture Supplement; provided, that any make-whole or premium required by the related Indenture Supplement is included in the sufficiency of the Escrow Account and the Rating Agency Condition is satisfied.

(h) No Waiver of Limited Recourse. Nothing in this Section 6.04 shall be construed to alter the limited-recourse provisions of Section 7.10 or any subordination provisions in any related Indenture Supplement. The Holders of a Defeased Series or Class shall look solely to the Escrow Account for payment following a Defeasance.

(i) Costs and Expenses. All reasonable fees, indemnities, costs and expenses of the Indenture Trustee (including its counsel), any escrow agent, the Owner Trustee, the Securities Intermediary and any verification agent incurred in connection with a Defeasance shall be paid by the Issuer in accordance with Section 8.07; provided, that, except as otherwise agreed by the Indenture Trustee, such fees, costs and expenses shall not be paid from the Escrow Account.

[END OF ARTICLE VI]

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES

Section 7.01 Events of Default. “Event of Default,” wherever used herein, means with respect to any Series or Class of Notes any one of the following events (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is either expressly stated to be inapplicable to a particular Series or Class of Notes or specifically deleted or modified in the applicable Indenture Supplement creating such Series or Class of Notes or in the form of Note for such Series or Class:

(a) with respect to such Series or Class of Notes, as applicable, a default by the Issuer in the payment of any interest on such Notes when such interest becomes due and payable, and continuance of such default for a period of thirty-five (35) days following the date on which such interest became due and payable;

(b) with respect to such Series or Class of Notes, as applicable, a default by the Issuer in the payment of the Stated Principal Amount of such Series or Class of Notes at the applicable Legal Maturity Date;

(c) a default in the performance, or breach, of any covenant or warranty of the Issuer in this Indenture in respect of the Notes of such Series or Class (other than a covenant or warranty in respect of the Notes of such Series or Class a default in the performance of which or the breach of which is elsewhere in this Section 7.01 specifically dealt with), all of such covenants and warranties in this Indenture which are not expressly stated to be for the benefit of a particular Series and Class of Notes being deemed to be in respect of the Notes of all Series or Classes for this purpose, and continuance of such default or breach for a period of ninety (90) days after there has been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the aggregate Outstanding Principal Amount of the Outstanding Notes of the affected Series or Class, a written notice specifying such default or breach and requesting it to be remedied and stating that such notice is a “Notice of Default” hereunder and, as a result of such default, the interests of the Holders of the Notes of such Series or Class are materially and adversely affected and continue to be materially and adversely affected during the 90-day period;

(d) (i) the Issuer shall file a petition or commence a proceeding (A) to take advantage of any Debtor Relief Law or (B) for the appointment of a trustee, conservator, receiver, liquidator, or similar official for or relating to the Issuer or all or substantially all of its property, (ii) the Issuer shall consent or fail to object to any such petition filed or proceeding commenced against or with respect to it or all or substantially all of its property, or any such petition or proceeding shall not have been dismissed or stayed within ninety (90) days of its filing or commencement, or a court, agency, or other supervisory authority with jurisdiction shall have decreed or ordered relief with respect to any such petition or proceeding, (iii) the Issuer shall be unable or shall admit in writing its inability to pay its debts generally as they become due, (iv) the

Issuer shall make an assignment for the benefit of its creditors, or (v) the Issuer shall voluntarily and intentionally suspend payment of its obligations; or

(e) with respect to any such Series or Class, any additional Event of Default specified in the Indenture Supplement for such Series or Class of Notes as applying to such Series or Class, or specified in the form of Note for such Series or Class.

Section 7.02 Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default described in clause (a), (b), (c) or (e) (if the Event of Default under clause (c) or (e) is with respect to less than all Series and Classes of Notes then Outstanding) of Section 7.01 occurs and is continuing with respect to any Series or Class, then and in each and every such case, unless the principal of all the Notes of such Series or Class shall have already become due and payable, either the Indenture Trustee or the Holders of more than 66-2/3% of the Outstanding Principal Amount of the Notes of such Series or Class then Outstanding hereunder (each such Series or Class acting as a separate Class), by notice in writing to the Issuer (and to the Indenture Trustee if given by the Holders), may declare the Outstanding Principal Amount of all the Outstanding Notes of such Series or Class and all interest accrued or principal accreted and unpaid (if any) thereon to be due and payable immediately, and upon any such declaration the same will become and will be immediately due and payable, anything in this Indenture, the related Indenture Supplement or in the Notes of such Series or Class to the contrary notwithstanding. Such payments are subject to the allocation, deposits and payment sections of the related Indenture Supplement.

(b) If an Event of Default described in clause (c) or (e) of Section 7.01 occurs with respect to all Series and Classes of Outstanding Notes and is continuing, then and in each and every such case, unless the principal of all the Notes shall have already become due and payable, either the Indenture Trustee or the Holders of more than 66-2/3% of the Outstanding Principal Amount of all the Outstanding Notes hereunder (treated as one Class), by notice in writing to the Issuer (and to the Indenture Trustee if given by Holders), may declare the Outstanding Principal Amount of all the Notes then Outstanding and all interest accrued or principal accreted and unpaid (if any) thereon to be due and payable immediately, and upon any such declaration the same will become and will be immediately due and payable, notwithstanding anything in this Indenture, the related Indenture Supplements or the Notes to the contrary.

(c) If an Event of Default described in clause (d) of Section 7.01 occurs and is continuing, then the Notes of all Series and Classes will automatically be and become immediately due and payable by the Issuer, without notice or demand to any Person, and the Issuer will automatically and immediately be obligated to pay off the Notes.

At any time after such a declaration of acceleration has been made or an automatic acceleration has occurred with respect to the Notes of any Series or Class and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article VII provided, the Holders of more than 66-2/3% of the Outstanding Principal Amount of such Series or Classes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay (A) all overdue installments of interest on the Notes of such Series or Class, (B) the principal of any Notes of such Series or

Class which have become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor by the terms of the Notes of such Series or Class, to the extent that payment of such interest is lawful, (C) interest upon overdue installments of interest at the rate or rates prescribed therefor by the terms of the Notes of such Series or Class to the extent that payment of such interest is lawful, and (D) all sums paid by the Indenture Trustee hereunder and the reasonable compensation, expenses and disbursements of the Indenture Trustee, its agents and counsel and all other amounts due to the Indenture Trustee under Section 8.07; and

(ii) all Events of Default with respect to such Series or Class of Notes, other than the nonpayment of the principal of the Notes of such Series or Class which has become due solely by such acceleration, have been cured or waived as provided in Section 7.15.

No such rescission will affect any subsequent default or impair any right consequent thereon.

Section 7.03 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee. The Issuer covenants that if:

(a) the Issuer defaults in the payment of interest on any Series or Class of Notes when such interest becomes due and payable and such default continues for a period of thirty-five (35) days following the date on which such interest became due and payable, or

(b) the Issuer defaults in the payment of the Stated Principal Amount of any Series or Class of Notes on the Legal Maturity Date thereof;

the Issuer will, upon demand of the Indenture Trustee, pay (subject to the allocation provided in this Article VII and any related Indenture Supplement) to the Indenture Trustee, for the benefit of the Holders of any such Notes of the affected Series or Class, the whole amount then due and payable on any such Notes for principal and interest, with interest, to the extent that payment of such interest will be legally enforceable, upon the overdue principal and upon overdue installments of interest, (i) in the case of Interest-bearing Notes, at the rate of interest applicable to the Stated Principal Amount thereof, unless otherwise specified in the applicable Indenture Supplement; and (ii) in the case of Discount Notes, as specified in the applicable Indenture Supplement, and in addition thereto, will pay such further amount as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel and all other amounts due to the Indenture Trustee under Section 8.07.

If the Issuer fails to pay such amounts forthwith upon such demand, the Indenture Trustee may, in its own name and as trustee of an express trust, institute a judicial proceeding for the collection of the sums so due and unpaid, and may directly prosecute such proceeding to judgment or final decree, and the Indenture Trustee may enforce the same against the Issuer or any other obligor upon the Notes of such Series or Class and collect the money adjudged or decreed to be payable in the manner provided by law out of the Collateral or any other obligor upon such Notes, wherever situated.

Section 7.04 Indenture Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy or other similar proceeding relative to the Issuer or any other obligor upon the Notes or the property of the Issuer or of such other obligor, the Indenture Trustee (irrespective of whether the principal of the Notes will then be due and payable as therein expressed or by declaration or otherwise) will be entitled and empowered by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel and all other amounts due the Indenture Trustee under Section 8.07) and of the Noteholders allowed in such judicial proceeding, and

(ii) to collect and receive any funds or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator or other similar official in any such proceeding is hereby authorized by each Noteholder to make such payment to the Indenture Trustee, and in the event that the Indenture Trustee will consent to the making of such payments directly to the Noteholders, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due the Indenture Trustee under Section 8.07.

Nothing herein contained will be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

Section 7.05 Indenture Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes of any Series or Class may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes of such Series or Class or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee will be brought in its own name as trustee of an express trust, and any recovery of judgment will, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its respective agents and counsel, be for the ratable benefit of the Holders of the Notes of the Series or Class in respect of which such judgment has been recovered.

Section 7.06 Application of Money Collected. Any money or other property collected by the Indenture Trustee with respect to a Series or Class of Notes pursuant to this Article VII will be applied in the following order, at the date or dates fixed by the Indenture Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes of such Series or Class and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

(a) first, to (i) the payment of all amounts due to the Indenture Trustee and Securities Intermediary under Section 8.07(a) and (ii) the payment of amounts due to the Owner Trustee under Section 8.01 and 8.02 of the Trust Agreement;

(b) second, as specified in the related Indenture Supplement, for application and payment in accordance with the related Indenture Supplement, the amounts due and payable on the Notes for principal and interest, respectively, and other fees and expenses payable in connection therewith under the applicable Indenture Supplement; and

(c) third, to the Issuer.

Section 7.07 Indenture Trustee May Elect to Hold the Collateral. Following an acceleration of any Series or Class of Notes, the Indenture Trustee may elect to continue to hold the Collateral and apply distributions on the Collateral in accordance with the regular distribution provisions pursuant to the relevant allocation provisions of the Servicing Agreement, except that principal will be paid on the accelerated Series or Class of Notes to the extent funds are received and allocated to the accelerated Series or Class of Notes, and payment is permitted by the subordination provisions of the accelerated Series or Class of Notes.

Section 7.08 Sale of Collateral for Accelerated Notes. In the case of a Series or Class of Notes that has been accelerated following an Event of Default, the Indenture Trustee may, and, subject to any further conditions specified in the related Indenture Supplement, at the direction of the Holders of more than 66-2/3% of the Outstanding Principal Amount of that Series or Class of Notes will, cause the Issuer to sell Collateral as provided in the related Indenture Supplement.

Section 7.09 Limitation on Suits. To the fullest extent permitted by applicable law, except as otherwise provided in Section 14.06, no Holder of any Note of any Series or Class will have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee or similar official, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default with respect to Notes of such Series or Class;

(b) the Holders of more than 66-2/3% in Outstanding Principal Amount of the Outstanding Notes of such Series or Class have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in the name of the Indenture Trustee hereunder;

(c) such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; and

(d) the Indenture Trustee, for sixty (60) days after the Indenture Trustee has received such notice, request and offer of indemnity has failed to institute any such proceeding;

it being understood and intended that no one or more Holders of Notes of such Series or Class will have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of such Series or Class, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Holders of all Notes of such Series or Class.

Section 7.10 Unconditional Right of Noteholders to Receive Principal and Interest; Limited Recourse. Notwithstanding any other provisions in this Indenture, the Holder of any Note will have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note on the Legal Maturity Date expressed in the related Indenture Supplement and to institute suit for the enforcement of any such payment, and such right will not be impaired without the consent of such Holder; provided, however, that notwithstanding any other provision of this Indenture to the contrary, the obligation to pay principal of or interest on the Notes or any other amount payable to any Noteholder will be without recourse to the Transferor, the Indenture Trustee, the Owner Trustee or any Affiliate, officer, employee, member or director of any of them, and the obligation of the Issuer to pay principal of or interest on the Notes or any other amount payable to any Noteholder will be subject to the allocation and payment provisions of the Servicing Agreement, this Indenture, and the applicable Indenture Supplements and limited to amounts available from the Collateral.

Section 7.11 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Issuer, the Indenture Trustee and the Noteholders will, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders will continue as though no such proceeding had been instituted.

Section 7.12 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.13 Delay or Omission Not Waiver. No delay or omission of the Indenture Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VII or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 7.14 Control by Noteholders. Holders of more than 66-2/3% of the Outstanding Principal Amount of any affected Series or Class will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such Series or Class, provided that:

(a) the Indenture Trustee will have the right to decline to follow any such direction if the Indenture Trustee, being advised by counsel, determines that the Action so directed may not lawfully be taken or would conflict with this Indenture or if the Indenture Trustee in good faith determines that the proceedings so directed would involve it in personal liability or be unjustly prejudicial to the Holders not taking part in such direction, and

(b) the Indenture Trustee may take any other action permitted hereunder deemed proper by the Indenture Trustee which is not inconsistent with such direction.

Section 7.15 Waiver of Past Defaults. Holders of more than 66-2/3% of the Outstanding Principal Amount of any Series or Class may on behalf of the Holders of all the Notes of such Series or Class waive any past default hereunder or under the related Indenture Supplement with respect to such Series or Class and its consequences, except a default not theretofore cured in the payment of the principal of or interest on any Note of such Series or Class.

The consent of the Holders of all Outstanding Notes of a Series or Class is required to waive any past default hereunder or under the related Indenture Supplement with respect to such Series or Class and its consequences, except a default not theretofore cured in respect of a covenant or provision hereof which under Article X cannot be modified or amended without the consent of the Holder of each Outstanding Note of such Series or Class.

Upon any such waiver, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, for every purpose of this Indenture; but no such waiver will extend to any subsequent or other default or impair any right consequent thereon.

Section 7.16 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by his or her acceptance thereof will be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 7.16 will not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 25% in Outstanding Principal Amount of the Outstanding Notes of any Series or Class to which the suit relates, or to any suit instituted by any Noteholders for the enforcement of the payment of the principal of or interest on any Note on or after the applicable Legal Maturity Date expressed in such Note.

Section 7.17 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

[END OF ARTICLE VII]

ARTICLE VIII

THE INDENTURE TRUSTEE

Section 8.01 Certain Duties and Responsibilities. (a) The Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Notes of any Series or Class, and no implied covenants or obligations will be read into this Indenture against the Indenture Trustee. The permissive rights of the Indenture Trustee to do things enumerated in this Indenture shall not be construed as a duty and, with respect to such permissive rights, the Indenture Trustee shall not be answerable for other than its negligence or willful misconduct.

(b) In the absence of bad faith on its part, the Indenture Trustee may, with respect to Notes of any Series or Class, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee will be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(c) In case an Event of Default with respect to any Series or Class of Notes has occurred and is continuing, the Indenture Trustee will exercise with respect to the Notes of such Series or Class such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(d) No provision of this Indenture will be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this clause (d) will not be construed to limit the effect of clause (a) of this Section 8.01;

(ii) the Indenture Trustee will not be liable for any error of judgment made in good faith by an Indenture Trustee Authorized Officer, unless it will be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(iii) the Indenture Trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of more than 66-2/3% of the Outstanding Principal Amount of any Series or Class relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture with respect to the Notes of such Series or Class; and

(iv) no provision of this Indenture will require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it will have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to the Indenture Trustee against such risk or liability is not reasonably assured to it.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee will be subject to the provisions of this Section 8.01.

Section 8.02 Notice of Defaults.

(a) Within ninety (90) days after the Indenture Trustee has obtained actual knowledge of the occurrence of any default (as determined pursuant to Section 8.03(h) hereof) with respect to Notes of any Series or Class, Indenture Trustee will deliver to all Registered Noteholders of such Series or Class, as their names and addresses appear in the Note Register, notice of such default hereunder known to the Indenture Trustee, provided, however, that, except in the case of a default in the payment of the principal of or interest on any Note of such Series or Class, the Indenture Trustee will be protected in withholding such notice if and so long as an Indenture Trustee Authorized Officer in good faith determines that the withholding of such notice is in the interests of the Noteholders of such Series or Class.

(b) Within ninety (90) days after the occurrence of any default hereunder with respect to Notes of any Series or Class, the Issuer will give prompt written notification thereof to the Rating Agencies, unless such default will have been cured or waived.

For the purpose of this Section 8.02, the term “default,” with respect to Notes of any Series or Class, means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Notes of such Series or Class.

Section 8.03 Certain Rights of Indenture Trustee. Except as otherwise provided in Section 8.01:

(a) the Indenture Trustee may conclusively rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document (whether in its original, facsimile or other electronic form) believed by it to be genuine and to have been signed or presented by the proper party or parties, and shall have no duty to investigate, recompile, recalculate, verify the accuracy of any such information or otherwise be responsible for the content or accuracy of, any such notice, statement, report or information contained in any such document or otherwise delivered to the Indenture Trustee pursuant to this Indenture or any other Transaction Document;

(b) whenever in the administration of this Indenture the Indenture Trustee deems it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed)

may, in the absence of bad faith on its part, rely upon an Officer’s Certificate or Opinion of Counsel;

(c) the Indenture Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d) the Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(e) the Indenture Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee will determine to make such further inquiry or investigation, it will be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

(f) the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Indenture Trustee will not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(g) the Indenture Trustee will not be responsible for filing any financing statements or continuation statements in connection with the Notes, but will cooperate with the Issuer in connection with the filing of such financing statements or amendments to such financing statements;

(h) the Indenture Trustee shall not be deemed to have notice of any default (including any Servicer Default under the Servicing Agreement) or Event of Default unless an Indenture Trustee Authorized Officer with direct responsibility for the administration of this Indenture has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee, and such notice references the Notes and this Indenture;

(i) the rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder;

(j) the Indenture Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(k) in no event shall the Indenture Trustee be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Indenture Trustee has advised of the likelihood of such loss or damage and regardless of the form of action; and

(l) the Indenture Trustee shall have no responsibility to monitor, verify, or enforce compliance with the requirements of Regulation RR by any Person, shall not be charged with knowledge of Regulation RR, and shall not be liable to any Person for any violation thereof.

Section 8.04 Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the certificates of authentication, will be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Indenture Trustee will not be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

Section 8.05 May Hold Notes. The Indenture Trustee, any Paying Agent, the Note Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 8.08 and Section 8.13, may otherwise deal with the Issuer with the same rights it would have if it were not Indenture Trustee, Paying Agent, Note Registrar or such other agent.

Section 8.06 Money Held in Trust. Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds except to the extent required by this Indenture or by law. The Indenture Trustee will be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

Section 8.07 Compensation and Reimbursement; Limit on Compensation Reimbursement and Indemnity. (a) The Issuer agrees:

(i) to cause the Beneficiary to pay to the Indenture Trustee and Securities Intermediary from time to time reasonable compensation (or, for so long as U.S. Bank Trust Company, National Association is the Indenture Trustee, such amount as has been mutually agreed upon in writing) for all services rendered by it hereunder (which compensation will not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) except as otherwise expressly provided herein, to cause the Beneficiary to reimburse the Indenture Trustee and Securities Intermediary upon the Indenture Trustee’s or Securities Intermediary’s request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee or Securities Intermediary in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of the Indenture Trustee’s or Securities Intermediary’s agents and counsel), except any such expense, disbursement or advance as may be attributable to the Indenture Trustee’s own negligence or bad faith or the Securities Intermediary’s own gross negligence or bad faith; and

(iii) to cause the Beneficiary to indemnify the Indenture Trustee and Securities Intermediary for, and to hold the Indenture Trustee and Securities Intermediary harmless against, any and all loss, liability, expense, claim, damage or injury incurred without negligence or bad faith on the Indenture Trustee’s or bad faith on the Securities Intermediary’s part, arising out of or in connection with the acceptance or administration of this Indenture and the transactions contemplated hereby, including the costs and expenses of the Indenture Trustee and Securities Intermediary defending itself against any claim or liability (whether asserted by the Issuer, the Servicer, any Holder or any other Person) in connection with the exercise or performance of any of its powers or duties hereunder.

The Indenture Trustee and Securities Intermediary will have no recourse to any asset of the Issuer other than funds available pursuant to Section 7.06 or as set forth in any Indenture Supplement or to any Person other than the Issuer. Except as specified in Section 7.06, any such payment to the Indenture Trustee or Securities Intermediary shall be subordinate to payments to be made to Noteholders.

(b) This Section 8.07 will survive the termination of this Indenture and the resignation or replacement of the Indenture Trustee under Section 8.10.

Section 8.08 Disqualification; Conflicting Interests. If the Indenture Trustee has or will acquire a conflicting interest within the meaning of the Trust Indenture Act, the Indenture Trustee will, if so required by the Trust Indenture Act, either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. Nothing herein will prevent the Indenture Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

Section 8.09 Corporate Indenture Trustee Required; Eligibility. There will at all times be an Indenture Trustee hereunder with respect to each Series or Class of Notes, which will be either a bank or a corporation organized and doing business under the laws of the United States of America or of any state or the District of Columbia, authorized under such laws to exercise corporate trust powers, and having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.09, the combined capital and surplus of such corporation will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Issuer may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Issuer, serve as Indenture Trustee. If at any time the Indenture Trustee with respect to any Series or Class of Notes will cease to be eligible in accordance with the provisions of this Section 8.09, it will resign immediately in the manner and with the effect hereinafter specified in this Article VIII.

Section 8.10 Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article VIII will become effective until the acceptance of appointment by the successor Indenture Trustee under Section 8.11.

(b) The Indenture Trustee may resign with respect to any Series or Class of Notes at any time by giving written notice thereof to the Issuer. If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Indenture Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(c) The Indenture Trustee may be removed with respect to any Series or Class of Notes at any time by Action of the Majority Holders of that Series or Class, delivered to the Indenture Trustee and to the Issuer. If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee within thirty (30) days after the giving of such notice of removal, the Indenture Trustee being removed may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(d) If at any time:

(i) the Indenture Trustee fails to comply with Section 310(b) of the Trust Indenture Act with respect to any Series or Class of Notes after written request therefor by the Issuer or by any Noteholder who has been a bona fide Holder of a Note of that Series or Class for at least six (6) months, or

(ii) the Indenture Trustee ceases to be eligible under Section 8.09 with respect to any Series or Class of Notes and fails to resign after written request therefor by the Issuer or by any such Noteholder, or

(iii) the Indenture Trustee becomes incapable of acting with respect to any Series or Class of Notes, or

(iv) the Indenture Trustee is adjudged bankrupt or insolvent or a receiver of the Indenture Trustee or of its property is appointed or any public officer takes charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuer may remove the Indenture Trustee, with respect to the Series or Class, or in the case of clause (iv), with respect to all Series or Classes, or (B) subject to Section 7.16, any Noteholder who has been a bona fide Holder of a Note of such Series and Class for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee with respect to such Series or Class and the appointment of a successor Indenture Trustee with respect to the Series or Class, or, in the case of clause (iv), with respect to all Series and Classes.

(e) If the Indenture Trustee resigns, is removed or becomes incapable of acting with respect to any Series or Class of Notes, or if a vacancy shall occur in the office of the Indenture Trustee with respect to any Series or Class of Notes for any cause, the Issuer will promptly appoint a successor Indenture Trustee for that Series or Class of Notes. If, within one (1) year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Indenture

Trustee with respect to such Series or Class of Notes is appointed by Act of the Majority Holders of such Series or Class delivered to the Issuer and the retiring Indenture Trustee, the successor Indenture Trustee so appointed will, forthwith upon its acceptance of such appointment, become the successor Indenture Trustee with respect to such Series or Class and supersede the successor Indenture Trustee appointed by the Issuer with respect to such Series or Class of Notes. If no successor Indenture Trustee with respect to such Series or Class of Notes shall have been so appointed by the Issuer or the Noteholders of such Series or Class and accepted appointment in the manner hereinafter provided, any Noteholder who has been a bona fide Holder of a Note of such Series or Class for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee with respect to such Series or Class of Notes.

(f) The Issuer will give written notice of each resignation and each removal of the Indenture Trustee with respect to any Series or Class of Notes and each appointment of a successor Indenture Trustee with respect to any Series or Class to each Noteholder as provided in Section 1.06 and to each Rating Agency. To facilitate delivery of such notice, upon request by the Issuer, the Note Registrar shall provide to the Issuer a list of the relevant Registered Noteholders. Each notice will include the name of the successor Indenture Trustee and the address of its principal Corporate Trust Office.

Section 8.11 Acceptance of Appointment by Successor. Every successor Indenture Trustee appointed hereunder will execute, acknowledge and deliver to the Issuer and to the predecessor Indenture Trustee an instrument accepting such appointment and thereupon the resignation or removal of the predecessor Indenture Trustee will become effective with respect to any Series or Class as to which it is resigning or being removed as Indenture Trustee, and such successor Indenture Trustee, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the predecessor Indenture Trustee with respect to any such Series or Class; but, on request of the Issuer or the successor Indenture Trustee, such predecessor Indenture Trustee will, upon payment of its reasonable charges, if any, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the predecessor Indenture Trustee, and will duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such predecessor Indenture Trustee hereunder with respect to all or any such Series or Class, subject nevertheless to its lien, if any, provided for in Section 8.07. Upon request of any such successor Indenture Trustee, the Issuer will execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.

In case of the appointment hereunder of a successor Indenture Trustee with respect to the Notes of one or more (but not all) Series or Classes, the Issuer, the predecessor Indenture Trustee and each successor Indenture Trustee with respect to the Notes of any applicable Series or Class will execute and deliver an Indenture Supplement which will contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Indenture Trustee with respect to the Notes of any Series or Class as to which the predecessor Indenture Trustee is not being succeeded will continue to be vested in the predecessor Indenture Trustee, and will add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, it being understood that nothing herein or in such Indenture Supplement will constitute such Indenture Trustees co-trustees of the same trust and that each such Indenture Trustee will be Indenture Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Indenture Trustee.

No successor Indenture Trustee with respect to any Series or Class of Notes will accept its appointment unless at the time of such acceptance such successor Indenture Trustee will be qualified and eligible under this Article VIII.

Section 8.12 Merger, Conversion, Consolidation or Succession to Business. Any entity into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, will be the successor of the Indenture Trustee hereunder, provided such entity shall be otherwise qualified and eligible under this Article VIII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. The Indenture Trustee shall give prompt written notice of such merger, conversion, consolidation or succession to the Issuer. In case any Notes shall have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had itself authenticated such Notes.

Section 8.13 Preferential Collection of Claims Against Issuer. If and when the Indenture Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Notes), the Indenture Trustee will be subject to the provisions of Section 311 of the Trust Indenture Act. An Indenture Trustee who has resigned or been removed will be subject to Section 311(a) of the Trust Indenture Act to the extent provided therein.

Section 8.14 Appointment of Authenticating Agent. At any time when any of the Notes remain Outstanding the Indenture Trustee, with the approval of the Issuer, may appoint an Authenticating Agent or Agents with respect to one or more Series or Classes of Notes which will be authorized to act on behalf of the Indenture Trustee to authenticate Notes of such Series or Classes issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 4.06, and Notes so authenticated will be entitled to the benefits of this Indenture and will be valid and obligatory for all purposes as if authenticated by the Indenture Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Indenture Trustee or the Indenture Trustee’s Certificate of Authentication, such reference will be deemed to include authentication and delivery on behalf of the Indenture Trustee by an Authenticating Agent and a Certificate of Authentication executed on behalf of the Indenture Trustee by an Authenticating Agent. Each Authenticating Agent will be acceptable to the Issuer and will at all times be an Entity organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and, if other than the Issuer itself, subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 8.14, the combined capital and surplus of such Authenticating Agent will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent will cease to be eligible in accordance with the provisions of this Section 8.14, such Authenticating Agent will resign immediately in the manner and with the effect specified in this Section 8.14. The initial Authenticating Agent for the Notes of all Series and Classes will be U.S. Bank Trust Company, National Association.

Any entity into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Authenticating Agent will be a party, or any entity succeeding to the corporate agency or corporate trust business of an Authenticating Agent, will continue to be an Authenticating Agent, provided such entity will be otherwise eligible under this Section 8.14, without the execution or filing of any paper or any further act on the part of the Indenture Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Indenture Trustee and to the Issuer. The Indenture Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent will cease to be eligible in accordance with the provisions of this Section 8.14, the Indenture Trustee, with the approval of the Issuer, may appoint a successor Authenticating Agent and will give notice to each Noteholder as provided in Section 1.06. Any successor Authenticating Agent upon acceptance of its appointment hereunder will become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent will be appointed unless eligible under the provisions of this Section 8.14.

The Indenture Trustee agrees to pay to each Authenticating Agent (other than an Authenticating Agent appointed at the request of the Issuer from time to time) reasonable compensation for its services under this Section 8.14, and the Indenture Trustee will be entitled to be reimbursed for such payments, subject to the provisions of Section 8.07.

If an appointment of an Authenticating Agent, other than the Indenture Trustee, is made with respect to one or more Series or Classes, pursuant to this Section 8.14, the Notes of such Series or Classes may have endorsed thereon, in addition to the Indenture Trustee’s Certificate of Authentication, an alternate Certificate of Authentication in the following form:

This is one of the Notes of the Series or Classes designated therein referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee

By:
As Authenticating Agent

By:
Authorized Signatory

Section 8.15 Tax Returns. In the event that the Issuer shall be required to file tax returns, the Administrator shall prepare or shall cause to be prepared such tax returns and shall provide such tax returns to the Owner Trustee or the Beneficiary for signature at least five (5) days before such tax returns are due to be filed. The Issuer, in accordance with the terms of each Indenture Supplement, shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Noteholders and shall deliver such information to the Indenture Trustee at least five (5) days prior to the date it is required by law to be distributed to Noteholders. The Indenture Trustee, upon written request, will furnish the Administrator with all such information known to the Indenture Trustee as may be reasonably requested and required in connection with the preparation of all tax returns of the Issuer, and shall, upon request, execute such returns. In no event shall the Administrator, the Indenture Trustee or the Owner Trustee be personally liable for any liabilities, costs or expenses of the Issuer or any Noteholder arising under any tax law, including without limitation, federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto arising from a failure to comply therewith).

Section 8.16 Representations and Covenants of the Indenture Trustee. The Indenture Trustee represents, warrants and covenants that:

(i) The Indenture Trustee is an entity validly existing in good standing under the applicable laws of the jurisdiction of its organization;

(ii) The Indenture Trustee has full power and authority to execute, deliver and perform its obligations under this Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and other documents to which it is a party; and

(iii) Each of this Indenture and the other documents to which it is a party has been duly executed and delivered by the Indenture Trustee and constitutes its legal, valid and binding obligation in accordance with its terms.

Section 8.17 Appointment of Co-Trustee or Separate Indenture Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and shall execute and deliver all instruments, subject to the prior written consent of the Transferor, which consent shall not be unreasonably withheld, to appoint one or more Persons reasonably acceptable to the Issuer to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section 8.17, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.09 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.10.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee and an executed copy delivered to the Issuer.

(d) Any separate trustee or co-trustee may at any time appoint the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.18 Certain Securities Laws Covenants. The Indenture Trustee shall furnish the Bank and the Transferor with any documents and information relating to the Indenture Trustee necessary or appropriate to enable such parties to comply with the Securities Act and the Securities Exchange Act, including the rules contained in 17 CFR Parts 210, 228, 229, 230, 232, 239, 240, 242, 245 and 249 of Regulation AB.

[END OF ARTICLE VIII]

ARTICLE IX

LISTS, REPORTS BY INDENTURE

TRUSTEE, ISSUER AND BENEFICIARY

Section 9.01 Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee:

(a) not more than ten (10) days after each Record Date, in such form as the Indenture Trustee may reasonably require, a list of the names and addresses of the Registered Noteholders of such Series or Classes as of such date, and

(b) at such other times as the Indenture Trustee may request in writing, within thirty (30) days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than fifteen (15) days before the time such list is furnished;

provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

Section 9.02 Preservation of Information; Communications to Noteholders.

(a) The Indenture Trustee will preserve, in as current a form as is reasonably practicable, the names and addresses of Registered Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 9.01 and the names and addresses of Registered Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 9.01 upon receipt of a new list so furnished.

(b) If three or more Holders of Notes of any Series or Class (hereinafter referred to as “applicants”) (or, if there are less than three such Holders, all of the Holders) apply in writing to the Indenture Trustee, and furnish to the Indenture Trustee reasonable proof that each such applicant has owned a Note of such Series or Class for a period of at least six (6) months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Notes of such Series or Class or with the Holders of all Notes with respect to their rights under this Indenture or under such Notes and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Indenture Trustee will, within five (5) Business Days after the receipt of such application, at its election, either:

(i) afford such applicants access to the information preserved at the time by the Indenture Trustee in accordance with Section 9.02(a), or

(ii) inform such applicants as to the approximate number of Holders of Notes of such Series or Class or all Notes, as the case may be, whose names and addresses appear in the information preserved at the time by the Indenture Trustee in accordance with Section 9.02(a), and as to the approximate cost of delivering to such Noteholders the form of proxy or other communication, if any, specified in such application.

If the Indenture Trustee shall elect not to afford such applicants access to such information, the Indenture Trustee shall, upon the written request of such applicants, make available to each Holder of a Registered Note of such Series or Class or to all Registered Noteholders, as the case may be, whose names and addresses appear in the information preserved at the time by the Indenture Trustee in accordance with Section 9.02(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Indenture Trustee of the material to be made available and of payment, or provision for the payment, of the reasonable expenses thereof, unless, within five (5) days after such tender, the Indenture Trustee shall make available to such applicants and file with the Commission, together with a copy of the material to be made available, a written statement to the effect that, in the opinion of the Indenture Trustee, such availability would be contrary to the best interests of the Holders of Notes of such Series or Class or all Noteholders, as the case may be, or would be in violation of applicable law. Such written statement will specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Indenture Trustee will make available copies of such material to all Registered Noteholders of such Series or Class or all Registered Noteholders, as the case may be, with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Indenture Trustee will be relieved of any obligation or duty to such applicants respecting their application.

(c) Every Holder of Notes, by receiving and holding the same, agrees with the Issuer and the Indenture Trustee that neither the Issuer nor the Indenture Trustee will be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Notes in accordance with Section 9.02(b), regardless of the source from which such information was derived, and that the Indenture Trustee will not be held accountable by reason of mailing any material pursuant to a request made under Section 9.02(b).

Section 9.03 Reports by Indenture Trustee. (a) The term “reporting date” as used in this Section 9.03 means December 31. Within sixty (60) days after the reporting date in each year, beginning in 2027, the Indenture Trustee will transmit to Noteholders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such reporting date if required by Section 313(a) of the Trust Indenture Act.

(b) To the extent required by the Trust Indenture Act, the Indenture Trustee will deliver each year to all Registered Noteholders, with a copy provided to the Issuer and delivered to the Rating Agencies by the Issuer, a report concerning:

(i) its eligibility and qualifications to continue as trustee under this Indenture;

(ii) any amounts advanced by the Indenture Trustee under this Indenture;

(iii) the amount, interest rate and maturity date or indebtedness owing by the Issuer to the Indenture Trustee, in its individual capacity;

(iv) the property and funds physically held by the Indenture Trustee by which such Notes are secured;

(v) any release or release and substitution of Collateral subject to the lien of this Indenture which has not previously been reported; and

(vi) any action taken by the Indenture Trustee that materially affects the Notes and that has not previously been reported.

(c) The Indenture Trustee will comply with Sections 313(b) and 313 (c) of the Trust Indenture Act.

(d) A copy of each such report will, at the time of such transmission to Noteholders, be filed by the Indenture Trustee with each stock exchange upon which the Notes are listed, and also with the Commission. The Issuer will notify the Indenture Trustee when the Notes are admitted to trading on any stock exchange.

Section 9.04 Reports by Issuer to the Commission. The Issuer will:

(a) file with the Indenture Trustee, within fifteen (15) days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act; or, if the Issuer is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b) file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c) supply to the Indenture Trustee and the Indenture Trustee shall transmit to all Registered Noteholders, as their names and addresses appear in the Note Register within thirty (30) days after the filing thereof with the Indenture Trustee, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to paragraphs (a) and (b) of this Section 9.04 as may be required by rules and regulations prescribed from time to time by the Commission.

(d) The delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only and the Indenture Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely conclusively on an Officer’s Certificate of an Authorized Officer of the Issuer).

Section 9.05 Monthly Noteholders’ Statement. On each Determination Date, the Issuer will cause the Servicer to, in cooperation with and based on information provided to it by the Issuer and the Beneficiary, complete and deliver to the Note Registrar, the Indenture Trustee and the Transferor (with a copy to each Rating Agency) a Monthly Noteholders’ Statement.

On each Distribution Date, the Indenture Trustee shall make the Monthly Noteholders’ Statement available electronically and, with the consent or at the direction of the Issuer, such other information regarding the Notes and/or the Collateral as the Indenture Trustee may have in its possession via access to a password-protected website maintained by the Indenture Trustee. Access to such website shall be provided to any party to a Transaction Document requesting access, to each Rating Agency and, after proof of ownership is provided to the Indenture Trustee by such Noteholder or Note Owner or agent of such Noteholder or Note Owner by way of certification in a form acceptable to the Indenture Trustee (which, in the case of a Note Owner, may include documentation confirming that such Note Owner is a Verified Note Owner), to any Noteholder or Note Owner; provided, however, that the Indenture Trustee shall have no obligation to provide such information described in this Section 9.05 until it has received the requisite information from the Issuer or the Servicer, as applicable. The Indenture Trustee will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility therefor.

The Indenture Trustee’s internet website shall be initially located at https://pivot.usbank.com or at such other address as shall be specified by the Indenture Trustee from time to time in writing to each Rating Agency, each Noteholder and the parties to this Indenture and to the Servicing Agreement. Other than as set forth in Section 8.01 hereof, the Indenture Trustee shall not be liable for the electronic dissemination of information as contemplated by this Section.

[END OF ARTICLE IX]

ARTICLE X

INDENTURE SUPPLEMENTS; AMENDMENTS TO THE

TRUST AGREEMENT

Section 10.01 Supplemental Indentures and Amendments Without Consent of Noteholders. Without the consent of the Holders of any Notes but with prior notice to each Rating Agency, the Issuer and the Indenture Trustee, at any time and from time to time, upon delivery of an Issuer Tax Opinion and upon delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future, the Issuer may amend this Indenture, including any Indenture Supplement or enter into one or more Indenture Supplements, in form satisfactory to the Indenture Trustee, for any of the following purposes:

(a) to evidence the succession of another Entity to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes; or

(b) to add to the covenants of the Issuer, or to surrender any right or power herein conferred upon the Issuer by the Issuer, for the benefit of the Holders of the Notes of any or all Series or Classes (and if such covenants or the surrender of such right or power are to be for the benefit of less than all Series or Classes of Notes, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified Series or Classes); or

(c) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; or

(d) to add to this Indenture such provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this Indenture was executed or any corresponding provision in any similar federal statute hereafter enacted; or

(e) to establish any form of Note, as provided in Article III, and to provide for the issuance of any Series or Class of Notes as provided in Article IV and to set forth the terms thereof, and/or to add to the rights of the Holders of the Notes of any Series or Class; or

(f) to evidence and provide for the acceptance of appointment by another corporation as a successor Indenture Trustee hereunder with respect to one or more Series or Classes of Notes and to add to or change any of the provisions of this Indenture as will be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, pursuant to Section 8.11; or

(g) to add any additional Early Amortization Events or Events of Default in respect of the Notes of any or all Series or Classes (and if such additional Events of Default are to be in respect of less than all Series or Classes of Notes, stating that such Events of Default are expressly being included solely for the benefit of one or more specified Series or Classes of Notes); or

(h) if one or more additional Beneficiaries under the Trust Agreement are added to, or replaced under, the Trust Agreement, to make any necessary changes to the Indenture or any other related document; or

(i) to designate additional Collateral to the Issuer; or

(j) to provide for additional or alternative forms of credit enhancement for any Series or Class of Notes; or

(k) to comply with any regulatory, accounting, securities or tax laws, rules, regulations or requirements; or

(l) to qualify for sale treatment under generally accepted accounting principles.

Additionally, notwithstanding any provision of this Article X to the contrary and in addition to clauses (a) through (l) above, the Issuer and the Indenture Trustee may amend this Indenture, including any Indenture Supplement, to modify, eliminate or add to the provisions of this Indenture to (i) facilitate compliance with any amendment to, or any interpretive guidance by the FDIC or its staff with respect to, the FDIC Rule or any other change of law or regulation which applies to the Issuer or the transactions governed by the Transaction Documents or (ii) cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to this Indenture in any applicable Registration Statement on Form SF-3, as amended, under the Securities Act; provided, that the Issuer shall deliver to the Indenture Trustee and the Owner Trustee (A) an Officer’s Certificate to the effect that (x) such amendment will not have a material adverse effect on the Noteholders or (y) such amendment is required to remain in compliance with the FDIC Rule or any other change of law or regulation which applies to the Issuer or the transactions governed by the Transaction Documents, or such amendment is required to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to this Indenture in any applicable Registration Statement on Form SF-3, as amended, under the Securities Act, and (B) an Issuer Tax Opinion with respect to such amendment.

Additionally, notwithstanding any provision of this Article X to the contrary and in addition to clauses (a) through (l) above, this Indenture, including any Indenture Supplement, may also be amended without the consent of the Indenture Trustee or any of the Noteholders, upon delivery to the Owner Trustee and the Indenture Trustee of an Issuer Tax Opinion for the purpose of (i) adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or any Indenture Supplement or (ii) modifying in any manner the rights of the Holders of the Notes under this Indenture or any Indenture Supplement; provided, however, that (A) the Issuer shall deliver to the Indenture Trustee and the Owner Trustee an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future and (B) for so long as any Outstanding Series exists, the Rating Agency Condition shall be satisfied.

Additionally, notwithstanding any provision of this Article X to the contrary and in addition to clauses (a) through (l) and the immediately preceding paragraph, this Indenture, including any Indenture Supplement, may also be amended without the consent of the Indenture Trustee or any of the Noteholders, upon delivery to the Owner Trustee and the Indenture Trustee of an Issuer Tax Opinion to provide for (i) the establishment of multiple asset pools and the designation of Collateral to be included as part of specific asset pools or (ii) those changes necessary for compliance with securities law requirements; provided, however, that (A) the Issuer shall deliver to the Indenture Trustee and the Owner Trustee an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future and (B) for so long as any Outstanding Series exists, the Rating Agency Condition shall be satisfied.

The Indenture Trustee may, but shall not be obligated to, enter into any amendment which adversely affects the Indenture Trustee’s rights, duties, benefits, protections, privileges or immunities under this Indenture or otherwise. Any amendment that affects the rights, duties, benefits, protections, privileges, immunities or indemnities of the Owner Trustee under this Indenture or otherwise shall require the prior written consent of the Owner Trustee, which consent shall not be unreasonably withheld, conditioned or delayed. For the avoidance of doubt, no amendment shall expand or impose any duties or obligations on the Owner Trustee except to the extent expressly agreed to in writing by the Owner Trustee.

Section 10.02 Supplemental Indentures with Consent of Noteholders. In addition to any amendment permitted pursuant to Section 10.01 hereof, with prior notice to each applicable Rating Agency and the consent of Holders of more than 66-2/3% in Outstanding Principal Amount of each Series or Class of Notes affected by such amendment of this Indenture, including any Indenture Supplement, by Act of said Holders delivered to the Issuer and the Indenture Trustee, the Issuer, and the Indenture Trustee, as applicable, upon delivery of an Issuer Tax Opinion may enter into an amendment of this Indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes of each such Series or Class under this Indenture or any Indenture Supplement; provided, however, that no such amendment of an Indenture Supplement will, without the consent of the Holder of each Outstanding Note affected thereby:

(a) change the scheduled payment date of any payment of interest on any Note, or change an Expected Final Distribution Date or Legal Maturity Date of any Note;

(b) reduce the Stated Principal Amount of, or the interest rate on any Note, or change the method of computing the Outstanding Principal Amount, the Adjusted Outstanding Principal Amount or the Allocation Amount in a manner that is adverse to the Holder of any Note;

(c) reduce the amount of a Discount Note payable upon the occurrence of an Early Amortization Event or other optional or mandatory redemption or upon the acceleration of its Legal Maturity Date;

(d) impair the right to institute suit for the enforcement of any payment on any Note;

(e) reduce the percentage in Outstanding Principal Amount of the Outstanding Notes of any Series or Class of Notes, the consent of whose Holders is required for any such amendment, or the consent of whose Holders is required for any waiver of compliance with the provisions of this Indenture or of defaults hereunder and their consequences, provided for in this Indenture;

(f) modify any of the provisions of this Section 10.02 or Section 7.15, except to increase any percentage of Holders required to consent to any such amendment or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(g) permit the creation of any lien or other encumbrance on the Collateral that is prior to the lien in favor of the Indenture Trustee for the benefit of the Holders of such Notes;

(h) change any Place of Payment where any principal of, or interest on, any Note is payable, unless otherwise provided in the applicable Indenture Supplement; or

(i) change the method of computing the amount of principal of, or interest on, any Note on any date.

An amendment of this Indenture or an Indenture Supplement which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular Series or Class of Notes, or which modifies the rights of the Holders of Notes of such Series or Class with respect to such covenant or other provision, will be deemed not to affect the rights under this Indenture of the Holders of Notes of any other Series or Class.

It will not be necessary for any Act of Noteholders under this Section 10.02 to approve the particular form of any proposed amendment or Indenture Supplement, but it will be sufficient if such Act will approve the substance thereof.

Section 10.03 Execution of Amendments and Indenture Supplements. In executing or accepting the additional trusts created by any amendment of this Indenture or Indenture Supplement permitted by this Article X or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee will be provided with, and (subject to Section 8.01 or the applicable provisions of the Transfer Agreement and the Servicing Agreement) will be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment or Indenture Supplement is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. The Indenture Trustee may, but will not (except to the extent required in the case of an amendment or Indenture Supplement entered into under Section 10.01(d) or Section 10.01(f)) be obligated to, enter into any such amendment or Indenture Supplement which affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 10.04 Effect of Amendments and Indenture Supplements. Upon the execution of any amendment of this Indenture or any Indenture Supplement or any supplemental indentures under this Article X, this Indenture and the related Indenture Supplement will be modified in accordance therewith with respect to each Series or Class of Notes affected thereby, or all Notes, as the case may be, and such amendment or supplemental indenture will form a part of this Indenture and the related Indenture Supplement for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder will be bound thereby to the extent provided therein.

Section 10.05 Conformity with Trust Indenture Act. Every amendment of this Indenture or any Indenture Supplement and every supplemental indenture executed pursuant to this Article X will conform to the requirements of the Trust Indenture Act as then in effect.

Section 10.06 Reference in Notes to Indenture Supplements. Notes authenticated and delivered after the execution of any amendment of this Indenture or any Indenture Supplement or any supplemental indenture pursuant to this Article X may, and will if required by the Indenture Trustee, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such amendment or supplemental indenture. If the Issuer will so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such amendment or supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

Section 10.07 Amendments to the Trust Agreement.

(a) The Trust Agreement may be amended from time to time in accordance with its terms and subject to the conditions and limitations set forth therein; provided, that no such amendment shall have an Adverse Effect or be reasonably expected to have an Adverse Effect at any time in the future.

(b) In addition to any amendment permitted by Section 10.07(a), the Trust Agreement may be amended with the consent of Noteholders only to the extent, and subject to the applicable consent thresholds, notice requirements, conditions and limitations, set forth in the Trust Agreement, including any requirement for the consent of the Holders of not less than a majority or more than 66 2/3% of the Outstanding Principal Amount of each affected Series or Class of Notes, or the Holders of all Notes then outstanding, as applicable.

(c) For the avoidance of doubt, the procedural requirements and conditions for any amendment to the Trust Agreement (including the consent of the Owner Trustee where required) shall be as set forth in the Trust Agreement, and nothing in this Section 10.07 shall be construed to supersede or limit the amendment provisions of the Trust Agreement.

[END OF ARTICLE X]

ARTICLE XI

REPRESENTATIONS, WARRANTIES AND COVENANTS OF ISSUER

Section 11.01 Payment of Principal and Interest. With respect to each Series or Class of Notes, the Issuer will duly and punctually pay the principal of and interest on such Notes in accordance with their terms, this Indenture and any related Indenture Supplement, and will duly comply with all the other terms, agreements and conditions contained in, or made in this Indenture and any related Indenture Supplement for the benefit of, the Notes of such Series or Class. The payment of principal and interest on each Series or Class of Notes will be primarily based on the performance of the Receivables and, except for interest rate or currency mismatches, will not be contingent on market or credit events that are independent of the Receivables.

Section 11.02 Maintenance of Office or Agency. The Issuer will maintain an office or agency in each Place of Payment where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of such office or agency. If at any time the Issuer will fail to maintain such office or agency or will fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Issuer hereby appoints the Indenture Trustee its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes of one or more Series or Classes may be presented or surrendered for any or all of such purposes specified above and may constitute and appoint one or more Paying Agents for the payments of such Notes, in one or more other cities, and may from time to time rescind such designations and appointments; provided, however, that no such designation, appointment or rescission shall in any matter relieve the Issuer of its obligations to maintain an office or agency in each Place of Payment for Notes of any Series or Class for such purposes. The Issuer will give prompt written notice to the Indenture Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless and until the Issuer rescinds one or more of such appointments, the Issuer hereby appoints the Indenture Trustee, at its principal office, as its Paying Agent in St. Paul, Minnesota with respect to all Series and Classes of Notes having a Place of Payment in the City of St. Paul, Minnesota.

Section 11.03 Money for Note Payments to be Held in Trust. The Paying Agent, on behalf of the Indenture Trustee, will make distributions to Noteholders from the Collection Account or other applicable Issuer Account pursuant to the provisions of any Indenture Supplement based solely on information provided by the Servicer either in a Monthly Payment Instruction or Funding Instruction and will report the amounts of such distributions to the Indenture Trustee. Any Paying Agent will have the revocable power to withdraw funds from the Collection Account or other applicable Issuer Account for the purpose of making the distributions referred to above. The Indenture Trustee may revoke such power and remove the Paying Agent if the Indenture Trustee determines in its sole discretion that the Paying Agent has failed to perform its obligations under this Indenture or any Indenture Supplement in any material respect. The Paying Agent upon removal will return all funds in its possession to the Indenture Trustee.

The Issuer will cause each Paying Agent (other than the Indenture Trustee) for any Series or Class of Notes to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent will agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it so agrees), subject to the provisions of this Section 11.03, that such Paying Agent will:

(a) hold all sums held by it for the payment of principal of or interest on Notes of such Series or Class in trust for the benefit of the Persons entitled thereto until such sums will be paid to such Persons or otherwise disposed of as herein provided;

(b) if such Paying Agent is not the Indenture Trustee, give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes of such Series or Class) in the making of any such payment of principal or interest on the Notes of such Series or Class;

(c) if such Paying Agent is not the Indenture Trustee, at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(d) immediately resign as a Paying Agent and, if such Paying Agent is not the Indenture Trustee, forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards described in this Section 11.03 required to be met by a Paying Agent at the time of its appointment; and

(e) comply with all requirements of the Internal Revenue Code or any other applicable tax law with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to any Series or Class of Notes or for any other purpose, pay, or by an Officer’s Certificate direct any Paying Agent to pay, to the Indenture Trustee all sums held in trust by the Issuer or such Paying Agent in respect of each and every Series or Class of Notes as to which it seeks to discharge this Indenture or, if for any other purpose, all sums so held in trust by the Issuer in respect of all Notes, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent will be released from all further liability with respect to such money.

Any money deposited with the Indenture Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of or interest on any Note of any Series or Class and remaining unclaimed for two years after such principal or interest has become due and payable will be paid to the Issuer upon request in an Officer’s Certificate, or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease. The Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer give to the Holders of the Notes as to which the money to be repaid was held in trust, as provided in Section 1.06, a notice that such funds remain unclaimed and that, after a date specified in the notice, which will not be less than thirty (30) days from the date on which the notice was first mailed or published to the Holders of the Notes as to which the money to be repaid was held in trust, any unclaimed balance of such funds then remaining will be paid to the Issuer free of the trust formerly impressed upon it.

Each Paying Agent will at all times have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by a United States federal or state authority. If such Paying Agent publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 11.03, the combined capital and surplus of such Paying Agent will be deemed to be its combined capital and surplus as set forth in its most recent report of condition as so published.

Section 11.04 Statement as to Compliance. The Issuer will deliver to the Indenture Trustee and the Rating Agencies, on or before March 31 of each year, beginning in 2027, a written statement signed by an Authorized Officer of the Issuer stating that:

(a) a review of the activities of the Issuer during the prior year and of the Issuer’s performance under this Indenture and under the terms of the Notes has been made under such Authorized Officer’s supervision; and

(b) to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied in all material respects with all conditions and covenants under this Indenture throughout such year, or, if there has been a material default in the fulfillment of any such condition or covenant (without regard to any grace period or requirement of notice), specifying each such default known to such Authorized Officer and the nature and status thereof.

Section 11.05 Legal Existence. The Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence.

Section 11.06 Further Instruments and Acts. Upon request of the Indenture Trustee or as necessary, the Issuer will execute and deliver such further instruments and do such further acts (including, but not limited to, disclosing or causing to be disclosed information) as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture or to facilitate compliance with the FDIC Rule. To the extent any action or disclosure is required to facilitate compliance with Regulation RR or the FDIC Rule, such action or disclosure shall be made or taken in a manner consistent with this Indenture, the Transfer Agreement and any applicable Indenture Supplement.

Section 11.07 Compliance with Laws. The Issuer will comply with the requirements of all applicable laws, the noncompliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes or this Indenture.

Section 11.08 Notice of Events of Default. The Issuer agrees to give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder, each event which, after the giving of notice or lapse of time or both, would become an Event of Default hereunder, and each breach on the part of the Transferor of its obligations under the Transfer Agreement.

Section 11.09 Certain Negative Covenants. The Issuer will not:

(a) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts withheld in good faith from such payments under the Internal Revenue Code or other applicable tax law including foreign withholding);

(b) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien in favor of the Indenture Trustee created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby;

(c) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien in favor of the Indenture Trustee created by this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof;

(d) permit the lien in favor of the Indenture Trustee created by this Indenture not to constitute a valid first priority perfected security interest in the Collateral;

(e) voluntarily dissolve or liquidate; or

(f) sell the obligations (as defined in the FDIC Rule) issued in a securitization (as defined in the FDIC Rule) predominantly to an affiliate (other than a wholly-owned subsidiary consolidated for accounting and capital purposes with the Bank).

Section 11.10 No Other Business. The Issuer will not engage in any business other than as permitted under the Trust Agreement.

Section 11.11 Rule 144A Information. For so long as any of the Notes of any Series or Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Exchange Act, the Issuer agrees to provide to any Noteholder of such Series or Class and to any prospective purchaser of Notes designated by such Noteholder, upon the request of such Noteholder or prospective purchaser, any information required to be provided to such Holder or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the Securities Exchange Act.

Section 11.12 Performance of Obligations. (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Trust Agreement, the Transfer Agreement, the Servicing Agreement or such other instrument or agreement.

(b) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, any Indenture Supplement, the Trust Agreement, the Transfer Agreement and in the instruments and agreements relating to the Collateral, including but not limited to filing or causing to be filed all UCC financing statements and amendments thereto required to be filed by the terms of this Indenture and the Trust Agreement in accordance with and within the time periods provided for herein and therein.

Section 11.13 Issuer May Consolidate, Etc., Only on Certain Terms. (a) The Issuer shall not consolidate or merge with or into any other Person or convert into any other Entity, unless:

(1) the Person (if other than the Issuer) formed by or surviving such consolidation or merger or the Entity resulting from such conversion (i) shall be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, (ii) shall not be subject to regulation as an “investment company” under the Investment Company Act and (iii) shall expressly assume, by a supplemental indenture, executed and delivered to the Indenture Trustee, in a form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance of every covenant of this Indenture on the part of the Issuer to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Default or Early Amortization Event shall have occurred and be continuing;

(3) the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that (i) such consolidation, merger or conversion and such supplemental indenture comply with this Section 11.13, (ii) all conditions precedent in this Section 11.13 relating to such transaction have been complied with (including any filing required by the Securities Exchange Act), or waived and (iii) such supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable against such Person;

(4) for so long as any Outstanding Series exists, the Rating Agency Condition has been satisfied;

(5) the Issuer shall have received an Issuer Tax Opinion (and shall have delivered copies thereof to the Indenture Trustee); and

(6) any action that is necessary to maintain the lien and Security Interest created by this Indenture, and the perfection and priority thereof, shall have been taken.

(b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Collateral, substantially as an entirety to any Person, unless:

(1) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, (B) expressly assume, by a supplemental indenture, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the lien and Security Interest of the Indenture Trustee created by this Indenture, (D) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Securities Exchange Act in connection with the Notes and (E) not be an “investment company” as defined in the Investment Company Act;

(2) immediately after giving effect to such transaction, no Event of Default or Early Amortization Event shall have occurred and be continuing;

(3) for so long as any Outstanding Series exists, the Rating Agency Condition has been satisfied;

(4) the Issuer shall have received an Issuer Tax Opinion (and shall have delivered copies thereof to the Indenture Trustee);

(5) any action that is necessary to maintain the lien and security interest created by this Indenture, and the perfection and priority thereof, shall have been taken; and

(6) the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such Indenture Supplement comply with this Section 11.13 and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Securities Exchange Act).

Section 11.14 Successor Substituted. Upon any consolidation, merger or conversion, or any conveyance or transfer of the properties and assets of the Issuer substantially as an entirety in accordance with Section 11.13 hereof, the Person formed by or surviving such consolidation, merger or conversion (if other than the Issuer) or the Person to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein. In the event of any such conveyance or transfer, the Person named as the Issuer in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Section 11.14 shall be released from its obligations under this Indenture as issued immediately upon the effectiveness of such conveyance or transfer, provided, that the Issuer shall not be released from any obligations or liabilities to the Indenture Trustee or the Noteholders arising prior to such effectiveness (which, for the avoidance of doubt and for purposes of this Section 11.14, obligations to the Noteholders existing prior to such effectiveness shall not include the payment obligations under the Notes).

Section 11.15 Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture or the Trust Agreement, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 11.16 Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 11.17 Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (x) distributions as contemplated by, and to the extent funds are available for such purpose under, the Trust Agreement and (y) payments to the Indenture Trustee pursuant to Section 8.07 hereof. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture or any Indenture Supplement.

Section 11.18 No Borrowing. The Issuer will not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any additional indebtedness, except for the Notes.

Section 11.19 Ordinary Course. The Issuer entered into the securitization in the ordinary course of business and not in contemplation of insolvency of the Bank and not with intent to hinder, delay or defraud the Bank or its creditors.

[END OF ARTICLE XI]

ARTICLE XII

EARLY AMORTIZATION OF NOTES

Section 12.01 Applicability of Article. Unless otherwise specified in the applicable Indenture Supplement related to a Series or Class of Notes, pursuant to the terms of this Article XII, the Issuer will redeem and pay, provided, that funds are available and subject to the allocation and reallocation provisions and, with respect to Subordinated Notes, the subordination provisions of the Senior Class of that Series, of the related Indenture Supplement, each affected Series or Class of Notes upon the occurrence of any Early Amortization Event. Unless otherwise specified in the applicable Indenture Supplement relating to a Series or Class of Notes, or in the form of Notes for such Series or Class, and subject to the following provisions of this Section 12.01, the following are “Early Amortization Events”:

(a) the Issuer becomes an investment company within the meaning of the Investment Company Act;

(b) the occurrence of an Insolvency Event as defined in Section 4.01 of the Transfer Agreement relating to the Transferor;

(c) the occurrence of an Insolvency Event as defined in Section 8.02 of the Receivables Purchase Agreement relating to the Bank;

(d) a Transfer Restriction Event shall occur with respect to the Receivables Purchase Agreement; and

(e) with respect to any Series or Class of Notes, any additional Early Amortization Event specified in the Indenture Supplement for such Series or Class of Notes as applying to such Series or Class of Notes.

In the case of any event described in clauses (a) through (d), (unless otherwise specified in the applicable Indenture Supplement relating to a Series) an Early Amortization Event shall occur with respect to all Series without any notice or other action on the part of the Indenture Trustee or the Noteholders immediately upon the occurrence of such event. In the case of any event described in clause (e), an Early Amortization Event shall occur at the time specified and after the occurrence of the events specified in the applicable Indenture Supplement.

The repayment price of a Series or Class of Notes so redeemed will equal the Outstanding Principal Amount of such Series or Class, plus accrued, past due and additional interest to but excluding the date of repayment, the payment of which will be subject to the allocations, deposits and payments sections and the subordination provisions of the related Indenture Supplement.

If the Issuer is unable to pay the repayment price in full on the Distribution Date following the end of the Monthly Period in which the Early Amortization Event occurs, monthly payments on such Series or Class of Notes will thereafter be made on each following Distribution Date until the Stated Principal Amount of such Series or Class, plus all accrued, past due and additional interest, is paid in full or the Legal Maturity Date occurs, whichever is earlier, subject to the allocations, deposits and payments sections of the related Indenture Supplement. If a Series or Class has been defeased pursuant to Section 6.04, the optional redemption of such Defeased Series or Class may be funded from amounts on deposit in the Escrow Account in accordance with Section 6.04(g). Any funds in any Supplemental Issuer Accounts for a repaid Series or Class will be applied to make the principal and interest payments on that Series or Class on the repayment date, subject to the allocations, deposits and payments sections of the related Indenture Supplement. Principal payments on redeemed Classes will be made first to the senior most Notes until paid in full, then to the next Subordinated Notes until paid in full.

No Principal Collections will be allocated to a Series or Class of Notes with an Allocation Amount of zero, irrespective of whether the Stated Principal Amount of that Series or Class of Notes has been paid in full. However, any funds previously deposited into the applicable Issuer Accounts will be available to pay principal of and interest on such Series or Class of Notes. Furthermore, Available Finance Charge Collections may be applied to reimburse reductions in the Allocation Amount of such Series or Class.

Section 12.02 Optional Repurchase. Unless otherwise provided in the applicable Indenture Supplement for a Series or Class of Notes, the Trust or the Transferor has the right, but not the obligation, to redeem a Series or Class of Notes in whole but not in part on any day on or after the day on which the aggregate Outstanding Principal Amount (after giving effect to all payments on such day) of such Series or Class of Notes is reduced to less than 10% of its highest Outstanding Principal Amount at any time (or such other percentage as shall be specified from time to time by the Transferor), but in no event shall such optional redemption occur if 25% or more of the Initial Principal Amount of such Series is still Outstanding; provided, however, that if such Class of Notes redeemed is of a Subordinated Class of Notes, the Transferor will not redeem such Notes if the provisions of the related Indenture Supplement would prevent the payment of such Subordinated Notes until a level of prefunding of the applicable Issuer Accounts for the Senior Classes of Notes for that Series has been reached such that the amount of such deficiency in the required subordination of a Senior Class of Notes is no longer required to provide subordination protection for the Senior Classes of that Series.

If the Transferor elects to redeem a Series or Class of Notes, it will cause the Issuer to notify the Holders of such redemption at least thirty (30) days prior to the redemption date. Unless otherwise specified in the Indenture Supplement applicable to the Notes to be so redeemed, the redemption price of a Series or Class so redeemed will equal 100% of the Outstanding Principal Amount of such Series or Class, plus accrued, unpaid and additional interest or principal accreted and unpaid on such Class to but excluding the date of redemption, the payment of which will be subject to the allocations, deposits and payments sections of the related Indenture Supplement.

If the Issuer is unable to pay the redemption price in full on the redemption date, monthly payments on such Series or Class of Notes will thereafter be made until either the Outstanding Principal Amount of such Series or Class, plus all accrued, unpaid and additional interest, is paid in full or the Legal Maturity Date occurs, whichever is earlier, subject to Article VI, Article VII and the allocations, deposits and payments sections of the related Indenture Supplement. Any funds in any Supplemental Issuer Accounts for a redeemed Series or Class will be applied to make the principal and interest payments on that Series or Class on the redemption date in accordance with the related Indenture Supplement. Principal payments on redeemed Series or Class will be made in accordance with the related Indenture Supplement.

Section 12.03 Notice. Promptly after the occurrence of any Early Amortization Event or a redemption pursuant to Section 12.02, the Issuer will notify the Indenture Trustee and the Rating Agencies in writing of the identity, Stated Principal Amount and Outstanding Principal Amount of the affected Series or Class of Notes to be redeemed. Notice of redemption will promptly be given as provided in Section 1.06. All notices of redemption will state (a) the date on which the redemption of the applicable Series or Class of Notes pursuant to this Article XII will begin, which will be the Distribution Date next following the end of the Monthly Period in which the applicable Early Amortization Event or redemption pursuant to Section 12.02 occurs, (b) the redemption price for such Series or Class of Notes and (c) the Series or Class of Notes to be redeemed pursuant to this Article XII.

[END OF ARTICLE XII]

ARTICLE XIII

MISCELLANEOUS

Section 13.01 No Petition. The Indenture Trustee, by entering into this Indenture and each Noteholder, by accepting a Note, agrees, to the fullest extent permitted by applicable law, that at no time shall it commence, or join in commencing, a bankruptcy case or other insolvency or similar proceeding under the laws of any jurisdiction against the Issuer or the Transferor.

Section 13.02 Trust Obligations. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or the Owner Trustee or of any successor or assign of the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Owner Trustee has no such obligations in its individual capacity).

Section 13.03 Limitations on Liability. (a) The parties hereto are put on notice and hereby acknowledge and agree that (a) this Indenture is executed and delivered on behalf of the Trust by BNY Mellon Trust of Delaware (“BNY”), not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, covenants, undertakings and agreements herein made on the part of the Issuer, is made and intended not as personal representations, undertakings and agreements by BNY but is made and intended for the purpose for binding only, and shall be binding only on, the Issuer, (c) nothing herein contained shall be construed as creating any liability on BNY, individually or personally or as Owner Trustee, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (d) BNY has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer or any other party in this Indenture, and (e) under no circumstances shall the Owner Trustee or BNY be personally liable for the payment of any indebtedness, indemnities, fees, costs or expenses of the Issuer or be liable for the performance, breach or failure of any obligation, duty (including fiduciary duty, if any), representation, warranty or covenant made or undertaken by the Issuer under this Indenture or any other related documents.

(b) Except to the extent expressly otherwise provided in this Indenture, none of the Indenture Trustee, the Owner Trustee or any other beneficiary of the Issuer or any of their respective officers, directors, employers or agents will have any liability with respect to this Indenture, and recourse of any Noteholder may be had solely to the Collateral.

Section 13.04 Tax Treatment. (a) The Issuer and the Noteholders agree that the Notes are intended to be debt for U.S. federal, state and local income and franchise tax purposes and agree to treat the Notes accordingly for all such purposes, unless otherwise required by applicable law. Each Noteholder further agrees that it will cause any Note Owner acquiring an interest in a Note through it to comply with this Indenture as to treatment as indebtedness under applicable tax law as described in this Section 13.04. Notwithstanding the foregoing, to the extent the Issuer is treated as a partnership for U.S. federal, state or local income or franchise purposes and a Noteholder of any Note recharacterized as equity in the Issuer is treated as a partner in such partnership, the Noteholders agree that any tax, penalty, interest or other obligation imposed under the Internal Revenue Code with respect to the income tax items arising from such partnership shall be the sole obligation of the Noteholder to whom such items are allocated and not of such partnership.

(b) Prior to the first Distribution Date, at any time required by applicable law and/or promptly upon request, each Noteholder shall provide to the Indenture Trustee and/or the Issuer (or other Person responsible for withholding of taxes, including but not limited to any withholding or deduction required pursuant to FATCA, or delivery of information under FATCA) information and/or properly completed and signed tax forms and/or certifications sufficient to eliminate the imposition of or to determine the amount of any withholding tax, including backup withholding tax and any withholding or deduction required pursuant to FATCA, including but not limited to IRS Forms W-9 (and any successor forms) or applicable IRS Forms W-8 (and any successor forms) (collectively, the “Tax Information”). Each Noteholder is deemed to understand that by acceptance of a Note, such Noteholder agrees to supply the Tax Information. Further, each Noteholder is deemed to understand that the Issuer and the Indenture Trustee have the right to withhold on payments payable with respect to the Note (without any corresponding gross-up) in the event of a failure to comply with both of the preceding sentences or in the event that the Tax Information provided results in withholding being required, for which neither the Issuer nor the Indenture Trustee shall have any liability.

Section 13.05 Actions Taken by the Issuer. Any and all actions that are to be taken by the Issuer may be taken by the Administrator, the Beneficiary or the Owner Trustee on behalf of the Issuer.

Section 13.06 [Reserved].

Section 13.07 Termination of Issuer. The Issuer and the respective obligations and responsibilities of the Indenture Trustee created hereby (other than the obligation of the Indenture Trustee to make payments to Noteholders as hereinafter set forth) shall terminate, except with respect to the duties described in Section 13.08(b), as provided in the Trust Agreement.

Section 13.08 Final Distribution. (a) The Issuer shall give the Indenture Trustee at least thirty (30) days written notice of the Distribution Date on which the Noteholders of any Series or Class may surrender their Notes for payment of the final distribution on and cancellation of such Notes. Not later than the fifth (5th) day of the month in which the final distribution in respect of such Series or Class is payable to Noteholders, the Indenture Trustee shall provide notice to Noteholders of such Series or Class specifying (i) the date upon which final payment of such Series or Class will be made upon presentation and surrender of Notes of such Series or Class at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Notes at the office or offices therein specified. The

Indenture Trustee shall give such notice to the Note Registrar and the Paying Agent at the time such notice is given to Noteholders.

(b) Notwithstanding a final distribution to the Noteholders of any Series or Class of Notes (or the termination of the Issuer), except as otherwise provided in this paragraph, all funds then on deposit in any Issuer Account allocated to such Noteholders shall continue to be held in trust for the benefit of such Noteholders, and the Paying Agent or the Indenture Trustee shall pay such funds to such Noteholders upon surrender of their Notes, if certificated. In the event that all such Noteholders shall not surrender their Notes for cancellation within six (6) months after the date specified in the notice from the Indenture Trustee described in paragraph (a), the Indenture Trustee shall give a second notice to the remaining such Noteholders to surrender their Notes for cancellation and receive the final distribution with respect thereto. If within one (1) year after the second notice all such Notes shall not have been surrendered for cancellation, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Noteholders concerning surrender of their Notes, and the cost thereof shall be paid out of the funds in the Collection Account or any Supplemental Issuer Accounts held for the benefit of such Noteholders. The Indenture Trustee and the Paying Agent shall pay to the Issuer any monies held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Issuer, Noteholders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person.

Section 13.09 Termination Distributions. Upon the termination of the Issuer pursuant to the terms of the Trust Agreement, the Indenture Trustee shall release, assign and convey to the Beneficiary or any of its designees, without recourse, representation or warranty, all of its right, title and interest in the Collateral, whether then existing or thereafter created, all monies due or to become due and all amounts received or receivable with respect thereto (including all moneys then held in any Issuer Account) and all proceeds thereof, except for amounts held by the Indenture Trustee pursuant to Section 13.08(b). The Indenture Trustee shall execute and deliver such instruments of transfer and assignment as shall be provided to it, in each case without recourse, as shall be reasonably requested by the Transferor, to vest in the Transferor, as Beneficiary under the Trust Agreement, or any of its designees all right, title and interest which the Indenture Trustee had in the Collateral.

Section 13.10 [Reserved].

Section 13.11 Notices.

(a)  In the case of Issuer, to:

Bread Financial Card Issuance Trust

c/o BNY Mellon Trust of Delaware

103 Bellevue Parkway, 3rd Floor

Wilmington, DE 19809

Attn: Corporate Trust Administration—Bread Financial Card Issuance

Phone Number: (312) 827-1375

E-mail: Mitchell.Brumwell@BNY.com;

with a copy to:

Bread Financial Funding, LLC

3095 Loyalty Circle

Columbus, OH 43219

Attn: Treasurer

Phone Number: (484) 840-7754

E-mail: treasury-structuredfinance@breadfinancial.com;

Bread Financial Funding, LLC

c/o Bread Financial Payments, Inc.

3095 Loyalty Circle

Columbus, OH 43219

Attn: Legal Department

E-mail: legal-structuredfinance@breadfinancial.com;

(b)  In the case of the Indenture Trustee, to:

U.S. Bank Trust Company, National Association

190 South LaSalle Street, 7th Floor

Chicago, IL 60603

Attn: Bread Financial Card Issuance Trust

E-mail: mark.esposito@usbank.com; and

(c)  In the case of the Securities Intermediary, to:

U.S. Bank National Association

190 South LaSalle Street, 7th Floor

Chicago, IL 60603

Attn: Bread Financial Card Issuance Trust

E-mail: mark.esposito@usbank.com.

Section 13.12 Force Majeure. In no event shall the Indenture Trustee or the Trust be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, epidemics or pandemics, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, or any Cybersecurity Event; it being understood that the Indenture Trustee and the Trust shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[END OF ARTICLE XIII]

ARTICLE XIV

COMPLIANCE WITH REGULATION AB

Section 14.01 Intent of the Parties; Reasonableness. The Transferor, the Servicer, the Issuer and the Indenture Trustee acknowledge and agree that the purpose of this Article XIV is to facilitate compliance by the Transferor with the provisions of Regulation AB and related rules and regulations of the Commission. The Transferor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than the Transferor’s compliance with the Securities Act, the Securities Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Indenture Trustee and the Servicer acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Transferor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. The Indenture Trustee agrees to cooperate in good faith with any reasonable request by the Transferor for information regarding the Indenture Trustee which is required in order to enable the Transferor to comply with the provisions of Items 1103(a)(1), 1104(e), 1109(a), 1109(b), 1111(a)(8), 1117, 1118, 1119, 1121(c) and 1122 of Regulation AB as it relates to the Indenture Trustee or to the Indenture Trustee’s obligations under this Indenture.

Section 14.02 Additional Representations and Warranties of the Indenture Trustee. The Indenture Trustee shall be deemed to represent to the Transferor, as of the date on which information is provided to the Transferor under Section 14.03 that, except as disclosed in writing to the Transferor prior to such date, to the best of its knowledge, but without independent investigation: (i) neither the execution, delivery and performance by the Indenture Trustee of this Indenture, the performance by the Indenture Trustee of its obligations under this Indenture nor the consummation of any of the transactions by the Indenture Trustee contemplated thereby, is in violation of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which the Indenture Trustee is a party or by which it is bound, which violation would have a material adverse effect on the Indenture Trustee’s ability to perform its obligations under this Indenture, or of any judgment or order applicable to the Indenture Trustee; and (ii) there are no proceedings pending or threatened against the Indenture Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on the right, power and authority of the Indenture Trustee to enter into this Indenture or to perform its obligations under this Indenture.

Section 14.03 Information to Be Provided by the Indenture Trustee. The Indenture Trustee shall (i) on or before the fifth (5th) Business Day of each month, provide to the Transferor, in writing, such information regarding the Indenture Trustee as is requested for the purpose of compliance with Item 1117 of Regulation AB, and (ii) as promptly as practicable following notice to or discovery by the Indenture Trustee of any changes to such information, provide to the Transferor, in writing, such updated information.

The Indenture Trustee, to the extent in its possession, shall provide to the Transferor in a timely manner, any applicable information reasonably requested by the Transferor to enable compliance by the Transferor with Rule 15Ga-1 under the Exchange Act and Items 1104(e) and 1121(c) of Regulation AB.

The Indenture Trustee shall (i) on or before March 1st of each calendar year, provide to the Transferor such information regarding the Indenture Trustee as is requested for the purpose of compliance with Items 1103(a)(1), 1109(a), 1109(b), 1118 and 1119 of Regulation AB, and (ii) as promptly as practicable following notice to or discovery by the Indenture Trustee of any changes to such information, provide to the Transferor, in writing, such updated information. Such information shall include, at a minimum:

(A) the Indenture Trustee’s name and form of organization;

(B) a description of the extent to which the Indenture Trustee has had prior experience serving as an Indenture Trustee for asset-backed securities transactions involving credit card receivables;

(C) a description of any affiliation between the Indenture Trustee and any of the following parties to a Securitization Transaction, as such parties are identified to the Indenture Trustee by the Transferor in writing in advance of such Securitization Transaction:

(1) the sponsor;

(2) any depositor;

(3) the issuing entity;

(4) any servicer;

(5) any trustee;

(6) any originator;

(7) any significant obligor;

(8) any enhancement or support provider;

(9) any asset representations reviewer; and

(10) any other material transaction party.

In connection with the above-listed parties, a description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the asset-backed securities transaction, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the asset-backed securities.

Section 14.04 Report on Assessment of Compliance and Attestation. On or before March 1st each calendar year, commencing in 2027, the Indenture Trustee shall:

(i) deliver to the Transferor a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Securities Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Transferor or the Servicer, as applicable, and signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified in Exhibit C or such criteria as mutually agreed upon by the Transferor and the Indenture Trustee;

(ii) deliver to the Transferor a report of a registered public accounting firm reasonably acceptable to the Transferor that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Securities Exchange Act; and

(iii) deliver to the Transferor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Securities Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of the Trust or the Transferor with respect to a Securitization Transaction a certification substantially in the form attached hereto as Exhibit B or such form as mutually agreed upon by the Transferor and the Indenture Trustee.

The Indenture Trustee acknowledges that the parties identified in clause (iii) above may rely on the certification provided by the Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

Section 14.05 Investor Communication.

(a) Upon the written request of any Noteholder to communicate with other Noteholders with respect to their rights under the Notes and this Indenture, the Indenture Trustee shall, within five (5) Business Days after the receipt of such request, afford such Noteholder access during normal business hours to the current list of Registered Noteholders for such Series or Class (including names and addresses), to the extent required by and in accordance with Section 312(b) of the Trust Indenture Act and applicable law, subject to customary confidentiality undertakings; provided that the Indenture Trustee shall have no obligation to provide any information in contravention of applicable law or to the extent such request is otherwise not permitted under this Indenture or the Trust Indenture Act.

(b) Neither the Issuer nor the Indenture Trustee shall be responsible for the content of any materials prepared by or on behalf of any Noteholder or for any use of the Noteholder list by any Person; and the Issuer and the Indenture Trustee shall be entitled to rely upon a certification from any requesting Noteholder as to the purpose for which the information is requested.

Section 14.06 Dispute Resolution.

(a) If a Person (including any Holder of a beneficial interest in an Outstanding Note) requests a repurchase (the “Requesting Party”) of any Receivable pursuant to its rights under a Transaction Document due to an alleged breach of a representation and warranty, and the repurchase request has not been fulfilled or otherwise resolved within one hundred eighty (180) days of the receipt of such repurchase request by the party obligated for the repurchase (the “Repurchase Party”), then the Requesting Party shall have the right, through DTC communication procedures or otherwise, to refer the matter, at its discretion, to either mediation or third-party arbitration, and the Repurchase Party hereby agrees to the selected resolution method.

(b) If the Requesting Party selects mediation, the mediation will be administered by a nationally recognized mediation association mutually agreed upon by the Repurchase Party and the Requesting Party, and the fees and expenses of the mediation will be allocated as mutually agreed upon by the Repurchase Party and the Requesting Party as part of the mediation. If the Requesting Party selects arbitration, the arbitration will be administered by a nationally recognized arbitration association mutually agreed upon by the Repurchase Party and the Requesting Party. In its final determination, the arbitrator will allocate the costs and expenses of the arbitration.

(c) Any mediation or arbitration will be held in New York, New York, and no Person may bring a putative or certified class action to arbitration. Unless otherwise publicly available, the details and/or existence of any unfulfilled repurchase request, any informal meetings, mediations or arbitration proceedings conducted under this Section 14.06, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to informally resolve an unfulfilled repurchase request, and any discovery taken in connection with any arbitration, will be confidential, privileged and inadmissible for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding (including any proceeding under this Section 14.06). Such information will be kept strictly confidential and will not be disclosed or discussed with any third party (excluding a party’s attorneys, experts, accountants and other agents and representatives, as reasonably required), except as otherwise publicly available or as required by law, regulation or court order, including any disclosures required in reports filed under the Securities Exchange Act.

(d) A Requesting Party may not initiate a mediation or arbitration as described above with respect to a Receivable that is, or has been, the subject of an ongoing or previous mediation or arbitration (whether by that Requesting Party or another Requesting Party) but will have the right to join an existing mediation or arbitration with respect to that receivable if the mediation or arbitration has not yet concluded.

(e) To the fullest extent permitted by applicable law, no Noteholder will have any right to cause the Indenture Trustee to be, and the Indenture Trustee shall have no duty or obligation to be, a Requesting Party under this Section 14.06, unless such Noteholder has offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request.

(f) For the avoidance of doubt, nothing in this Section 14.06 limits or conditions any party’s rights or obligations under the Receivables Purchase Agreement, the Transfer Agreement or the Asset Representations Review Agreement, and any Review Report may be used in any dispute resolution proceeding, as provided in the Asset Representations Review Agreement.

Section 14.07 Asset Representations Review.

(a) Within ninety (90) calendar days of the occurrence of the filing of a Securities Exchange Act Form 10-D reporting that a Delinquency Trigger has occurred, the Noteholders of 5% or more of the aggregate Adjusted Outstanding Principal Amount (measured as on the date the Delinquency Trigger event occurred) shall be entitled to demand that the Indenture Trustee conduct a vote of Noteholders of all Outstanding Notes to determine whether to cause the Asset Representations Reviewer to conduct an Asset Representations Review.

(b) Upon the direction of the requisite Noteholders set forth in Section 14.07(a), the Indenture Trustee shall cause the Issuer to conduct a vote of Noteholders of all Outstanding Notes. Each Noteholder that elects to vote shall vote as to whether the Asset Representations Reviewer should be directed to conduct an Asset Representations Review. The vote shall be completed no later than the one hundred fiftieth (150th) day after the filing of the Form 10-D referred to in Section 14.07(a).

(c) In the event that a Note Owner exercises its right to vote such Note Owner’s beneficial interest in connection with a vote conducted as described in Section 14.07(a) or (b), the Indenture Trustee may require that such Note Owner provide documentation confirming that such Note Owner is a Verified Note Owner and shall provide such evidence to the Issuer.

(d) If a majority of the Noteholders voting pursuant to Section 14.07(b) vote to cause the Asset Representations Reviewer to conduct an Asset Representations Review, the Indenture Trustee shall provide written notice (the “Review Notice”) to the Issuer within three (3) Business Days specifying the date on which such vote was completed, and the Issuer shall within five (5) Business Days provide such Review Notice to the Bank, the Transferor, the Servicer and the Asset Representations Reviewer. The Indenture Trustee shall cooperate with the Asset Representations Reviewer in the event that an Asset Representations Review is commenced pursuant to this Section 14.07(d) and shall provide the Asset Representations Reviewer with any documents and other information in the possession or control of the Indenture Trustee, solely in its capacity as Indenture Trustee, and reasonably requested by the Asset Representations Reviewer in connection with the Asset Representations Review.

(e) If the Asset Representations Reviewer gives notice of its intent to resign or the Issuer terminates the Asset Representations Reviewer pursuant to the terms of the Asset Representations Review Agreement or if a vacancy exists in the office of the Asset Representations Reviewer for any reason, the Issuer shall promptly appoint and designate a successor Asset

Representations Reviewer in accordance with the provisions of the Asset Representations Review Agreement.

[END OF ARTICLE XIV]

ARTICLE XV

COMPLIANCE WITH THE FDIC RULE

Section 15.01 Purpose.

(a) Each of the Issuer and the Indenture Trustee, and each of the Noteholders by acceptance of a Note, acknowledges and agrees that the purpose of this Article XV and the FDIC Rule Requirements incorporated herein and in the other Transaction Documents to the extent set forth therein is to cause the securitizations contemplated by the Transaction Documents to comply with the provisions of the FDIC Rule.

(b) If any provision of the FDIC Rule or the FDIC Rule Interpretations is amended, or any interpretive guidance regarding the FDIC Rule or FDIC Rule Interpretations is provided by the FDIC or its staff, as a result of which the Issuer determines that an amendment to this Article XV or the FDIC Rule Requirements is necessary or desirable, then the Issuer and the Indenture Trustee shall be authorized and entitled to amend this Article XV or the FDIC Rule Requirements within the parameters of the FDIC Rule and the FDIC Rule Interpretations, in accordance with Article X. Nothing in this Section 15.01(b) limits the rights of the Indenture Trustee pursuant to Section 10.03.

Section 15.02 Performance of the FDIC Rule Requirements. Schedule I is expressly incorporated in this Indenture. The Issuer agrees to perform the obligations set forth in Schedule I, except to the extent any such obligation is specifically imposed exclusively upon the Servicer or the sponsor under the FDIC Rule (including the Bank Sponsor).

Section 15.03 Actions upon Repudiation.

(a) In the event that the Bank Sponsor becomes the subject of an insolvency proceeding and the FDIC, as receiver or conservator for the Bank Sponsor, exercises its right of repudiation as contemplated by paragraph (d)(4)(ii) of the FDIC Rule, the Issuer shall determine whether the FDIC, in such capacity, will pay damages as provided in such paragraph (d)(4)(ii). Upon making such determination, the Issuer shall promptly, and in any event no more than one (1) Business Day thereafter, so notify the Indenture Trustee.

(b) If the FDIC (i) is appointed as conservator or receiver of the Bank Sponsor and (ii) is in default in the payment of principal or interest when due following the expiration of any cure period hereunder or under the other Transaction Documents due to the failure by the FDIC to pay or apply Collections received by it in accordance with this Indenture, the Indenture Trustee may, and if directed by the Majority Holders of any affected Series, shall be entitled to deliver written notice to the FDIC requesting the exercise of contractual rights hereunder and under the other Transaction Documents with respect to the related Series or Class.

Section 15.04 Notice. In the event that the Bank Sponsor becomes the subject of an insolvency proceeding and the FDIC as receiver or conservator provides a written notice of repudiation as contemplated by paragraph (d)(4)(ii) of the FDIC Rule to the Issuer or the Indenture

Trustee, the party receiving such notice shall promptly deliver such notice to each of the Bank Sponsor, the Issuer and the Indenture Trustee, as applicable.

Section 15.05 Reservation of Rights. Neither the inclusion of this Article XV in this Indenture nor the compliance by any Person with, or the acknowledgment by any Person of, this Article’s provisions constitutes an agreement or acknowledgment by any Person that, in the case of an insolvency proceeding with respect to the Bank Sponsor, a receiver or conservator will have any rights with respect to the Collateral.

Section 15.06 No Obligation to Monitor or Enforce Compliance. Notwithstanding anything to the contrary in this Article XV, neither the Indenture Trustee nor the Note Registrar shall have any responsibility to monitor compliance with or enforce another party’s compliance with its obligations under the FDIC Rule. Neither the Indenture Trustee nor the Note Registrar shall be charged with knowledge of such rule, nor shall either be liable to any Noteholder or other party for any violation of such rule.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

BREAD FINANCIAL CARD ISSUANCE TRUST

By:	BNY MELLON TRUST OF DELAWARE, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:	/s/ Dawn Plows
Name: Dawn Plows
Title: Associate

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee and Paying Agent and not in its individual capacity

By:	/s/ Mark Esposito
Name: Mark Esposito
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Securities Intermediary and not in its individual capacity

By:	/s/ Mark Esposito
Name: Mark Esposito
Title: Vice President

[SIGNATURE PAGE TO INDENTURE]

EXHIBIT A

[FORM OF] INVESTMENT LETTER

[DATE]

U.S. Bank Trust Company, National Association,

as Indenture Trustee,

111 Fillmore Ave. East

St. Paul, MN 55107

Attn: Bondholder Services

Phone Number: [_________]

E-mail: [_________]

Bread Financial Card Issuance Trust

c/o BNY Mellon Trust of Delaware, as Owner Trustee

103 Bellevue Parkway, 3rd Floor

Wilmington, DE 19809

Attn: Corporate Trust Administration

Phone Number: [_________]

E-mail: [_________]

Re: Purchase of $ ________________* principal amount of Bread Financial Card Issuance Trust, Series [•], Class [•] Notes

Ladies and Gentlemen:

In connection with our purchase of the above Notes (the “Notes”) we confirm that:

(1) We understand that the Notes are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being sold to us in a transaction that is exempt from the registration requirements of the Securities Act.

(2) Any information we desire concerning the Notes or any other matter relevant to our decision to purchase the Notes is or has been made available to us.

(3) We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, and we (and any account for which we are purchasing under paragraph (4) below) are able to bear the economic risk of an investment in the Notes. We (and any account for which we are purchasing under paragraph (4) below) are an “accredited investor” (as such term is defined in Rule 501(a)(1), (2) or (3) of Regulation D under the Securities Act).

(4) We are acquiring the Notes for our own account or for accounts as to which we exercise sole investment discretion and not with a view to any distribution of the Notes, subject,

*	Not less than $250,000 minimum principal amount.

nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control.

(5) We agree that the Notes must be held indefinitely by us unless subsequently registered under the Securities Act or an exemption from any registration requirements of the Securities Act and any applicable state securities law is available.

(6) We agree that in the event that at some future time we wish to dispose of or exchange any of the Notes (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Notes unless:

(a) (i) the sale is of at least U.S. $250,000 principal amount of Notes to an Eligible Purchaser (as defined below), (ii) a letter to substantially the same effect as paragraphs (1), (2), (3), (4), (5) and (6) of this letter is executed promptly by the purchaser and (iii) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; or

(b) the Notes are transferred pursuant to Rule 144 under the Securities Act by us after we have held them for more than [one (1) year][six (6) months]; or

(c) the Notes are sold in any other transaction that does not require registration under the Securities Act and, if the Issuer, the Servicer, the Trustee or the Note Registrar so requests, we theretofore have furnished to such party an opinion of counsel satisfactory to such party, in form and substance satisfactory to such party, to such effect; or

(d) the Notes are transferred pursuant to an exception from the registration requirements of the Securities Act under Rule 144A under the Securities Act; and

(7) We understand that the Notes will bear a legend to substantially the following effect:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS NOTE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROVISIONS. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

This legend may be removed if the Issuer, the Indenture Trustee and the Note Registrar have received an opinion of counsel, in form and substance satisfactory to them, to the effect that the legend may be removed.

“Eligible Purchaser” means either an Eligible Dealer or a corporation, partnership or other entity which we have reasonable grounds to believe and do believe can make representations with respect to itself to substantially the same effect as the representations set forth herein. “Eligible Dealer” means any corporation or other entity the principal business of which is acting as a broker and/or dealer in securities. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture, dated as of June 11, 2026, as amended, restated, supplemented or otherwise modified from time to time, among Bread Financial Card Issuance Trust, U.S. Bank Trust Company, National Association, as indenture trustee, and U.S. Bank National Association, as securities intermediary.

Very truly yours,

(Name of Purchaser)

By:
(Authorized officer)

EXHIBIT B

FORM OF ANNUAL CERTIFICATION

Re:

The Indenture, dated as of June 11, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among Bread Financial Card Issuance Trust, as issuer, U.S. Bank Trust Company, National Association, as indenture trustee, and U.S. Bank National Association, as securities intermediary.

I, ________________________________, the _______________________ of U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (the “Company”), certify to the Transferor, and their respective officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the report on assessment of the Company’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), that were delivered by the Company to the Transferor pursuant to the Indenture (collectively, the “Company Information”);

(2) To the best of my knowledge, the Company Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Information;

(3) To the best of my knowledge, all of the Company Information required to be provided by the Company under the Indenture has been provided to the Transferor; and

(4) To the best of my knowledge, except as disclosed in the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations in all material respects under the Indenture.

Date:

By:
Name:
Title:

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EXHIBIT C

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Indenture Trustee shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria for Indenture Trustee	Non/Applicable Servicing Criteria
Reference	Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	☒[1]

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	☒

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the credit card accounts or accounts are maintained.		☒

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	☒[1]

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	☒[1]

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	☒[2]

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	☒

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	☒[1]

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	☒

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally	☒

Servicing Criteria		Applicable Servicing Criteria for Indenture Trustee	Non/Applicable Servicing Criteria
Reference	Criteria

insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	☒[1]

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	☒[1]

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of credit card accounts serviced by the Servicer.	☒[1]

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	☒

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	☒

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	☒

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on credit card accounts is maintained as required by the transaction agreements or related pool asset documents.		☒

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements		☒

Servicing Criteria		Applicable Servicing Criteria for Indenture Trustee	Non/Applicable Servicing Criteria
Reference	Criteria

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	☒[1]

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.		☒

1122(d)(4)(v)	The Servicer’s records regarding the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.		☒

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.		☒

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.		☒

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period an account is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).		☒

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for accounts with variable rates are computed based on the related account documents.		☒

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.		☒

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such		☒

Servicing Criteria		Applicable Servicing Criteria for Indenture Trustee	Non/Applicable Servicing Criteria
Reference	Criteria

support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.		☒

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.		☒

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.		☒

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	☒[1]

[1]	Applicable servicing criteria for purposes of the U.S. Bank Trust Company, National Association servicing platform, but inapplicable for purposes of Bread Financial Credit Issuance Trust.
[2]	Solely with regard to deposits made by the Indenture Trustee.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

Date:

By:
Name:
Title:

SCHEDULE I

REQUIREMENTS OF FDIC RULE

As required by the FDIC Rule:

(a) Definitions. As used in this Schedule: (i) “sponsor” means Comenity Capital Bank (or any successor insured depository institution designated as sponsor for purposes of the FDIC Rule) (the “Bank Sponsor”); (ii) “Issuer” means, collectively, the Transferor, the Issuer and each other transferee of the Collateral that is an “issuer” as defined in the FDIC Rule; (iii) “servicer” means the Servicer and each other “servicer” of the financial assets within the meaning of the FDIC Rule; (iv) “obligations” or “securitization obligations” mean the Notes; and (v) “financial assets” and “securitized financial assets” mean the Collateral.

(b) Payment of principal and interest on the securitization obligations must be primarily based on the performance of financial assets that are transferred to the Issuer and, except for interest rate or currency mismatches between the financial assets and the obligations, shall not be contingent on market or credit events that are independent of such financial assets.

(c) Offering Document Disclosures. (i) The Issuer shall ensure that, prior to the sale of the obligations, the offering documents provide, to the extent applicable and in accordance with the FDIC Rule, disclosure regarding the credit quality and performance of the financial assets, including the information required by the FDIC Rule and any applicable FDIC staff interpretations. In the case of an issuance of obligations that is subject to 17 CFR part 229, subpart 229.1100 (Regulation AB of the Securities and Exchange Commission (Regulation AB)), the documents shall require that, on or prior to issuance of obligations and at the time of delivery of any periodic distribution report and, in any event, at least once per calendar quarter, while obligations are outstanding, information about the obligations and the securitized financial assets shall be disclosed to all potential investors at the financial asset or pool level, as appropriate for the financial assets, and security-level to enable evaluation and analysis of the credit risk and performance of the obligations and financial assets. The documents shall require that such information and its disclosure, at a minimum, shall comply with the requirements of Regulation AB or any successor disclosure requirements for public issuances, even if the obligations are issued in a private placement or are not otherwise required to be registered. Information that is unknown or not available to the sponsor or the Issuer after reasonable investigation may be omitted if the Issuer includes a statement in the offering documents disclosing that the specific information is otherwise unavailable.

(ii) On or prior to issuance of obligations, the structure of the securitization and the credit and payment performance of the obligations shall be disclosed, including the capital or tranche structure, the priority of payments and specific subordination features; representations and warranties made with respect to the financial assets, the remedies for and the time permitted for cure of any breach of representations and warranties, including the repurchase of financial assets, if applicable; liquidity facilities and any credit enhancements permitted by the FDIC Rule; any waterfall triggers or priority of payment reversal features; and policies governing delinquencies, servicer advances, loss mitigation, and write-offs of financial assets.

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(iii) While obligations are outstanding, the Issuer shall provide to investors information with respect to the credit performance of the obligations and the financial assets, including periodic and cumulative financial asset performance data, delinquency and modification data for the financial assets, substitutions and removal of financial assets, servicer advances, as well as losses that were allocated to such tranche and remaining balance of financial assets supporting such tranche, if applicable, and the percentage of each tranche in relation to the securitization as a whole.

(iv) The nature and amount of compensation paid to the originator, sponsor, rating agency or third-party advisor, any broker, and the servicer(s), and the extent to which any risk of loss on the underlying assets is retained by any of them for such securitization shall be disclosed. The Issuer shall provide to investors while any obligations are outstanding any changes to such information and the amount and nature of payments of any deferred compensation or similar arrangements to any of the parties.

(d) Other FDIC Rule Requirements. The Issuer shall (to the extent applicable to the Issuer) comply in all material respects with the FDIC Rule Requirements with respect to, among other matters, documentation and disclosure of representations and warranties and related repurchase obligations, investor reporting, servicing standards, and the treatment of modifications, substitutions and removals.

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